UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ___)

___________________

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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☐ Soliciting Material Pursuant to §240.14a-12

ENERGY FUELS INC.
(Name of Registrant as specified in its charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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ENERGY FUELS INC.

PROXY STATEMENT
April 17, 2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 24, 2026

Dear Fellow Shareholders,

2025 was a year of notable financial and structural growth for Energy Fuels, guided by strategic initiatives designed to progress and solidify our diversification strategy. It was also a year of self-reflection on how far we have come and how our growth is redefining our corporate identity as a global critical materials company focused on shareholder value, clean energy resources, sustainability and safety.

We continued our work to bring Energy Fuels closer to our goal of expanding a proven uranium business into what we believe will become one of the most important critical materials companies in the United States and, potentially, internationally. We took a hard look at our existing systems then undertook the critical task of ensuring that our governance structure and people have the resources and tools necessary to be able to keep pace with our rapidly growing business. We are proud of the work that has occurred to date, and remains ongoing, toward ensuring we have fully integrated global teams and systems united by our Mission, Vision and Values. We believe we are well positioned to play a part in multiple high-growth and in-demand critical commodity markets over the coming years, with a focus on supporting clean energy and other strategic imperatives, while at the same time expanding our position as a leading producer of uranium: the fuel for clean and baseload-supporting nuclear energy.

It is my pleasure to invite you, on behalf of the Board of Directors of Energy Fuels (the "Board"), to the 2026 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 24, 2026. While this is my first year acting as Chair of the Board, I have been a longstanding Director of Energy Fuels and am exceedingly proud of the strides we have made together during my nearly 20-year tenure. I look forward to introducing myself to each of you during the Meeting.

The Meeting will be held via a live audio webcast with integrated slides and real-time balloting. Our Proxy Statement offers useful information regarding this year's items of business, details on how to attend and participate in the virtual Meeting and how to cast your vote by proxy or in real time at the Meeting.

The Meeting is also an excellent opportunity to hear from our new President and Chief Executive Officer, Ross Bhappu, who we are pleased to confirm was appointed to the role concurrently with former CEO Mark Chalmers’ retirement on April 15, 2026. Ross, who has served as the Company’s President since August 2025, demonstrates those qualities that we, as a Board, believe will be critical to our long-term success as we ultimately transition from growth mode to steady state with a focus on positive cash flow and sustained profitability. We are confident that the Company will continue to thrive under Ross’s leadership and expertise and look forward to seeing what this new era at Energy Fuels holds.

Here at Energy Fuels, we feel that it is our purpose - our Mission - to responsibly produce the critical materials that make many clean energy and advanced technologies possible. Our Mission represents our collective desire to:

• Produce essential critical materials;

• Focus on minerals that are important for clean energy and advanced technologies;

• Support national security and energy independence; and

• Produce in a responsible manner that includes stewardship for the environment, our employees and the communities in which we operate.

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This Mission Statement articulates what we aim to achieve over the next decade: we intend to be the leading global producer of critical materials, enabling resilient supply chains and creating sustainable value for our customers, people, investors and communities. To execute our Vision, we have set the following Strategic Priorities, which guide our decisions and actions:

1. "Our People Strategy" Establish a strong, people-centric foundation that supports Energy Fuels' growth and strategy.

2. "Projects and Permits" Focus on successfully executing the current and planned projects with excellence.

3. "Finance and Offtake" Conclude financing and offtake agreements to support development, growth and profitability goals.

4. "Organizational Structure and Operating Model" Define the future global operating model to support growth, new capability needs and clarify roles at the individual, functional and geographic levels.

Critically, our Strategic Priorities cannot succeed without strong guiding Values that inform what we do and how we do it. We are proud of our Values, which underpin all aspects of our operations and are reflective of our people:

Together, our Mission, Vision and Values form the groundwork for what we are working to build - a vertically integrated critical materials company able to meet Western clean energy and security priorities while upholding stringent standards for fiscal responsibility and social and environmental stewardship.

While pushing ahead in several critical industries, we never forget our foundation, both in uranium and as a company committed to being a good corporate citizen and a steward of the environment. As we continue to diversify globally, our social responsibility has never been clearer, and we intend to rise to the challenge and demonstrate, not only by our words but by our actions, how a contemporary critical materials company can meaningfully contribute to a sustainable future in the best interests of not only our shareholders, but of all stakeholders.

Finally, on behalf of the Energy Fuels team, I would like to express my sincere gratitude to Mark Chalmers for his exceptional contributions to the Company over the last ten years. Under his guidance, Energy Fuels has not only endured but excelled, navigating a global pandemic and driving diversification that has revolutionized our business model and culture. Mark's unwavering passion for this industry and for the wellbeing of both the Company's employees and its shareholders has been invaluable. We thank you, Mark, for the innumerable contributions that you have made to Energy Fuels, and congratulate you on a very well-earned retirement.

To our shareholders, the Board and I thank you for your continued support.

Sincerely,

/s/ Bruce D. Hansen

Chair of the Board of Directors

ENERGY FUELS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON

Wednesday, June 24, 2026

TO THE HOLDERS OF COMMON SHARES:

Notice is hereby given that an annual meeting (the "Meeting") of the holders of common shares of Energy Fuels Inc. (the "Company") will be held by way of a live audio webcast at https://edge.media-server.com/mmc/p/44hq3gvr using the password "ef2026" (case sensitive) on Wednesday, June 24, 2026 at 10:00 am (Mountain Daylight Time or "MDT") for the following purposes:

1. to elect the Directors of the Company;

2. to appoint the auditors of the Company and to authorize the Directors to fix the remuneration of the auditors;

3. to vote on a non-binding, advisory proposal to approve the compensation of the named executive officers ("Say-on-Pay"); and

4. to vote on a non-binding, advisory proposal regarding the frequency of future non-binding shareholder advisory votes on Say-on-Pay proposals ("Say-When-On-Pay").

In order to make the Meeting as convenient as possible for our shareholders, the Company will again be hosting an entirely virtual annual meeting of shareholders in 2026.

The Meeting will be conducted as a virtual meeting of shareholders by way of a live audio webcast through the Virtual AGM platform (the "Virtual Platform"). You can attend the Meeting online at https://edge.media-server.com/mmc/p/44hq3gvr by clicking "I have a control number" and then entering your unique 11-digit control number located on your Notice of Internet Availability of Proxy Materials (the "Notice") and the password"ef2026" (case-sensitive). You will have the ability to submit questions during the Meeting via the Meeting website. Guests in attendance at the Meeting will also be able to submit questions directly through the Virtual Platform, which may be answered at the Company's discretion during the course of the Meeting.

If you choose to vote at the Meeting rather than through the use of the provided proxy card and below instructions, or should you desire to vote at the Meeting after completing and submitting the proxy card, thereby overriding your selections contained therein, you are able to do so through the Virtual Platform by voting on the left-hand side of the screen or as otherwise directed during the Meeting, which will become available to you when the voting portion of the Meeting opens. Your results will be instantaneously tabulated and included in the final Scrutineer's Report, which will become available to the Company once the voting portion of the Meeting has closed. See "Instructions for the Meeting" on page 6 of the accompanying Proxy Statement (the "Proxy Statement") for detailed instructions on how to vote at the Meeting.

The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting, including detailed instructions for the Meeting, and forms a part of this Notice.

The Company has elected to provide a Notice of Internet Availability of Proxy Materials pursuant to 17 CFR § 240.14a-16 ("Rule 14a-16") under the Exchange Act of 1934, as amended (the "Exchange Act"). In doing so, the Company is deemed to be in compliance with Canadian National Instrument 51-102, Section 9.1.5 - Compliance with SEC Notice-and-Access Rules, because the Company (a) is subject to, and complies with, Rule 14a-16 under the Exchange Act; and (b) residents of Canada do not own, directly or indirectly, outstanding voting securities carrying more than 50% of the votes for the election of Directors, and none of the following apply: (i) the majority of the executive officers or Directors of the Company are residents of Canada; (ii) more than 50% of the consolidated assets of the Company are located in Canada; or (iii) the business of the Company is administered principally in Canada.

The notice-and-access provisions of Rule 14a-16 are a set of rules developed by the United States Securities and Exchange Commission (the "SEC") that reduce the volume of materials that must be physically mailed to shareholders by allowing the Company to post the Proxy Statement and any additional materials online. Beneficial Owners will be sent the Notice at least 40 calendar days prior to the Meeting date, including instructions on how to access all materials identified in the Notice, which will be publicly accessible and free of charge on the Company's website as specified in the Notice. Security holders may choose to additionally receive a paper or e-mail copy of (i) the proxy materials, including the Notice, Proxy Statement, and Form of Electronic Proxy Card; and (ii) the Company's Annual Report, at no charge, with the Notice specifying that security holders should make their requests by no later than June 10, 2026 in order to facilitate timely delivery. Except where specific requests are made in accordance with the instructions provided, all such documents will be available online only and security holders will not receive a paper or e-mail copy of the proxy materials, other than the Notice.

Please review the Proxy Statement carefully and in full prior to voting, as the Proxy Statement has been prepared to help you make informed decisions on the matters to be acted upon. The Proxy Statement is available on the website of the Company's transfer agent, Equiniti Trust Company, LLC ("Equiniti") at http://www.astproxyportal.com/ast/23865/, and under the Company's SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar. Any shareholder who wishes to receive a paper copy of the proxy materials or Annual Report should contact Equiniti at 1-888-Proxy-NA (1-888-776-9962) or 1-201-299-6210 or by e-mail to Help@equiniti.com (be sure to include your 11-digit control number in the e-mail) or online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials (select Energy Fuels Inc. from the list of Company Names). Shareholders may also use the toll-free number noted above to obtain additional information about the Notice of Internet Availability of Proxy Materials.

Shareholders who cannot attend the Meeting may vote by proxy. Instructions on how to complete and return the proxy are provided with the proxy card and are described in the Proxy Statement. To be valid, proxies must be received by Equiniti by mail if a proxy card is requested in advance, in the envelope provided; or toll-free by telephone to 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries (please have your proxy card available when you call); or by internet voting through www.voteproxy.com by following the on-screen instructions or by scanning the QR code located on your Proxy Voting Instructions with your smartphone; or through an e-Consent if you enroll with Equiniti at www.astfinancial.com, in each case by no later than 11:59 p.m. (Eastern Daylight Time, or "EDT") on June 23, 2026, or if the Meeting is adjourned, no later than 11:59 p.m. (EDT) on the day just prior to the day on which the Meeting is adjourned.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 9:00 a.m. (MDT) on June 24, 2026. The Meeting will begin promptly at 10:00 a.m. (MDT) on June 24, 2026. If you encounter any difficulties accessing the Meeting webcast during or after you log in, please refer to the "Application Help" link available on the login page. Support will be available starting at 7:00 a.m. (MDT) on June 24, 2026 and will remain available until the Meeting has finished.

Dated at Lakewood, Colorado, USA this 17th day of April 2026.

BY ORDER OF THE BOARD

/s/ Ross R. Bhappu
President and Chief Executive Officer

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains "forward-looking statements" and "forward-looking information" within the meaning of applicable United States and Canadian securities laws (collectively, "forward-looking statements"). Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "is likely," "budgets," "scheduled," "forecasts," "intends," "anticipates" or "does not anticipate," "continues," "plans," "estimates," or "believes," and similar expressions or variations of such words and phrases or statements stating that certain actions, events or results "may," "could," "would," "might," or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statement.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Proxy Statement should not be unduly relied upon.

Certain factors that may cause actual results, performance, liquidity, and achievements to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Form 10-K") and may include, but are not limited to: global economic risks, such as the occurrence of unforeseen or catastrophic events, including but not limited to the emergence of a widespread health emergency (pandemic, outbreak or otherwise), social or political unrest or wars, the imposition of tariffs or other trading restrictions, or the formation of new (or shifts in existing) political alliances that affect global markets; cybersecurity risks associated with critical and other highly sensitive minerals of international interest, which are key to U.S. national security; litigation risks; risks associated with the exploration, permitting, development, operation (including any periods of temporary cessation of operations or placement into reduced operations or standby status) and reclamation/decommissioning of any of our uranium, uranium/vanadium and REE and heavy mineral sands ("HMS") mines, and any other risks generally encountered in the exploration, development, operation, closure and reclamation of mineral properties and processing and recovery facilities, particularly in relation to (i) the exploration, permitting and development of our Vara Mada Project, Donald Project and/or Bahia Project, and (ii) the reclamation and closure of our Kwale Project; risks associated with our commercial production of a rare earth elements carbonate ("RE Carbonate") or separated REE oxides and the planned expansion of such production; risks associated with the potential recovery of radioisotopes for use in the Company's targeted alpha therapy ("TAT") initiatives, including but not limited to: (i) a risk of technological or market changes that could impact the industry or our competitive position, and any expectation that: such potential recovery will be feasible or that the radioisotopes will not be able to be sold on a commercial basis; (ii) all required licenses, permits and regulatory approvals will be obtained on a timely basis or at all; and (iii) the cancer treatment therapeutics will receive the required approvals and will be commercially successful; risks associated with increased regulatory requirements applicable to our operations in response to pressure from special interest groups or otherwise; risks associated with successfully closing pending and potential business and mineral acquisitions, and integrating successful acquisitions into Company operations, including but not limited to risks associated with the Company's expected acquisition of Australian Strategic Materials Limited ("ASM"), including any expectation that the ASM acquisition will be completed and the Company will become a fully integrated REE "mine-to-metal and alloy" producer, that it will be commercially successful in its manufacture of REE metals and alloys and will become the largest such producer outside of China or that, in doing so, it will successfully close a critical strategic gap in global supply chains for magnet applications, including automotive, robotic, energy and defense technologies; risks associated with our joint ventures, particularly where the Company does not hold the majority interest (as is the case with the Donald Project); international risks, such as geopolitical and country risks, and risks pertaining to the Company's social license to operate; risks associated with negotiating and maintaining satisfactory fiscal and stability arrangements and obtaining foreign country government approvals on a timely basis or at all, and expropriation risks; and risks associated with or relating to the Vara Mada Project, including but not limited to: (i) risks associated with the failure of the Government of Madagascar to agree upon suitable fiscal and other terms applicable to the Vara Mada Project through an enforceable investment agreement, amendments to existing laws or other mechanisms as appropriate, on a timely basis or at all; (ii) risks associated with adding monazite to the Vara Mada Project's mining permit on a timely basis, or at all; (iii) risks associated with the ability of the Company to maintain suitable and enforceable fiscal terms with the Government of Madagascar over time; (iv) country risks, including the risks of social and political unrest and expropriation risks; (v) risks associated with government instability, including but not limited to potential coups, military takeovers, changes in presidential, parliamentary and other governmental leadership, related protests and civil unrest, the ability to secure international recognition of any such prevailing government, permitting delays, and any delays in formalizing suitable fiscal and other terms applicable to the Vara Mada Project that may arise due to such political instability, including any failure or reluctance of a new prevailing government to recognize or honor previously negotiated terms or existing rights; (vi) the risk of impacts of any instability to Project development prospects or timelines; (vii) risks associated with community unrest and opposition to the Project, including but not limited to challenges obtaining and maintaining safe, secure and consistent surface access to support the collection of baseline environmental data, the finalization and approvals of permits and completion of engineering and technical evaluations; (ix) risks associated with any required acquisition of lands, including the risks associated with any relocations of people; (x) risks associated with interpretations of existing laws or regulations or the application of existing laws and regulations to the Vara Mada project; and (xii) risks of challenges by special interest groups and other parties and any related harms that may result, including but not limited to bodily harm and property damage.

The foregoing list of important factors does not include all such factors, nor does it necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in Company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Refer to Item 1A., Risk Factors, of the Form 10-K and our subsequent filings with the SEC for additional information regarding factors that could affect the Company's results of operations, financial condition and liquidity.

We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The Company undertakes no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by the Company (such as in our filings with the SEC or in Company press releases) on related subjects.

PROXY STATEMENT OF ENERGY FUELS INC.
(the "Proxy Statement")

TABLE OF CONTENTS

PROXY STATEMENT

The information contained in this Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by and on behalf of management of Energy Fuels Inc. (the "Company") to be used at the Meeting to be held by way of a live audio webcast through the Virtual AGM platform (the "Virtual Platform") at https://edge.media-server.com/mmc/p/44hq3gvr, password "ef2026" (case-sensitive), on Wednesday, June 24, 2026 at 10:00 am (Mountain Daylight Time or "MDT") (the "Meeting"), and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

In order to make the Meeting as convenient and resource efficient as possible for its shareholders, the Company will again be hosting an entirely virtual Meeting in 2026.

The Meeting will be conducted solely as a virtual meeting of shareholders via a live audio webcast through the Virtual Platform. You can attend the Meeting online at https://edge.media-server.com/mmc/p/44hq3gvr by clicking "I have a control number" and entering your unique 11-digit control number located on your Notice of Internet Availability of Proxy Materials (the "Notice"), followed by the password "ef2026" (case-sensitive). You will have the ability to submit questions during the Meeting via the Virtual Platform. See "Instructions for the Meeting," below. It is expected that the solicitation will be made primarily by mail on or about May 8, 2026, but proxies may also be solicited personally by directors, officers or regular employees of the Company. The solicitation of proxies by this Proxy Statement is being made by or on behalf of the management of the Company. The total cost of the solicitation will be borne by the Company.

Except as otherwise indicated, information in this Proxy Statement is given as of April 14, 2026 and all dollar amounts are in U.S. dollars.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the proxy card accompanying this Proxy Statement ("Management Nominees") are officers and/or Directors of the Company. A shareholder of the Company has the right to appoint a person other than the persons specified in such proxy card and who need not be a shareholder of the Company to attend and act for the shareholder and on the shareholder's behalf at the meeting. Such right may be exercised by striking out the names of the persons specified in the proxy, inserting the name of the person to be appointed in the blank space provided in the proxy, signing the proxy and returning it in the reply envelope in the manner set forth in the accompanying Notice of Meeting.

Registered shareholders who wish to appoint a person other than the Management Nominees identified in the form of proxy card or voting instruction form (including non-registered shareholders who wishes to appoint themselves to attend the Meeting) must carefully follow the instructions in this Proxy Statement and on their form of proxy card or voting instruction form; the shareholder's control number should be provided to the proxyholder in advance, as it is required in order to vote at the Meeting. Failure to obtain such control number from the registered shareholder will make it impossible to participate in the Meeting and will result in the proxyholder only being able to attend as a guest. Guests will be able to listen and submit written questions to the Meeting but will not be able to vote. A shareholder of the Company who has given a proxy may revoke it by an instrument in writing, including another completed proxy card, executed by the shareholder or the shareholder's attorney authorized in writing, deposited at the registered office of the Company or at the offices of Equiniti by mail to Equiniti Trust Company LLC, PO Box 52449, Newark, NJ 07101-9916; by fax to 1-718-765-8730; by email to proxyvote@astfinancial.com; by telephone to 1-888-776-9437; or by internet voting through www.voteproxy.com, up to 12:00 p.m. (noon) (Eastern Daylight Time or "EDT") on the second business day preceding the date of the Meeting, or any adjournment thereof.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The Management Nominees named in the enclosed proxy card will vote the common shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. If a shareholder of the Company specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such instructions, such shares will be voted in favor of each of the matters referred to herein.

The enclosed proxy card confers discretionary authority upon the Management Nominees named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, which may properly come before the Meeting. At the date of this Proxy Statement, the management of the Company knows of no such amendments, variations, or other matters to come before the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgement of the named proxy holder.

VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares owned by a person (a "non-registered owner") are registered either (a) in the name of an intermediary (an "Intermediary") that the non-registered owner deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada ("CDS"), or The Depository Trust Company in the United States) of which the Intermediary is a participant.

In accordance with applicable laws, non-registered owners who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own ("Non-Objecting Beneficial Owners,"or "NOBOs") will receive by mail a letter from the Company with respect to the Notice of Internet Availability of Proxy. This Proxy Statement and the Notice of Meeting may be found at and downloaded from http://www.astproxyportal.com/ast/23865/.

NOBOs who have standing instructions with the Intermediary for physical copies of this Proxy Statement will receive by mail the Notice of Internet Availability of Proxy, this Proxy Statement and the Notice of Meeting.

Intermediaries are required to forward the Notice of Internet Availability of Proxy to non-registered owners who have advised their Intermediary that they object to the Intermediary providing their ownership information ("Objecting Beneficial Owners,"or "OBOs") unless an OBO has waived the right to receive them. Often, Intermediaries will use service companies to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

(a) be given a proxy card which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the proxy card, this proxy card is not required to be signed by the non-registered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the proxy card and deliver it as specified; or

(b) be given a Voting Instruction Form which the Intermediary must follow. The OBO should properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the common shares they beneficially own. Should a non-registered owner who receives either proxy card wish to vote at the Meeting if a ballot is called, the non-registered owner should strike out the persons named in the proxy card and insert the non-registered owner's name in the blank space provided. Non-registered owners should carefully follow the instructions of their Intermediary including those regarding when and where the proxy card or Voting Instruction Form is to be delivered.

Management of the Company does not intend to pay for Intermediaries to forward the Notice of Internet Availability of Proxy to OBOs. An OBO will not receive the Notice and Access Package unless the Intermediary assumes the cost of delivery.

BROKER NON-VOTES

In the United States, brokers and other intermediaries holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the securities at their discretion on routine matters, but not on non-routine matters. Other than  Proposal 2 for the appointment of KPMG LLP as our auditors for the fiscal year ended December 31, 2026, all of the matters to be voted on at the Meeting are non-routine matters and brokers may not vote the securities held in street name for their customers in relation to these items of business without direction from their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any securities represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of Directors or any other matter to be voted on at the Meeting, except to the extent that the failure to vote for an individual nominee results in another individual receiving a larger proportion of votes cast for the election of Directors. For purposes of the Company's majority voting policy, a broker non-vote is not considered to be a vote withheld.

DISTRIBUTION OF MEETING MATERIALS TO NON-OBJECTING BENEFICIAL OWNERS

The Notice of Internet Availability of Proxy is being sent to both registered and non-registered owners of the securities using notice and access pursuant to applicable laws. Electronic copies of this Proxy Statement and the Notice of Meeting may be found and downloaded from http://www.astproxyportal.com/ast/23865/. If you are a NOBO, and the Company or its agent has sent the Notice of Internet Availability of Proxy directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

The Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice of Internet Availability of Proxy to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of the Company consists of an unlimited number of common shares ("Common Shares"), an unlimited number of preferred shares issuable in series, and an unlimited number of Series A preferred shares. As of April 14, 2026, the Company had issued and outstanding 248,233,278 Common Shares and no preferred shares.

The Company will make a list of all persons who are registered holders of Common Shares as of the close of business on Monday, April 27, 2026 (the "Record Date") and the number of Common Shares registered in the name of each person on that date. Each shareholder as of the Record Date is entitled to one vote for each Common Share registered in that shareholder's name as it appears on the list on all matters which come before the Meeting.

To the knowledge of the Directors and the Named Executive Officers of the Company ("NEOs"), as of April 14, 2026, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company entitled to be voted at the Meeting. See "Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters," below.

INSTRUCTIONS FOR THE MEETING

Once again, this year's Meeting will be in a completely virtual format. There will be no physical Meeting location. The Meeting will be conducted by way of a live audio webcast through the Virtual Platform with integrated slides and real-time balloting.

Instructions on Voting at the Meeting:

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting and vote in real time, provided they are connected to the internet and follow the instructions in this Proxy Statement. Non-registered shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to vote at the Meeting.

Registered shareholders who wish to appoint a person other than the Management Nominees identified in the proxy card or voting instruction form (including non-registered shareholders who wish to appoint themselves to attend the Meeting) must carefully follow the instructions in this Proxy Statement and on their proxy card or voting instruction form; the shareholder's control number should be provided to the proxyholder in advance, as it is required in order to vote at the Meeting. Failure to obtain such control number from the registered shareholder will make it impossible to participate in the Meeting and will result in the proxyholder only being able to attend as a guest. Guests will be able to listen to and submit written questions in the Meeting but will not be able to vote.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 9:00 a.m. (MDT) on June 24, 2026. The Meeting will begin promptly at 10:00 a.m. (MDT) on June 24, 2026.

How to Vote:

You have two ways to vote your shares:

(1) by submitting your proxy card or other voting instruction form as per instructions indicated; or

(2) during the Meeting by online ballot, when called for, through the Virtual Platform.

Registered shareholders and duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder) that attend the Meeting online will be able to vote by completing a ballot online, when called for, during the Meeting through the Virtual Platform.

Guests (including non-registered shareholders who have not duly appointed themselves as proxyholder) can log into the Meeting as set out below. Guests will be able to listen and submit written questions to the Meeting but will not be able to vote during the Meeting.

To Access and Vote at the Meeting:

(1) Step 1: Log into the Virtual Platform online at https://edge.media-server.com/mmc/p/44hq3gvr

(2) Step 2: Follow these instructions:

Registered shareholders: Click "I have a control number" and then enter your unique 11-digit control number and password "ef2026" (case-sensitive). The 11-digit number located on the Notice of Internet Availability of Proxy Materials received from Equiniti is your control number. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.

Duly appointed proxyholders: Click "I have a control number" and then enter your unique 11-digit control number and the password "ef2026" (case sensitive). Proxyholders who have been duly appointed should ensure they receive the registered shareholder's control number in advance, as it is required in order to vote at the Meeting.

Guests: Click "Guest" and then complete the online form.

It is your responsibility to ensure internet connectivity for the duration of the Meeting and you should allow ample time to log into the Virtual Platform before the Meeting begins.

Non-Registered Shareholders Obtaining a Control Number to Vote During the Meeting:

If your shares are registered in the name of your broker, you are a non-registered shareholder (or "Beneficial Owner") of those shares, which are considered to be held in "street name." If you are a Beneficial Owner, you should have received a proxy card and voting instruction form from your broker rather than directly from the Company. Simply complete and mail the proxy card as instructed by your broker to ensure that your vote is counted. If your broker offers Internet or telephone voting, you may vote your shares using one of those methods.

To vote instead at the Meeting, you must obtain a valid legal proxy from your broker and register in advance with Equiniti in order to get your unique 11-digit control number. Contact your broker to request a legal proxy. To register to participate in the Meeting, you must submit to Equiniti proof of your legal proxy from your broker reflecting the number of your shares, along with your name and email address.

Requests for registration should be directed to proxy@astfinancial.com or to facsimile number +1 (718) 765-8730.

Written requests can be mailed to:

Equiniti Trust Company, LLC

PO Box 52449

Newark, NJ 07101-9916

Requests for registration must be labeled as "Legal Proxy" and be received by Equiniti no later than 5:00 p.m., EDT, on June 19, 2026. Equiniti will confirm your registration by email. Non-registered shareholders who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting but will be able to participate as a guest.

Submission of Questions:

You may submit questions during the Meeting, whether a registered shareholder, duly appointed proxyholder or guest. Once logged into the Virtual Platform at https://edge.media-server.com/mmc/p/44hq3gvr, you may type and submit any questions you have where indicated.

Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints and at management's discretion. Questions regarding personal matters or questions that are not pertinent to Meeting matters will not be answered.

If you encounter any difficulties accessing the Meeting webcast during or after you log in, please refer to the "Application Help" link available on the login page. Support will be available starting at 7:00 am (MDT) on June 24, 2026 and will remain available until the Meeting has finished.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Proposal 1 - Election of Directors

Pursuant to the articles of the Company, the Board of Directors of the Company (the “Board”) may consist of a minimum of three and a maximum of fifteen Directors, who are elected annually. The Board is currently composed of nine Directors, and management is proposing that seven Directors be elected at the Meeting. Mr. J. Birks Bovaird and Mr. Alexander G. Morrison have advised that they do not intend on seeking reelection to the Board at the Meeting.

Mr. Bovaird joined the Board in 2006 and served as its Chair from March 2007 to June 2025, a period of more than 18 years in his notable 20-year tenure with the Company. Mr. Bovaird’s strong leadership, sound judgement and balanced perspective have helped support the Company through numerous challenges, opportunities and successes. Our longest-serving existing Director and a member of various Board committees, Mr. Bovaird has a wealth of institutional knowledge and brings to the Board a vast range of relevant experiences that have been invaluable in bringing the Company to this point of growth and transformation. His expertise cannot be easily replaced.

Mr. Morrison has been a valuable member of the Board since August 2019, having acted as Chair of the Audit Committee since mid-2021 and a member of various other Board committees. A financial expert and experienced member of numerous public company boards, Mr. Morrison has contributed significantly to the Company’s risk assessment framework and cybersecurity program and has provided critical oversight of the Company’s internal and external audit procedures, including its internal controls over financial reporting. Mr. Morrison also significantly contributed to the Board’s strategic and general business guidance.

We thank Messrs. Bovaird and Morrison for their years of service and dedication to the Board and to the Company, and wish them all the best in their future endeavors.

The Company has adopted an advance notice requirement in its by-laws for nominations of Directors by shareholders. Among other things, the advance notice requirement fixes a deadline by which shareholders must submit to the Company a notice of Director nominations prior to any annual or special meeting of shareholders at which Directors are to be elected and sets forth the information that a shareholder must include in the notice for it to be valid. As of the date hereof, the Company has not received notice of any Director nominations in connection with the Meeting. As the date to receive notice for a Director nomination has passed, no Director nominations may be made other than those set out in this Proxy Statement.

Shareholders will vote for the election of each individual Director separately. The Company has adopted a majority voting policy for the election of Directors whereby, in an uncontested election, any nominee who receives a greater number of shares withheld from voting than shares voted in favor of that nominee's election is expected to tender their resignation to the Board, to take effect upon acceptance by the Board. The Board will, within 90 days of the Meeting, determine whether to accept any such offer to resign, and such resignation will be accepted other than in extraordinary circumstances.

There have been no material changes to the procedures by which the Company's security holders may recommend nominees to the Board since the Company's last Proxy Statement on Schedule 14A for the year ended December 31, 2024.

The following table provides the names of and information for the nominees for election as Directors (collectively the "Nominees," and each a "Nominee"). The persons named in the enclosed proxy card intend to vote "FOR" the election of each of the Nominees. Management does not contemplate that any of the Nominees will be unable to serve as a Director. All Directors so elected will hold office until the next annual meeting of shareholders or until their successors are elected or appointed unless their office is vacated earlier in accordance with the by-laws of the Company or the provisions of the Business Corporations Act (Ontario). Unless otherwise indicated, the address of each nominee in the table set forth below is: care of Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, Colorado 80228 USA.

Name and Municipality of Residence	Office Held	Director Since	Principal Occupation, if Different than Office Held	Age
Ross R. Bhappu(3) Colorado, USA	President, CEO and Director	2026	Same	66
Benjamin Eshleman III(1)(2) Corpus Christi, Texas, USA	Director	2017	Director, Mesteña, LLC; Co-Manager, Eshleman-Vogt Ranch; Director, Texas and Southwestern Cattle Raisers Association	70
Barbara A. Filas(3)(4) Grand Junction, Colorado, USA	Director	2018	Consultant providing advisory services to the mining sector	70
Bruce D. Hansen(2) Golden, Colorado, USA	Director	2007	Retired Former Mining Executive	68
Jaqueline Herrera(2)(3) Naperville, Illinois, USA	Director	2022	Vice President and General Manager of Graver Technologies/Marmon Water, a Berkshire Hathaway company	51
Dennis L. Higgs(3)(4) Vancouver, British Columbia, Canada	Director	2015	President and sole owner of Ubex Capital Inc.; President, Austin Gold Corp.	68
Michael H. Stirzaker(1) Sydney, Australia	Director	2024	Company Director	66

Notes:

(1) Member of the Audit Committee.

(2) Member of the Governance and Nominating Committee.

(3) Member of the Environment, Health, Safety and Sustainability Committee.

(4) Member of the Compensation Committee.

Information about each Nominee, including present principal occupation, business or employment and the principal occupations, businesses or employments within the five preceding years, is set out below.

Ross R. Bhappu

Mr. Bhappu is currently the Chief Executive Officer of Energy Fuels, a position he has held since April 15, 2026. Mr. Bhappu is also currently the President of Energy Fuels, a position he has held since August 4, 2025. Mr. Bhappu brings over 35 years of experience in mining to Energy Fuels, including nearly 25 years with Resource Capital Funds, where he provided both technical and financial evaluation and support in project identification, analysis, development, valuation, project finance, mergers and acquisitions and sourcing of capital from private and public markets exclusively for the mining and minerals sector. Mr. Bhappu completed his Ph.D. in Mineral Economics at the Colorado School of Mines and B.S. and M.S. degrees in Metallurgical Engineering at the University of Arizona. He began his professional career with Cyprus Minerals Company in Denver, Colorado and Miami, Arizona where he served in both technical and financial roles before joining Newmont Mining Corporation in Denver where he served as Director of Business Development. Mr. Bhappu gained substantial expertise in copper concentrate marketing while at Newmont and served as CEO of GTN Copper Corporation for three years with a focus on acquiring and redeveloping a brownfield copper project in Arizona prior to joining Resource Capital Funds in 2001. During his 25-year tenure at Resource Capital Funds, where he served in multiple roles, including as Head of Private Equity Funds, Mr. Bhappu was instrumental in the acquisition of Mountain Pass, the only operating rare earth mine in the U.S., and the recreation of Molycorp, Inc. where he served as Chairman of the board from 2008-2013.

Benjamin Eshleman III

Mr. Eshleman is currently a director on the board of directors of Mesteña, LLC, a privately held energy company headquartered in Corpus Christi, Texas. Mr. Eshleman previously served as the President and Chief Executive Officer of Mesteña, LLC, during which time he was responsible for the oil, gas, and uranium leasing activities under 200,000 mineral acres located in South Texas. Mesteña built, operated, and mined several million pounds of uranium through its Alta Mesa plant in the mid-2000s. Mr. Eshleman also serves as Co-Manager of the Eshleman-Vogt Ranch and sits on the board of the Texas and Southwestern Cattle Raisers Association, a well-known business association advocating for landowner rights. Mr. Eshleman is a 1979 graduate of Menlo College with a Bachelor of Science in Business Administration.

Barbara A. Filas

Ms. Filas has hands-on experience with operating gold and coal mines and processing facilities; executive experience in consulting, public companies, and non-profits; and technical expertise in base and precious metals, coal, uranium and industrial metals in various engineering and environmental capacities. From 2009 to 2013, she held several roles including President and Chief Administrative Officer of Geovic Mining Corp., a publicly traded company in the United States and Canada with an advanced cobalt, nickel, and manganese exploration project in Cameroon. She was President and Chief Executive of Knight Piésold and Co., a leading global mining and environmental consulting firm, where she held roles of increasing responsibility from 1989 to 2009. Prior to joining Knight Piésold, she worked at several operating mines and processing facilities. She is now a director and audit committee member of Austin Gold Corp., a publicly traded company on the NYSE American ("NYSE American" or "NYSE.A") (AUST); and a former director of Knight Piésold Holdings Limited, a private international consultancy, and Moroccan Minerals Ltd., a private company that explored for base and precious metals in Morocco and Serbia. Ms. Filas was the first female President of the Society for Mining, Metallurgy and Exploration in 2005, the world's largest mining technical organisation. She is an internationally recognized thought-leader on mining sector topics including environmental, social and governance ("ESG") matters, waste management, closure, and sustainability; and has experience in both developed and developing countries on six continents. She has a degree in Mining Engineering from the University of Arizona and is a Licensed Professional Engineer.

Bruce D. Hansen

Mr. Hansen is the former Chief Executive Officer and a former director of General Moly Inc., having served in such capacities from 2007 to November 2020. Mr. Hansen additionally served as the Chief Financial Officer of General Moly Inc. from May 2017 to November 2020. Prior to that, Mr. Hansen was Senior Vice-President, Operations Services and Development with Newmont Mining Corporation. He worked with Newmont for ten years, holding increasingly senior roles, including Chief Financial Officer from 1999 to 2005. Prior to joining Newmont, Mr. Hansen spent 12 years with Santa Fe Pacific Gold, where he held increasingly senior management roles including Senior Vice President of Corporate Development and Vice President Finance and Development. Mr. Hansen is currently a director of New Moly LLC, a private molybdenum development company, and served as a director of ASA Gold and Precious Metals Ltd from 2014 to 2024. In addition to his directorships, Mr. Hansen currently serves as a Senior Adviser with Headwall Partners LLC, an independent investment banking firm focused on the steel, metals and mining industries. Mr. Hansen holds a Master of Business Administration in Finance from the University of New Mexico and a Bachelor of Science Degree in Mining Engineering from the Colorado School of Mines.

Jaqueline Herrera

Ms. Herrera is a seasoned executive with over 25 years of experience in corporate and technical leadership positions across multiple industries, including refinery, petrochemical, chemical, mining & mineral processing, energy and food and beverage. Currently, she serves as Vice President and General Manager of Graver Technologies/Marmon Water, a Berkshire Hathaway company. She held senior roles at Nalco Water, an Ecolab Company, where she led corporate business as AVP and Vice President of Sales. Ms. Herrera's experience also includes global industry development for base metals and iron ore industries, focusing on copper and molybdenum markets in various regions Ms. Herrera has extensive experience in the bauxite mining and alumina processing sectors in South America, the U.S. and the Caribbean. She is a holder of a U.S. Patent on functionalized silicones for froth flotation. Ms. Herrera has authored technical papers, including one on Trihydrate separation presented at the TMS. She has actively volunteered for organizations such as UNICEF and Water for People, providing education and technical expertise in water treatment for drinking water to schools in remote communities in Latin America. She is currently Chair for WAAIME, a Division of the Society for Mining, Metallurgy and Exploration, Inc. She also serves as a board member for a non-profit organization helping youth with leadership skills. Her academic credentials include a Bachelor of Science in both metallurgical engineering and industrial engineering, a Master of Sciences in material science, and a Master of Business Administration in operations. Additionally, she completed Executive Programs in Corporate Governance and Corporate Development Strategy and Mergers and Acquisitions at the Wharton School of Business. She is also fluent in Spanish, English and Portuguese.

Dennis L. Higgs

Mr. Higgs has been involved in the financial and venture capital markets in Canada, the U.S., and Europe for over forty years. He founded his first junior exploration company in 1983 and took it public through an initial public offering in 1984. Since then, Mr. Higgs has been involved in the founding, financing, initial public listing, and building of several companies. Mr. Higgs was directly involved with the founding and initial public offering of Arizona Star Resource Corp. and the listing and financing of BioSource International Inc., both of which were the subject of takeover bids. Mr. Higgs was the founding director and subsequently Executive Chair of Uranerz Energy Corporation before it was acquired by Energy Fuels. Mr. Higgs was Executive Chair of the board of directors of Uranerz from February 1, 2006 until June 18, 2015. He currently serves as the President and sole owner of Ubex Capital Inc., a management consulting business, as well as the President and a director of Austin Gold Corp., a publicly traded company on the NYSE American. Mr. Higgs holds a Bachelor of Commerce degree from the University of British Columbia.

Michael H. Stirzaker

Mr. Stirzaker has over 30 years of commercial experience, mainly in mining finance and mining investment. He began his career in Sydney, Australia, as a Chartered Accountant with KPMG before moving into investment banking with the HSBC Group and then Kleinwort Benson Limited in London. From 1993 to 2007 he was part of the natural resource advisory and investment firm, RFC Group Limited, where he became Joint Managing Director. He has also been a shareholder and director of Tennant Metals Pty. Limited, a privately owned physical metal trader and investor, and was the finance director of Finders Resources Limited, an ASX listed company producing copper in Indonesia. From 2010 until 2019, Mr Stirzaker was a partner with private equity mining fund manager, Pacific Road Capital Management. Since 2019, Mr Stirzaker has acted as a non-executive director of several junior mining companies and is currently also a non-executive director of Southern Palladium Ltd. Mr Stirzaker was Chair of the board of directors of Base Resources Limited ("Base Resources") until its acquisition by Energy Fuels.

Director Participation on Other Boards

A number of the Company's Directors and proposed Nominees sit on boards of directors of other companies. The Company considers this to be a benefit to the Company, provided there are no significant conflicts of interest, and the Director and proposed Nominee can devote the time and attention to their duties on the Board and any Board committees on which the Director sits (i.e., is not "overcommitted"). The Company believes sitting on boards of directors of other companies provides the Director and proposed Nominee with a broader spectrum of experience relating to industry-specific and corporate governance matters.

To ensure that all Directors are adequately fulfilling their obligations to the Company and are not adversely impacted by their commitments on other boards of directors, the Corporate Secretary administers a written Board effectiveness assessment each year, which the Governance and Nominating Committee ("GN Committee") reviews on a compiled, anonymized basis. The assessment questions members of the Board as to their level of satisfaction with the functioning of the Board, its interaction with management, and the performance of the standing committees of the Board. After the assessment results are reviewed and discussed, the GN Committee reports to the full Board on the results and makes any recommendations it feels advisable to improve the Company's corporate governance practices. This process occurs prior to the GN Committee's consideration of nominations for Board member elections at the annual meeting of shareholders each year.

In addition, the Board implemented procedures in January 2026 for the formal evaluation of proposed other directorships for existing Company Directors. The Board delegated to the GN Committee the responsibility of considering the appropriateness of proposed appointments of Company Directors to the boards of directors of other companies, including a determination of whether there is an actual, potential or perceived conflict of interest requiring further action or inaction by the eligible Director. In addition, the Company's Corporate Governance Manual  provides that, as articulated in the Company's Code of Business Conduct and Ethics, where a Director has been approached by another company to serve on its board of directors and is considering whether to serve, or desires to do so, or where a Director desires to apply for a directorship of another company, in either case while remaining on the Company's Board, that Director must disclose such interest/opportunity to the Chair of the Board and the Chair of the GN Committee (the "Chairs") prior to accepting the position, such disclosure to include the following details:

• company name (including any known/prominent subsidiaries);

• scope of the opportunity;

• summary of the company's business and mission;

• all jurisdictions of company operations and headquarters;

• how the role came to the Director's attention;

• the length of any discussions held between the company and Director to date;

• the Director's relationship to the company, if any (e.g., prior consulting work for);

• any known actual or potential conflicts between Energy Fuels and the company;

• confirmation that the Director feels they have adequate capacity to fulfill all duties owed to Energy Fuels while also serving on the boards of other companies, including the proposed board; and

• anything else relevant, in the Director's reasonable opinion.

Upon receipt of such disclosure from a Director, the Chair of the Board have a responsibility to promptly provide it to the Company's CEO and Chief Legal Officer ("CLO"), who will then review the details and conduct any initial investigation into the company via its website and/or other appropriate resources to determine whether there are any obvious actual, potential or perceived conflicts between the respective businesses of Energy Fuels and the company. They are required to report back to the Chairs with their findings and conclusions within five business days after receiving the Director's disclosure from the Chair of the Board.

If a simple majority of the CEO, CLO and Chairs (the "Review Group") conclude that there is no actual, potential or perceived conflict of interest that would make it inappropriate for the Director to serve on the Board and the other company's board of directors concurrently, then the matter can be considered resolved and the Director will be permitted to proceed with both directorships. Alternatively, if a simple majority of the Review Group determines that further investigation is warranted, then within ten business days after making its determination, a GN Committee meeting will be held to evaluate the proposed directorship, with the requesting Director entitled to be present to answer questions and present their case as to why the concurrent directorship is believed to be proper.

The GN Committee's determination is final and binding on the Director to the extent it is unanimous. Where one or more GN Committee members disagree as to the correct resolution, the matter will be put before the full Board to consider within ten business days after the GN Committee's evaluation. Where this occurs, the matter will be definitively resolved by a simple majority of Directors, with the Director in question abstaining from the vote.

When considering whether there is an actual, potential or perceived conflict of interest, the GN Committee and, where required, the Board must consider the following nonexclusive factors relative to Energy Fuels:

• nexus of the proposed company's operations, headquarters and regional offices, and supply chain/customer base(s);

• similarities and differences in the companies' respective commodities, industries, technologies/processes, mission, vision, and supply chain position;

• likelihood of competition for similar projects, feedstocks, acquisition/merger/joint venture partner targets, and funding sources;

• likelihood that the companies are competing for executive talent and processing expertise; and

• any other relevant considerations.

The Board acknowledges that its analysis will be highly fact-specific and that materiality will need to be weighed when considering whether a perceived conflict of interest rises to such a level that it cannot be permitted.

This new procedure regardless of whether the other company/organization is publicly or privately held or a non-profit or other corporate structure, and regardless of whether the Director's application/consideration for the additional directorship is on a solicited or unsolicited basis. All individuals participating in the above analysis must at all times act in good faith. A management Director who is non-independent is not prevented from voting due to this fact alone.

Finally, the Directors agree that they shall comply with the final GN Committee and/or Board determination, which is to be made in the best interests of the Company and its shareholders, considering each Director's fiduciary duties owed.

In 2025, the GN Committee concluded, and the full Board agreed, that none of the Directors were over-boarded such that they were unable to fulfill their fiduciary duties to the Company and its shareholders.

None of the Company's Directors and proposed Nominees sit on more than five public company boards or, alternatively, are CEOs of public companies who also sit on the boards of more than two public companies besides their own.

Cease Trade Orders, Bankruptcies and Legal Proceedings

The Company is not aware of any legal proceedings against it involving the Nominees, executive officers or shareholders of more than 5% of the Company's voting shares. Except as set out below, to the knowledge of the Company, no Nominee is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of a company that (i) while that person was acting in that capacity, was the subject of a cease trade order or similar order (including a management cease trade order) or an order that denied the relevant company access to any exemptions under securities legislation, for a period of more than 30 consecutive days, or (ii) after that person ceased to act in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while that person acted in such capacity, or (b) a director or executive officer of a company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.

On November 18, 2020, General Moly Inc. filed for voluntary protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Colorado to pursue a financial and operational reorganization, in addition to other customary motions in conjunction therewith. At the time, Mr. Hansen was serving as its Chief Executive Officer, Chief Financial Officer and as a director. In connection with the filing, General Moly Inc. executed a Restructuring Support Agreement and emerged out of bankruptcy with a final decree issued in September 2021. It thereafter merged with Avanti Kisualt Mining Limited, a Canadian company, to form the private company New Moly LLC. Effective upon the Chapter 11 filing, Mr. Hansen resigned as Chief Executive Officer, Chief Financial Officer and as a director of General Moly Inc. but was later elected as a director of New Moly LLC and currently serves in that capacity.

No Nominee or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Unless noted above, during the past ten years, no Nominee or executive officer of the Company has:

(a) filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b) been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's activities in any type of business, securities, trading, commodity or banking activities;

(d) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activities;

(e) been found by a court of competent jurisdiction in a civil action or by the SEC, or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f) been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of the Company. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any member of the Board or member of senior management was selected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and such 10% shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file, except to the extent the Company files any such Forms directly on their behalf.

To the Company's knowledge, all transactions required to be reported pursuant to Section 16(a) for the year ended December 31, 2025 were timely reported by the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, except as disclosed below.

Delinquent Section 16(a) Reports

Beneficial Owner	Number of Late Filings	Number of Late Transactions	Explanation
Scott Bakken	1	2	See Note 1.
Kevin Balloch	1	0	See Note 2 pertaining to late Form 3 filing.
Debra Bennethum	3	3	See Note 2 pertaining to late Form 3 and initial Form 4 filings (covering two transactions). The third late filing (covering one transaction) was due to a delay in the Beneficial Owner communicating the transaction to the Company.
Nathan Bennett	1	2	See Note 1.
Ross Bhappu	2	1	See Note 2 pertaining to late Form 3 and initial Form 4 filings (covering one transaction).
Bernard Bonifas	1	2	See Note 1.
Birks Bovaird	1	1	Filed late due to miscommunication as to who was managing insider reports while normal administrator on parental leave.
Mark Chalmers	1	2	See Note 1.
Saleem Drera	1	2	See Note 1.
David Frydenlund	1	2	See Note 1.
Oscar German	1	0	See Note 2 pertaining to late Form 3 filing.
Daniel Kapostasy	1	2	See Note 1.
Nathan Longenecker	1	2	See Note 1.
Curtis Moore	1	2	See Note 1.
Dee Ann Nazarenus	1	2	See Note 1.
Logan Shumway	1	2	See Note 1.
Michiel van Akkooi	2	2	See Note 2 pertaining to late Form 3 and initial Form 4 filings (covering two transactions).

Notes:

(1) The late filing pertained to two transactions - the grant of Stock Options and RSUs on December 12, 2024 as special transaction bonuses in connection with the Company's acquisition of Base Resources. The filing was late due to inadvertent administrative error and was corrected immediately upon identification.

(2) The late filings and corresponding transactions were the result of a delay in receiving the Beneficial Owner's new EDGAR filing codes from the SEC and was not due to any administrative error by the Company or the Beneficial Owner.

Board Diversity

We recognize the importance of gender diversity in governance, particularly in mining where women and other non-male gender identities are a significant historic and current minority, and recognize that a diverse and well-qualified board, with a broad range of viewpoints and life experiences, strengthens our decision-making processes and drives innovation, which we believe is an important factor in enhancing long-term value creation. At this time, 22.22% (2/9 Directors) of the Board is female and 11% (1/9 Directors) of the Board self-identifies as racially or ethnically diverse.

We are committed to fostering and promoting board diversity as an integral component of good corporate governance practices. Our Board of Directors maintains a Diversity Policy that shapes the Company's commitment to inclusive representation, encompassing gender and other dimensions of diversity, across both the Board and executive leadership.

Proposal 2 - Appointment of Auditors

Management of the Company has proposed the appointment of KPMG LLP of Denver, Colorado ("KPMG"), an independent registered public accounting firm, as the auditors of the Company to hold that position until the close of the next annual meeting of the Company or until a successor is appointed. It is proposed that the remuneration to be paid to the auditors be fixed by the Board through the Audit Committee.

The persons named in the proxy card accompanying this Proxy Statement intend to vote "FOR" the reappointment of KPMG as the auditors of the Company for the ensuing year or until their successors are appointed and to authorize the Directors of the Company to fix the remuneration of the auditors, unless the shareholder has specified in the proxy card that the Common Shares represented by such proxy are to be withheld from voting in respect thereof. The Company expects that a representative of KPMG will be present at the Meeting and will be available to answer questions.

Proposal 3 - Non-Binding Advisory Vote on Named Executive Officer Compensation ("Say-on-Pay")

Background

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation Rule 14a-21(a)), the Company's shareholders will be asked at the Meeting to vote, on a non-binding advisory basis, on the compensation of the NEOs (sometimes hereinafter referred to as the "Say-on-Pay Proposal").

The vote on the Say-on-Pay Proposal gives the Company's shareholders the opportunity to express their views on the compensation paid to the NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as disclosed in this Proxy Statement. You are urged to read carefully the "Executive Compensation" section of this proxy statement, including the Summary Compensation Table below and other related compensation tables and narrative disclosure, for details regarding the compensation paid to the NEOs during fiscal year 2025 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company's compensation program for its executive officers, including the NEOs, is appropriate based upon the Company's performance, the performance and level of responsibility of each NEO and the market generally with respect to executive officer compensation. The Board also believes that the Company's executive compensation program, which, for the Company's executive officers includes annual evaluations under a Long-Term Incentive Plan ("LTIP") and a Short-Term Incentive Plan ("STIP"), aligns the interests of the Company's executive officers with those of the Company's shareholders by compensating the executive officers in a manner designed to advance both the short-and long-term interests of the Company and its shareholders.

Say-on-Pay Vote Recommendation

After careful consideration, the Board recommends a vote "FOR" the compensation of the NEOs by approving the following resolution:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

Shareholders may vote for, against, or abstain from voting on the Say-on-Pay Proposal. The compensation of the NEOs in connection with the Say-on-Pay Proposal will be approved, on a non-binding advisory basis, if it receives the affirmative vote of a majority of the Company's Common Shares present in person or represented by proxy at the Meeting and entitled to vote on the proposal. Abstentions will effectively count as votes against the Say-on-Pay Proposal. Failures to vote will also effectively count as votes against the Say-on-Pay Proposal.

The vote on the Say-on-Pay Proposal is advisory only and will not be binding upon the Company or its Board or Compensation Committee. However, the Board and Compensation Committee take seriously shareholders' preferences as expressed in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

Proposal 4 -  Non-Binding Advisory Vote on Frequency of Shareholder Votes on Executive Compensation ("Say-When-On-Pay")

Background

The Board is providing our shareholders with a non-binding advisory vote on the frequency of shareholder votes on NEO compensation, or Say-on-Pay votes, such as that provided for in Proposal Three - Non-Binding Advisory Vote on Named Executive Officer Compensation. This non-binding advisory vote is required to be conducted every six (6) years under Rule 14a-21(a), Section 14A of the Exchange Act, pursuant to the Dodd-Frank Act. The next required advisory vote on the frequency of future shareholder advisory votes on NEO compensation will occur no later than the 2032 Annual Meeting of Shareholders.

Shareholders may indicate whether they prefer that we hold a Say-on-Pay vote every one (1) year, two (2) years, or three (3) years, or they may abstain from this vote. Abstentions will effectively count as votes against the Say-When-On-Pay Proposal. Failures to vote will also effectively count as votes against the Say-When-On-Pay Proposal.

Say-When-On-Pay Vote Recommendation

After careful consideration, the Board recommends a vote "FOR" a one (1)-year frequency, and recommends votes "AGAINST" a two (2)-year frequency and a three (3)-year frequency.

In determining to recommend that shareholders vote for a Say-on-Pay frequency of every year, the Board considered how an advisory vote at this frequency will provide our shareholders with greater opportunity to routinely provide meaningful feedback to the Company on its executive pay practices.

The Say-When-On-Pay vote consists of four voting options denoted by the ability to vote in favor of a one (1)-year frequency, a two (2)-year frequency or a three (3)-year frequency, or to abstain, on the Proxy Card.

The voting option that receives the highest number of votes cast by our shareholders will reflect the frequency for future Say-on-Pay votes selected by our shareholders until such time when another Say-When-On-Pay vote is held. Abstentions will effectively count as votes against the Say-When-On-Pay Proposal. Failures to vote will not have any impact on the Say-When-On-Pay Proposal.

As this is an advisory vote, the outcome of the vote is not binding on the Company, and the Compensation Committee and the Board may decide that it is in the best interests of our shareholders to hold a Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders. However, the Compensation Committee and the Board value the opinions expressed by our shareholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

Shareholder Resolution for Consideration

"RESOLVED, that the shareholders of Energy Fuels Inc. determine, on a non-binding advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in Energy Fuels Inc.'s proxy statement for its annual meeting of shareholders, beginning with the 2026 annual meeting of shareholders, is every [one, two or three] years."

EXECUTIVE OFFICERS

As of April 14, 2026, the executive officers of the Company, their ages and their business experience and principal occupation during the past five years were as follows:

Name and Municipality of Residence	Office Held	Officer Since	Age
Scott A. Bakken Colorado, USA	Vice President, Regulatory Affairs	2020	55
Debra P. Bennethum(1) Michigan, USA	Vice President, Critical Minerals and Strategic Supply Chain	2025	59
Nathan R. Bennett(2) Colorado, USA	Chief Financial Officer	2024	45
Ross R. Bhappu(3) Colorado, USA	President and Chief Executive Officer	2025	66
Bernard Bonifas(4) Wyoming, USA	Vice President, ISR Operations	2023	67
Misael Cabrera(5) Arizona, USA	Senior Vice President, Regulatory, Environmental and Sustainability Affairs	2026	55
Saleem Drera(6) Colorado, USA	Vice President, Radioisotopes, Radiological Systems and Intellectual Property	2024	41
David C. Frydenlund Colorado, USA	Executive Vice President and Chief Legal Officer	2012	68
Oscar German(7) Colorado, USA	Senior Vice President, Global Human Resources	2025	61
Julia C. Hoffmeier(8) Colorado, USA	Corporate Counsel and Corporate Secretary	2022	34
Daniel D. Kapostasy(9) Colorado, USA	Vice President, Technical Services	2023	45
Nathan M. Longenecker(10) Colorado, USA	Senior Vice President and General Counsel	2024	58
Curtis H. Moore Colorado, USA	Senior Vice President, Marketing and Corporate Development	2015	56
Logan S. Shumway(11) Utah, USA	Vice President, Processing Operations	2023	41
Michiel van Akkooi(12) The Hague, Netherlands	Senior Vice President, Global External Affairs	2025	54

Notes:

(1) Ms. Bennethum's principal occupation in the 4 years prior to becoming an officer was Director, Critical Minerals and Strategic Supply Chain for the Company and, prior to that: EV Critical Minerals Manager, Center of Excellence; Program Purchasing Manager, Battery Electric Vehicles & Crossovers; Global Commodity Manager, Forced Induction Systems & Accessory Drive Systems; and Global Commodity Manager, Turbo & Super Chargers, each of Global Purchasing and Supply Chain ("GPSC"), General Motors.

(2) Mr. Bennett's principal occupation in the 3 years prior to becoming an officer was Corporate Controller of the Company and, prior to that, Controller of Antero Midstream Corporation.

(3) Mr. Bhappu's principal occupation in the 4.25 years prior to becoming an officer was Head of Private Equity Mature Funds of Resource Capital Funds.

(4) Mr. Bonifas's principal occupation in the 2.25 years prior to becoming an officer was Director of ISR Operations for the Company.

(5) Mr. Cabrera's principal occupation in the 4.75 years prior to becoming an officer was Professor of Practice and Director of the University of Arizona School of Mining Engineering & Mineral Resources for three years and, prior thereto, Director of the Arizona Department of Environmental Quality.

(6) Dr. Drera's principal occupation in the 3.25 years prior to becoming an officer was CEO of RadTran LLC ("RadTran").

(7) Mr. German's principal occupation in the 4.25 years prior to becoming an officer was Founder and Managing Director of the German Consulting Group.

(8) Ms. Hoffmeier's principal occupation in the 1 year prior to becoming an officer was Staff Attorney of the Company. From 2022 through 2025, Ms. Hoffmeier acted as Corporate Counsel and Assistant Corporate Secretary.

(9) Mr. Kapostasy's principal occupation in the 2.25 years prior to becoming an officer was in various capacities for the Company, including Director of Technical Services, Technical Services Manager and Chief Geologist Conventional Mining.

(10) Mr. Longenecker's principal occupation in the 3.25 years prior to becoming an officer was Senior Vice President, General Counsel, Global Legal Operations and Major Permitting of Kinross Gold Corporation.

(11) Mr. Shumway's principal occupation in the 2.25 years prior to becoming an officer was in various capacities for the Company, including Chief Metallurgist, Operations Superintendent, Mill Manager and Director, Conventional Operations.

(12) Mr. van Akkooi's principal occupation in the 4.25 years prior to becoming an officer included a one-year sabbatical and, prior thereto, Senior Vice President, External Affairs & Co-head of Sustainability at Kinross Gold Corporation for two years and Senior Vice President, Global Government Relations for over 5.5 years.

Scott A. Bakken

Mr. Bakken is currently the Vice President, Regulatory Affairs of Energy Fuels, a position he has held since 2020. He has been with Energy Fuels since 2014, where he has held senior positions over permitting and regulatory matters relating to both Energy Fuels' conventional mine and mill operations and its ISR operations. Mr. Bakken has worked in the natural resources industry for almost 30 years and, prior to joining Energy Fuels, held several positions with Cameco Corporation's U.S. subsidiaries, Power Resources, Inc. and Cameco Resources, and with MDU Resources Group, Inc.'s mining and construction materials subsidiary Knife River Corporation, through which he gained extensive experience in permitting and regulatory activities at mining and in situ recovery ("ISR") uranium recovery facilities. Mr. Bakken is responsible for permitting and regulatory matters relating to all of Energy Fuels' operations, both conventional and ISR. Mr. Bakken earned a bachelor's degree in geology from the University of Minnesota Duluth and is a licensed Professional Geologist in the State of Wyoming.

Debra P. Bennethum

Ms. Bennethum is Vice President of Critical Minerals & Strategic Supply Chain at Energy Fuels, leading the Company's new rare earth element business and U.S.-based supply chain development. Ms. Bennethum previously held senior roles at General Motors, including managing the critical mineral procurement supply team, and led the execution of over $1.5 billion in new critical mineral projects for electric vehicles. Ms. Bennethum also managed the procurement of entire new vehicle programs, both internal combustion and EV programs. She began her career at BP Corporation in engineering and logistics roles. Ms. Bennethum holds a Bachelor of Science in Chemical Engineering from Michigan State University and serves on the Board of the Rare Earth Industry Association and the Advisory Board for 47G.

Nathan R. Bennett

Mr. Bennett is currently the Chief Financial Officer of Energy Fuels. From August 2022 to the date of his current appointment, he served as Energy Fuels' Corporate Controller. Prior to joining Energy Fuels, Mr. Bennett served as Controller of Antero Midstream Corporation from December 2013 to August 2022 where he led the accounting, treasury and financial reporting functions and the successful closing of two initial public offerings in 2014 (Antero Midstream Partners LP) and 2017 (Antero Midstream GP LP). Prior to Antero Midstream Corporation, Mr. Bennett held various positions within the assurance practice at PricewaterhouseCoopers, LLP in Denver, Colorado from December 2010 to December 2013 and previously in Houston, Texas from January 2007 to December 2010 serving clients in the energy industry. Mr. Bennett holds a Bachelor of Science in Accounting degree, as well as a Master of Accounting degree, both from Utah State University, and is a Certified Public Accountant licensed in the State of Colorado.

Ross R. Bhappu

Mr. Bhappu is currently the Chief Executive Officer of Energy Fuels, a position he has held since April 15, 2026. Mr. Bhappu is also currently the President of Energy Fuels, a position he has held since August 4, 2025. Mr. Bhappu brings over 35 years of experience in mining to Energy Fuels, including nearly 25 years with Resource Capital Funds, where he provided both technical and financial evaluation and support in project identification, analysis, development, valuation, project finance, mergers and acquisitions and sourcing of capital from private and public markets exclusively for the mining and minerals sector. Mr. Bhappu completed his Ph.D. in Mineral Economics at the Colorado School of Mines and B.S. and M.S. degrees in Metallurgical Engineering at the University of Arizona. He began his professional career with Cyprus Minerals Company in Denver, Colorado and Miami, Arizona where he served in both technical and financial roles before joining Newmont Mining Corporation in Denver where he served as Director of Business Development. Mr. Bhappu gained substantial expertise in copper concentrate marketing while at Newmont and served as CEO of GTN Copper Corporation for three years with a focus on acquiring and redeveloping a brownfield copper project in Arizona prior to joining Resource Capital Funds in 2001. During his 25-year tenure at Resource Capital Funds, where he served in multiple roles, including as Head of Private Equity Funds, Mr. Bhappu was instrumental in the acquisition of Mountain Pass, the only operating rare earth mine in the U.S., and the recreation of Molycorp, Inc. where he served as Chairman of the board from 2008-2013.

Bernard Bonifas

Mr. Bonifas is currently the Vice President, ISR Operations of Energy Fuels. He has been with Energy Fuels since 2015, first serving as Mine Manager of the Nichols Ranch ISR Project, then as the Director of ISR Operations. Mr. Bonifas has over 40 years of experience in uranium prospecting, development, production, restoration, reclamation and decommissioning at various uranium and other mining companies around the world, including in the U.S., Kazakhstan, Paraguay, Zambia, Argentina, Mexico and Gabon. Mr. Bonifas received his Bachelor of Geology in 1986 from the University of Aix-Marseille and his Diploma of Doctoral Research of Sciences in 1992 from the University of Nancy.

Misael Cabrera

Mr. Cabrera is the Senior Vice President of Regulatory, Environmental, and Sustainability with over 30 years of leadership experience spanning government, industry and academia. Before joining Energy Fuels in January 2026, he served three years as Professor of Practice and Director of the University of Arizona School of Mining Engineering & Mineral Resources, where he expanded industry engagement, launched the first international Mining Social License Summit, promoted interdisciplinary research, and taught the school's core course on mining sustainability. Previously, Mr. Cabrera spent more than seven years as Director of the Arizona Department of Environmental Quality ("ADEQ"), a cabinet-level agency with a $200 million annual budget and 450 employees. During his tenure, the agency improved environmental outcomes, delivered award-winning online services, accelerated permitting processes and received 28 recognitions from local and national organizations. He also helped lead the development of the Arizona Management System, now used by agencies across Arizona's executive branch. Before becoming Director, Mr. Cabrera served nearly four years as Deputy Director of ADEQ. Prior to joining ADEQ, he worked 18 years in technical and leadership roles at international engineering firms, managing projects across the U.S., South Korea, Costa Rica, Mexico and Italy. Mr. Cabrera is a licensed Professional Engineer in Arizona and holds a Bachelor of Science in Civil Engineering from the University of Arizona.

Saleem Drera

Dr. Drera, Ph.D., is Vice President, Radioisotopes, Radiological Systems and Intellectual Property for Energy Fuels. In his role, he is responsible for advancing efforts to produce medical isotopes from Energy Fuels' existing uranium and rare earth process streams to support innovative and emerging receptor-targeted radionuclide therapeutics for cancer. Dr. Drera is the founder and former CEO of RadTran, which Energy Fuels acquired in 2024. Dr. Drera has a broad background in the development of nuclear technology, which includes testing, scaling, commercialization and licensing. Recently, his main technological expertise has been with the development of radiochemical processes for the medial industry and radioactive materials engineering. Noteworthy is his effort in pioneering preparative techniques for critical isotopes to be used in emerging cancer therapeutics. In addition to Dr. Drera's previous CEO role with RadTran, he was the Vice President of Research and Development for Thor Energy, the Vice President of Nuclear Consulting for The Cameron Group Inc. and a consultant for several successful startup companies within the green energy and advanced materials sector. Dr. Drera earned two Bachelor of Science degrees from the University of California, Berkeley in Chemical and Nuclear Engineering, a Master of Science degree from the University of Colorado, Boulder in Mechanical Engineering, and a Ph.D. from the Colorado School of Mines in Nuclear Science and Engineering. Dr. Drera's work has been published in dozens of peer-reviewed journals, including the Journal of Nuclear Medicine and Biology, Journal of Nuclear Materials, Annals of Nuclear Energy, Progress in Nuclear Energy and many conference proceedings. Dr. Drera is the listed inventor of many patents for the processing and separation of radioisotopes.

David C. Frydenlund

Mr. Frydenlund is Energy Fuels' Executive Vice President and Chief Legal Officer, a position he has held since August 2022. Mr. Frydenlund was General Counsel of Energy Fuels from 2012 to 2022, Corporate Secretary of Energy Fuels from 2012 to 2025 and Chief Financial Officer of Energy Fuels from 2017-2022. With 40 years in the mining and energy sectors, Mr. Frydenlund holds a prominent role in Energy Fuels, overseeing all legal, regulatory and permitting matters. His expertise extends to regulatory and environmental laws and regulations at the state and federal levels. Prior to his role at Energy Fuels, Mr. Frydenlund served as the Vice President of Regulatory Affairs, General Counsel, and Corporate Secretary of Denison Mines Corp. and its predecessor, International Uranium Corporation ("IUC"). He was also a director at IUC from 1996 to 2007 and served as Chief Financial Officer of IUC from 2000 to 2005. Preceding that, he was a Vice President of the Lundin Group, a collection of international public mining and oil and gas companies. Prior thereto, he worked as a partner at the Vancouver, Canada law firm of Ladner Downs (now Borden Ladner Gervais LLP), specializing in corporate, securities, mergers and acquisitions and international mining transactions law. Mr. Frydenlund earned a bachelor's degree in business and economics from Simon Fraser University in Vancouver, a master's degree in economics and finance from the University of Chicago and a law degree from the University of Toronto.

Oscar German

Mr. German is Senior Vice President, Global Human Resources of Energy Fuels. Mr. German is a seasoned Human Resources executive with over 25 years of global experience. Prior to joining Energy Fuels in July 2025, Mr. German led diverse teams and delivered impactful results across Europe, the Americas, Australia and Africa. His extensive background includes senior HR leadership positions at Fortune 100 companies, private equity firms, and startups such as BHP, Coca-Cola, Elementia, Seahawk Drilling and RigNet. Mr. German holds a bachelor's degree in Finance and a Master of Science in Management and Leadership. He is fluent in both Spanish and English and brings a strong multicultural perspective to his work. Nationally recognized as one of the top 20 Executive Role Models in the U.S. through the "Life Savers Take a Bigger Role Award," Mr. German blends deep expertise with heart and purpose. In addition to his corporate achievements, Mr. German is a Certified Maxwell Leadership Coach, Speaker, Trainer and Facilitator. He is the former founder and leader of German Consulting Group and most recently launched Affirm Leadership Coaching with a mission to empower emerging leaders. A former semi-professional soccer player and a passionate advocate for youth mentorship, Mr. German regularly speaks at schools and universities, guiding students in leadership, career development and purpose-driven living.

Julia C. Hoffmeier

Ms. Hoffmeier is currently Corporate Counsel and Corporate Secretary of Energy Fuels, a position she has held since December 2025, prior to which she served as Energy Fuels' Corporate Counsel and Assistant Corporate Secretary (January 2022-December 2025) and Staff Attorney (June 2017-January 2022). Before joining Energy Fuels, Ms. Hoffmeier ran the Pre-Award Grants and Contracts Program for the University of Colorado Denver's Division of Renal Diseases and Hypertension where she worked on medical research proposal submissions and regulatory compliance. In November 2016, Ms. Hoffmeier was appointed by the Denver City Council to serve on the Denver Board of Ethics, which she did through August 2019. While on the board, she served in varying capacities, including as Vice-Chair and Chair. Ms. Hoffmeier earned her Bachelor of Arts in music from Lewis and Clark College, graduating with honors, and her Juris Doctor from the University of Utah S.J. Quinney College of Law, graduating with a Certificate in Environmental and Natural Resource Law. She is licensed to practice law in Colorado and Utah.

Daniel D. Kapostasy

Mr. Kapostasy is currently the Vice President, Technical Services of Energy Fuels. He has been with Energy Fuels since 2013 where he has held a number of positions relating to the geology and other technical aspects of Energy Fuels' conventional operations. Since 2020, Mr. Kapostasy has held more senior positions with Energy Fuels and has been directly involved with both the conventional uranium operations and Energy Fuels' expansion into REE and HMS projects. Mr. Kapostasy most recently served as Energy Fuels' Director of Technical Services. Starting in 2008, prior to joining Energy Fuels, Mr. Kapostasy worked for a uranium junior mining company, Strathmore Minerals Corporation, as a uranium geologist. At Strathmore, Mr. Kapostasy was responsible for or involved in resource estimation, permitting and field operations. Mr. Kapostasy is currently responsible for overseeing the corporate technical team of geologists and engineers, supporting conventional operations, and is involved with Energy Fuels' strategic planning and project execution.

Nathan M. Longenecker

Mr. Longenecker is Senior Vice President and General Counsel of Energy Fuels, a position he has held since August 2024. Mr. Longenecker has worked in the natural resources industry, both in-house and in private law practice, for over 30 years. Prior to joining Energy Fuels, Mr. Longenecker spent approximately 15 years working at Kinross Gold Corporation, most recently serving as Senior Vice President & General Counsel, Global Legal Operations and Major Permitting. Preceding that, he was a partner at Temkin, Wielga Hardt & Longenecker LLP where he focused on natural resources law, permitting, environmental law and litigation. Early in his career, Mr. Longenecker was an associate at Ballard Spahr Andrews & Ingersoll (now Ballard Spahr LLP). Mr. Longenecker has spent the bulk of his career providing strategic business advice, supporting operations and addressing complex legal, regulatory and sovereign risks around the world, including in the U.S., Canada, South America, Africa and Russia, in addition to managing corporate legal, security and compliance functions. Mr. Longenecker earned a bachelor's degree in psychology from Colorado College and a law degree from the University of San Diego School of Law where he was a member of the San Diego Law Review. He is licensed to practice law in both Colorado and Wyoming.

Curtis H. Moore

Mr. Moore serves as the Senior Vice President, Marketing and Corporate Development at Energy Fuels. With more than fifteen years at Energy Fuels, Mr. Moore holds a key position in overseeing product marketing, public relations, investor relations and government relations, and he plays a significant role in mergers and acquisitions, strategy and corporate legal matters. Prior to joining Energy Fuels, Mr. Moore gained experience in diverse fields, including multi-family real estate development, government relations and public affairs, production homebuilding and private law practice. As a licensed attorney in the State of Colorado, he brings a valuable legal perspective to his role. Mr. Moore earned a Juris Doctor and a Master of Business Administration from the University of Colorado, Boulder. Additionally, he holds a dual bachelor's degree in economics-government from Claremont McKenna College. Mr. Moore's commitment to the region is evident through his role serving as the President of the board of directors of the Friends of Arches and Canyonlands National Parks, a respected nonprofit based in Moab, Utah U.S. that supports area national parks and monuments.

Logan S. Shumway

Mr. Shumway is currently Vice President, Processing Operations of Energy Fuels and has been with Energy Fuels since 2010, working at its White Mesa Mill (the "Mill"). During his tenure with Energy Fuels, Mr. Shumway has served in various roles, including as Chief Metallurgist, Operations Superintendent, Mill Manager and Director, Conventional Operations. He is responsible for managing the day-to-day processing activities at the Mill, as well as engineering and construction of the Mill property's expanded operations into rare earths processing. Mr. Shumway attended Brigham Young University where he received degrees in chemical engineering and chemistry.

Michiel van Akkooi

Mr. van Akkooi is Senior Vice President, Global External Affairs of Energy Fuels. Mr. van Akkooi joined Energy Fuels in July 2025 and is responsible for leading global strategy across government affairs and community and stakeholder relations. He also plays a key role in advising Energy Fuels' executive leadership team on political and social risk, shaping strategic communications and supporting Energy Fuels' license to operate in key jurisdictions. Mr. van Akkooi brings more than 30 years of international executive leadership across both the public and private sectors with deep expertise in government relations, sustainability, ESG, community engagement and issues-management in highly complex and regulated industries. Most recently, Mr. van Akkooi served as Senior Vice President of External Affairs & ESG at Kinross Gold Corporation where he was a trusted adviser to the CEO and board of directors and led global government affairs and ESG strategy across six countries. Mr. van Akkooi's career spans over 50 countries, where he has built and led multi-stakeholder strategies, navigated sensitive political landscapes and helped shape corporate narratives aligned with strategic objectives. His prior experience includes senior leadership roles at BHP and the Government of the Netherlands, where he served in diplomatic, defense, and policy capacities - including as Chief of Staff to the Minister of Defense. Mr. van Akkooi has a Master of Political Science & International Relations from the University of Amsterdam and a Global Executive MBA (Paris, Oxford, Boston & Beijing) from HEC Paris.

EXECUTIVE COMPENSATION

Compensation Governance

The Company's Compensation Committee is made up of four Directors - Barbara A. Filas (Chair), Birks Bovaird, Dennis L. Higgs and Alexander G. Morrison, each of whom is independent pursuant to Section 805(c) of the NYSE American LLC Company Guide (the "NYSE.A Guide") and pursuant to applicable Canadian securities laws. The members of the Compensation Committee have direct educational and work experience relevant to their responsibilities in executive compensation. The Board has delegated to the Compensation Committee the task of reviewing the Company's existing compensation policies on a periodic basis to ensure they remain current, competitive and consistent with the Company's overall goals and of recommending to the Board any new compensation policies that the Committee deems prudent and necessary.

The Compensation Committee also has the authority and responsibility to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO's performance in light of those corporate goals and objectives, and making recommendations to the Board with respect to the CEO's compensation level (including salary, incentive compensation plans and equity-based plans) based on this evaluation, as well as making recommendations to the Board with respect to any employment, severance or change of control agreements for the CEO. The ultimate decision relating to the CEO's compensation rests with the Board, taking into consideration the Compensation Committee's recommendations, corporate and individual performance, and industry standards.

In addition, the Compensation Committee has been delegated the task of reviewing and approving for executive officers other than the CEO all compensation (including salary, incentive compensation plans and equity-based plans) and any employment, severance or change of control agreements, although the ultimate decision relating to any RSU, stock option, SAR or other equity grants rests with the Board. The experience of Board and committee members who are also involved as management of, or board members or advisors to, other companies, also factors into decisions concerning compensation.

Our Executive Compensation Practices

The Company follows a number of executive compensation "best practices," including:

• ambitious performance targets under its STIP and LTIP, which are tied annually to the Company's Annual Budget and Strategic Plan for the corresponding year and incentivize efforts in the best interests of the Company's shareholders;

• annual assessment and re-approval of the STIP and LTIP, as amended from time to time, by the Compensation Committee and the Board;

• emphasis on performance-based compensation through SARs (based on sustained share price performance at set price points), Performance-Based Options (having a strike price at a 10% premium to the fair market value of the grant date price per Common Share, see "Annual Performance-Based Stock Options at a 10% Premium," below) and RSUs (the quantity granted based on the achievement of key performance indicators set out in the LTIP);

• multi-year vesting periods for equity awards, with generally a minimum one-year holding period;

• explicit prohibitions on insider trading, tipping and trading during blackout periods for all Company personnel;

• explicit prohibitions, applicable to all Company insiders, on short-term trading, short sales, transactions in puts, calls or other derivative securities, hedging transactions, pledges of Company securities as collateral for a loan, and purchasing on margin or holding in a margin account any securities of the Company;

• mandatory clawbacks of erroneously awarded incentive-based compensation in the event of an accounting restatement, and discretionary recovery by the Board of all incentive-based compensation received with a finding of gross negligence, intentional misconduct or fraud; and

• "double-trigger" change-in-control provisions in executive employment agreements.

Key Performance Achievement: Stock Performance Over Last Five Years

The Company's TSR, though having fluctuated over the last five years, peaked in 2025, reaching its highest level over the period presented. Notably, the Company's total share-price gain since December 31, 2020 constitutes an increase of over 241%.

Accordingly, the Company's compensation to executive officers has generally increased during the five most recently completed fiscal years, also in part due to the growth in the Company and competition among organizations operating in the critical materials sector to attract and retain the best possible executives who are uniquely positioned, through their experience and expertise, to provide leadership during this period of substantial corporate growth and transformation, as well as during any economic downturns in the Company's commodity markets, all while maximizing on any interim opportunities to increase shareholder value and boost production.

The performance graph below shows Energy Fuels’ cumulative total 5-year return based on an initial investment of $100 in Energy Fuels Common Shares beginning on December 31, 2020, as compared with the Russell 2000 Index, NYSE Composite, NASDAQ Composite, and a peer group consisting of Arafura Rare Earths Ltd., Boss Resources, Cameco, The Chemours Company, Deep Yellow Ltd., Denison Mines, Eramet S.A., GoviEx, Iluka Resources Limited, Image Resources, Kenmare Resources Plc, Lynas Rare Earth Ltd., MP Materials Corp, Neo Performance Materials, NexGen Energy, Paladin Energy, Peninsula Energy, Rare Element Resources Ltd., Texas Mineral Resources Corp, Tronox Holdings Plc, Ucore Rare Metals Inc., Uranium Energy Corp and Ur-Energy (together, the “Market Performance Peer Group” or “MPPG”). The chart shows yearly performance marks over a five-year period. This performance chart assumes: (1) $100 was invested on December 31, 2020 in Energy Fuels Common Shares along with the Russell 2000 Index, NYSE Composite, NASDAQ Composite, and the MPPG’s common stock; and (2) all dividends are reinvested. Dates on the chart represent the last trading day of the indicated fiscal year.

Comparison of 5-Year Cumulative Total Return(1)

Assuming Initial Investment of $100

(December 31, 2020 to December 31, 2025)

Notes:

(1) This peer group represents a broad range of companies operating within the uranium, REE and HMS generally and is used for certain of the Company's executive officer LTIP compensation decisions as reported annually in the Company's proxy circular.

	December 31,
	2020	2021	2022	2023	2024	2025
Energy Fuels Inc.(1)	$4.26	$7.63	$6.21	$7.19	$5.13	$14.54
Value of $100 Investment	$100.00	$179.11	$145.77	$168.78	$120.42	$341.31
NYSE Composite Index	$14,524.80	$17,164.13	$15,184.31	$16,852.89	$19,097.11	$22,003.93
Value of $100 Investment	$100.00	$118.17	$104.54	$116.03	$131.48	$151.49
Russell 2000 Index	$4,908.01	$5,580.17	$4,377.14	$5,037.79	$5,542.50	$6,168.16
Value of $100 Investment	$100.00	$113.70	$89.18	$102.64	$112.93	$125.68
NASDAQ Composite - Total Returns	$12,888.28	$15,644.97	$10,466.48	$15,011.35	$19,310.79	$23,241.99
Value of $100 Investment	$100.00	$121.39	$81.21	$116.47	$149.83	$180.33
Peer Group Value of $100 Investment	$100.00	$180.61	$148.64	$174.83	$147.44	$220.73

Notes:

(1) All dollar amounts in this table are in U.S. dollars. The value of a $100 investment is averaged for the Market Performance Peer Group.

2025 Compensation Peer Group

The Compensation Committee engaged compensation consulting company Zayla Partners, LLC ("Zayla"), an independent executive compensation consulting firm, to help it reevaluate the Company's peer group to be used in determining base salaries for 2025 and cash bonus and equity award opportunities for 2025 (which, to the extent earned, were paid out/granted in January 2026). The following primary criteria were used in the identification and selection of companies for inclusion in the 2025 Compensation Peer Group:

(1) potential peers were identified from publicly traded companies within the minerals and mining industry having a focus on uranium or REEs, with the 2024 Compensation Peer Group serving as a baseline;

(2) market capitalization, revenue, assets and enterprise value were used as the primary financial classifiers using the most recently available public data;

(3) operational factors, including the geographic profile of operations, the location of executive human capital (i.e., corporate headquarters), the complexity of operations and commodity focus were evaluated for relevance to the Company's own operational footprint; and

(4) other factors, including potential competition for talent or investor capital, proxy advisory firm policies and compensation irregularities, considered and weighed relative to the Company's own priorities and practices.

In addition to the foregoing primary selection criteria, the following additional screening criteria were applied:

(5) Focus on maintaining consistency in the Company's peer group over time, to the extent appropriate, making adjustments only when necessary to maintain balance in the other criteria or account for unusual circumstances or recent changes to the Company's own market capitalization;

(6) Eliminate or otherwise adjust for companies that have a disproportionately high enterprise value;

(7) Eliminate companies that may be in unusual circumstances, such as filing for bankruptcy or privatizing;

(8) Eliminate companies that have compensation awards based on strategic events that do not align with the Company's own strategic events; and

(9) Favor hard-rock and other mining companies over oil and gas and coal companies, to the extent possible.

In choosing the 2025 Compensation Peer Group, as defined below, Zayla presented the Compensation Committee with a comparison of the performance of a broad pool of potential peers in relation to the Company according to commodity, primary industry, market capitalization and enterprise value using TTM and 60-day trailing averages, revenue, TSR performance over one and three years, as well as a discussion on recommended peers year-over-year. The Compensation Committee members reviewed the data as presented by Zayla and additionally reviewed the list of potential peers using their own expertise and criteria developed through their experiences in tracking mining industry trends and companies in other metals and uranium, vanadium and REE mining and processing. This resulted in the adoption of the following 2025 Compensation Peer Group comprised of the Company and 16 other companies, which represents an average market capitalization (TTM) of approximately $1.478 billion and an average market capitalization (60-day average) of $1.652 billion, with the companies therein having market capitalizations falling within a range of 22% to 378% of the Company's own market capitalization (TTM), and the Company's own market capitalization (TTM) ranking tenth out of 17 total companies, having been deemed by the Compensation Committee to be the most representative group of the Company's peers for use in making its determinations and recommendations to the Board for 2025 executive compensation.

2025 Proxy Peer Group Companies	Product	Cap- TTM ($m)(1)(2)	Cap- 60-Day Average ($m)(2)	Enterprise Value- TTM ($m)(1)(2)	Enterprise Value 60-Day Average ($m)(2)	Revenue ($m)	1-Year TSR(2)	3-Year TSR(2)
Range of Reasonableness	NA	$521 -	$622 -	$440 -	$546 -	$20 -	NA	NA
		$3,123	$3,729	$2,637	$3,276	$117
NexGen Energy Ltd.	Uranium	$3,939	$4,302	$3,830	$4,225	$-	32%	90%
Hudbay Minerals Inc.	Multiple	$2,872	$3,597	$3,997	$4,433	$2,038	84%	35%
Uranium Energy Corp.	Uranium	$2,679	$3,154	$2,592	$3,000	$17	27%	134%
Paladin Energy Ltd	Uranium	$2,371	$2,008	$2,343	$2,052	$-	(28)%	(21)%
Tronox	REE	$2,365	$2,019	$5,131	$4,798	$3,084	(6)%	(38)%
Iluka Resources Limited	REE	$1,874	$1,686	$1,738	$1,599	$815	(19)%	(35)%
Denison Mines Corp.	Uranium	$1,741	$1,909	$1,652	$1,820	$3	33%	61%
MAG Silver Corp.	Silver Zinc	$1,272	$1,652	$1,196	$1,552	$-	28%	-%
Foran Mining Corporation	Silver Zinc	$1,063	$1,303	$957	$1,149	$-	(5)%	41%
Energy Fuels Inc.	Uranium	$1,041	$1,243	$879	$1,092	$39	(6)%	(14)%
Centrus Energy Corp.	Uranium	$815	$1,326	$783	$1,289	$394	85%	69%
Endeavour Silver Corp.	Silver Zinc	$758	$1,158	$737	$1,168	$226	86%	(5)%
enCore Energy Corp.	Uranium	$732	$728	$721	$716	$45	(5)%	(5)%
Silvercorp Metals Inc.	Silver Zinc	$659	$939	$555	$833	$241	14%	(13)%
Ur-Energy Inc.	Uranium	$441	$456	$383	$373	$16	(17)%	(5)%
Standard Lithium Ltd.	REE	$271	$365	$253	$331	$-	(18)%	(83)%
Neo Performance Materials Inc.	REE	$228	$241	$174	$208	$470	7%	(60)%
Average of Peer Group Data(3)		$1,478	$1,652	$1,642	$1,802	$435	17.2%	8.9%
Median of Peer Group Data(3)		$1,063	$1,326	$957	$1,289	$39	7%	(5)%
EFI / Average of Peer Group(3)		0.70	0.75	0.54	0.61	0.09	(0.35)	(0.64)
EFI / Median of Peer Group(3)		0.98	0.95	0.92	0.95	1.00	(0.86)	0.36

Notes:

(1) TTM refers to the trailing twelve (12)-months of consecutive performance data.

(2) Data as of December 1, 2024. Converted into U.S. dollars where needed using exchange rates published by Capital IQ.

(3) Calculation includes the Company.

Compensation decisions for NEOs (as defined below) in January 2025, based on the 2025 Compensation Peer Group, included: the determination of base salaries for 2025 (reported in this Proxy Statement as compensation in 2025); the determination of cash bonus awards paid in 2026 under the Company's STIP for performance in 2025 (which will be reported in next year's Proxy Statement as compensation in 2026); the determination of RSU awards granted in 2026 under the Company's LTIP for performance in 2025 (which will be reported in next year's Proxy Statement as compensation in 2026); as well as any Performance-Based Options that were granted in 2026 based on the Company's standard practice of granting to RSU recipients Performance-Based Options having half the dollar value of their target RSU Award grant (which will be reported in next year's Proxy Statement as compensation in 2026) (see "Annual Performance-Based Stock Options at a 10% Premium," below).

2026 Compensation Peer Group

The Compensation Committee again engaged Zayla to help it reevaluate the Company's peer group to be used in determining base salaries for 2026 and cash bonus and equity award opportunities for 2026 (which, to the extent earned, are expected be paid out/granted in January 2027). The following primary criteria were used in the identification and selection of companies for inclusion in the 2026 Compensation Peer Group:

(1) potential peers were identified from publicly traded companies within the minerals and mining industry having a focus on uranium or REEs, with the 2025 Compensation Peer Group serving as a baseline;

(2) market capitalization, revenue, assets and enterprise value were used as the primary financial classifiers using the most recently available public data within a range of 0.5x to 3.0x that of Energy Fuels;

(3) operational factors, including the geographic profile of operations, the location of executive human capital (i.e., corporate headquarters), the complexity of operations and commodity focus were evaluated for relevance to the Company's own operational footprint; and

(4) other factors, including strategic events such as mergers and acquisitions or restructurings, recent financial performance, peers-of-peers, potential competition for talent or investor capital, proxy advisory firm policies, compensation irregularities and other governance and regulatory optics, considered and weighed relative to the Company's own priorities and practices.

In addition to the foregoing primary selection criteria, the following additional screening criteria were applied:

(5) Focus on maintaining consistency in the Company's peer group over time, to the extent appropriate, making adjustments only when necessary to maintain balance in the other criteria or account for unusual circumstances or recent changes to the Company's own market capitalization;

(6) Eliminate or otherwise adjust for companies that have a disproportionately high enterprise value;

(7) Eliminate companies that may be in unusual circumstances, such as filing for bankruptcy or privatizing;

(8) Eliminate companies that have compensation awards based on strategic events that do not align with the Company's own strategic events; and

(9) Favor hard-rock and other mining companies over oil and gas and coal companies, to the extent possible.

In choosing the 2026 Compensation Peer Group, as defined below, Zayla presented the Compensation Committee with a comparison of the performance of a broad pool of potential peers in relation to the Company according to market capitalization as of October 20, 2025 and using TTM and a 60-day trailing average as of the same date, enterprise value using TTM and 60-day trailing averages, revenue, TSR performance over one and three years, a multiples analysis and the location where each is headquartered. The Compensation Committee members reviewed the data as presented by Zayla and additionally reviewed the list of potential peers using their own expertise and criteria developed through their experiences in tracking mining industry trends and companies in other metals and uranium, vanadium and REE mining and processing. This resulted in the adoption of the following 2026 Compensation Peer Group comprised of the Company and 18 other companies, which represents an average market capitalization (TTM) of approximately $2.070 billion and an average market capitalization (60-day average) of $3.380 billion, with the companies therein having market capitalizations falling within a range of 22% to 386% of the Company's own market capitalization (TTM), and the Company's own market capitalization (TTM) ranking 9th out of 19 total companies, having been deemed by the Compensation Committee to be the most representative group of the Company's peers for use in making its determinations and recommendations to the Board for 2026 executive compensation.

2026 Proxy Peer Group Companies	Market Cap- TTM(2) ($m)	Market Cap- 60-Day Average(3) ($m)	Market Cap(4)	Enterprise Value TTM(2) ($m)	Enterprise Value 60-Day Average(3) ($m)	Revenue ($m)	1-Year TSR(2)	3-Year TSR(2)
Range of Reasonableness	$799 - $4,794	$1,768 - $10,605	$2,599 - $15,594	$723 - $4,335	$1,669 - $10,014	$33 - $195	NA	NA
MP Materials Corp.	$6,173	$12,753	$14,681	$6,293	$12,944	$242	346%	196%
Lynas Rare Earths Limited	$5,825	$10,744	$13,450	$5,718	$10,758	$365	-%	-%
NexGen Energy Ltd	$3,845	$4,831	$5,693	$3,832	$4,921	$-	5%	124%
Hudbay Minerals Inc.	$3,800	$5,598	$6,504	$4,562	$6,178	$2,202	74%	352%
Uranium Energy Corp.	$3,422	$5,899	$7,305	$3,308	$5,795	$67	79%	280%
Centrus Energy Corp.	$2,443	$5,174	$7,281	$2,270	$4,771	$437	306%	880%
Paladin Energy Ltd	$1,833	$2,272	$2,562	$1,834	$2,293	$178	(32)%	10%
Denison Mines Corp.	$1,729	$2,329	$2,635	$1,653	$2,261	$3	24%	147%
Energy Fuels Inc.	$1,598	$3,535	$5,198	$1,445	$3,338	$65	230%	236%
Iluka Resources Limited	$1,384	$1,878	$2,112	$1,470	$2,232	$733	19%	(12)%
Endeavour Silver Corp.	$1,322	$2,062	$2,705	$1,372	$2,185	$248	95%	194%
Foran Mining Corporation	$1,176	$1,321	$1,388	$1,075	$1,331	$-	(19)%	57%
Tronox Holdings plc	$1,125	$668	$582	$4,051	$3,752	$2,949	(73)%	(67)%
Ivanhoe Electric Inc.	$1,089	$1,485	$2,225	$1,098	$1,487	$4	67%	110%
Silvercorp Metals Inc.	$910	$1,265	$1,540	$794	$1,133	$308	41%	201%
enCore Energy Corp.	$499	$531	$609	$493	$533	$45	(26)%	27%
Ur-Energy Inc.	$412	$588	$598	$333	$550	$39	22%	40%
Standard Lithium Ltd.	$403	$719	$1,033	$372	$686	$-	127%	21%
Neo Performance Materials Inc.	$351	$566	$615	$347	$583	$482	163%	148%
Average of Peer Group Data(3)	$2,070	$3,380	$4,143	$2,227	$3,565	$440	76%	155%
Median of Peer Group Data(3)	$1,384	$2,062	$2,562	$1,470	$2,261	$178	41%	124%
EFI / Average of Peer Group(3)	0.77	1.05	1.25	0.65	0.94	0.15	3.02	1.52
EFI / Median of Peer Group(3)	1.15	1.71	2.03	0.98	1.48	0.37	5.61	1.90

Notes:

(1) 12-month trailing average as of October 20, 2025. Converted to U.S. Dollars ("USD") where needed per Capital IQ.

(2) 60-day trailing average as of October 20, 2025. Converted to USD where needed per Capital IQ.

(3) Trailing 12-months per latest quarterly filing available as of report effective date. Converted to USD where needed per Capital IQ.

(4) Current as of October 20, 2025. Converted to USD where needed per Capital IQ.

(5) Calculation includes the Company.

Compensation decisions for NEOs in January 2026, based on the 2026 Compensation Peer Group, included: the determination of base salaries for 2026 (which will be reported in next year's Proxy Statement as compensation in 2026); the determination of cash bonus award opportunities that may be paid in 2027 under the Company's STIP for performance in 2026 (which will be reported as compensation in 2027); the determination of RSU award opportunities that may be granted in 2027 under the Company's LTIP for performance in 2026 (which will be reported as compensation in 2027); as well as any Performance-Based Options that may be granted in 2027 based on the Company's standard practice of granting to RSU recipients Performance-Based Options having half the dollar value of their target RSU Award grant (which will be reported as compensation in 2027) (see "Annual Performance-Based Stock Options at a 10% Premium," below).

The following table sets forth the fees paid to consultants and advisors related to determining compensation for executive officers and Directors for each of the two most recently completed fiscal years.

Year	Executive Compensation-Related Fees(1)	All Other Fees(2)
Fiscal Year Ended December 31, 2025	$65,000	Nil
Fiscal Year Ended December 31, 2024	$86,500	Nil

Notes:

(1) The aggregate fees billed by each consultant or advisor, or any of its affiliates, for services related to determining compensation for any of the Company's Directors or executive officers.

(2) The aggregate fees billed for all other services provided by each consultant or advisor, or any of its affiliates, which are not reported as "Executive Compensation Related Fees."

These fees were paid to Zayla, commensurate with its services during the years in question, which was engaged on behalf of and took instructions from the Compensation Committee rather than management in connection with the foregoing services. There were no conflicts of interest between the Compensation Committee and Zayla identified during the fiscal years ended December 31, 2024 and 2025, respectively, or to date in 2026 where discussions related to compensation decisions were held.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2025 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no Compensation Committee "interlocks" during the fiscal year ended December 31, 2025, nor at any time in 2024 or to date in 2026, which is a concept that refers to reciprocal or overlapping relationships among directors that could compromise the independence of executive compensation decisions, such as two individuals serving as CEO of their respective companies and serving as Compensation Committee members for one another's companies whereby they are helping to approve each other's executive compensation.

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of the Company's compensation programs are to attract and retain the best possible executives having the expertise required for the uranium, REE, HMS and vanadium mining and radioisotope industries, and to motivate the executives to achieve goals consistent with the Company's Strategic Plan, including with particularity the guiding principles of increasing and sustaining shareholder value. The compensation program is designed to reward executives for achieving these goals while providing continued incentives to develop rigorous new goals annually, to the extent market conditions allow in a volatile market driven primarily by commodity prices.

Elements of Compensation

The Company's compensation practices are intended to be competitive with those of its peers and thus are designed to account for individual successes and failures within corporate management so as to create accountability within the Company's executive team and provide an external metric against which its senior executives can gauge the quality and appropriateness of their decisions. During fiscal year 2025, the three key elements used to compensate the NEOs were: (i) base salary; (ii) cash bonuses; and (iii) long-term incentives in the form of equity awards.

The Company had five NEOs over the course of the fiscal year ended December 31, 2025:

Name	Title (Current or Former)
Nathan R. Bennett	Chief Financial Officer
Ross R. Bhappu(1)	President and Chief Executive Officer
Timothy J. Carstens(2)	Former Executive Vice President, Heavy Mineral Sands
Mark S. Chalmers(3)	Former Chief Executive Officer
David C. Frydenlund	Executive Vice President and Chief Legal Officer

Notes:

(1) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(2) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

(3) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

Determination of Compensation

Base Salaries

Base salary is a fixed component of pay that compensates executives for fulfilling their roles and responsibilities and aids in attracting and retaining qualified executives.

Base compensation for the CEO is generally fixed by the Board on an annual basis at its regularly scheduled meeting in January for application in that year, based on recommendations from the Compensation Committee. In making its recommendations to the Board, the Compensation Committee evaluates those levels of compensation reported by the Company's current peer group approved by the Compensation Committee. Generally, base salary for the CEO is set relative to the base salaries paid to other CEOs in the current peer group; however, the Board, in its discretion, may also take into account any additional recommendations of the Compensation Committee, as well as the Board's own assessment of the performance of the Company overall, the Company's specific projects and the CEO's individual contribution to both in addition to any other factors or considerations deemed relevant.

Base compensation for the NEOs, other than the CEO, is generally fixed by the Compensation Committee on an annual basis at its regularly scheduled meeting in January for application in that year. As with the base salary for the CEO, base salaries for the NEOs, other than the CEO, are set relative to the levels of compensation reported by the Company's current peer group approved by the Compensation Committee, to the extent data on such roles is available for benchmarking purposes. The Compensation Committee may also take into account for all NEOs (and particularly for those whose roles do not have readily available peer group benchmarking data) its assessment of the performance of the Company overall, the Company's specific projects and the particular individual's contributions to that performance.

Base salaries for the NEOs in 2025 were set by the Board, taking into account base salaries for comparable positions in the 2025 Compensation Peer Group and Company and individual contributions and performance, as appropriate.

The following table shows the base salaries of the NEOs:

NEO	2025 Salary as of December 31, 2025	2024 Salary as of December 31, 2024	Percentage Change
Mark S. Chalmers Former CEO(1)	$646,314	$621,456	4.00%
Ross R. Bhappu President and CEO(2)	$550,000	NA	NA
David C. Frydenlund Executive VP and CLO	$463,920	$446,076	4.00%
Nathan R. Bennett CFO	$295,000	$263,120	12.12%
Timothy J. Carstens Executive VP, Heavy Mineral Sands(3)	$486,580	$111,832	2.00%

Notes:

(1) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(2) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024. Prior thereto, he served as the Managing Director of Base Resources. Mr. Carstens' base salary for 2024 was his annual base salary of $448,560 pro-rated based on his days of employment with the Company in 2024. Mr. Carstens' salary was paid in AUD$, which was AUD$ 726,240 and AUD$ 712,000 as of December 31, 2025 and 2024, respectively, and has been converted to U.S. based on the USD/AUD$ exchange rates.

Cash Bonuses

Along with the establishment of competitive base salaries and long-term incentives, one of the objectives of the executive compensation strategy is to encourage and recognize strong levels of performance by linking the overall performance and contributions of each NEO to the corporate objective of maximizing value for the Company's shareholders.

The cash bonus for the CEO for each fiscal year is approved by the Board, based on the overall financial performance of the Company, levels of bonuses provided by benchmark companies, any target bonus percentages of base salary set out in the CEO's employment agreement, and particularly the achievement of objective measures and individual performance of the CEO relative to pre-established performance goals for the year in question. Generally, the target cash bonus level is set at a competitive level relative to the cash bonus targets within the current peer group as a percent of base salary, and the CEO's actual bonus is based on how well the CEO and the Company met the annual performance goals set by the Board in the Company's STIP as described under "Performance Goals," below. Ultimately, the cash bonus for the CEO is determined, at the sole discretion of the Board, based on recommendations from the Compensation Committee.

The cash bonuses for the NEOs, other than the CEO, for each fiscal year are approved by the Compensation Committee, based on the overall financial performance of the Company, levels of bonus opportunities provided by benchmark companies, any target bonus percentages of base salary set out in the individual employment agreements, and particularly the achievement of objective measures and individual performance of the NEO, and based on recommendations and general input from the CEO. Generally, the target cash bonus levels for the NEOs, other than the CEO, are set at competitive levels relative to cash bonus targets for similar roles within the current peer group as a percent of base salary, and each NEO's actual bonus is based on how well the NEOs and the Company collectively met the annual performance goals set by the Board in the Company's STIP as described under "Performance Goals," below. Generally, the cash bonuses earned in a fiscal year are determined by the Board at its first meeting in January of the following year. The cash bonuses in respect of each fiscal year of the Company may be paid in one or more installments, as determined by the Board, or the Compensation Committee, as the case may be.

In addition, the Board may, from time to time, grant additional cash bonuses to one or more of the NEOs, in special circumstances, such as the successful completion of a major transaction.

A summary of the STIP cash bonus methodology in 2025 is below:

NEO	Cash Program Participation	Target as a % of Salary	STIP Threshold Payment (As a % of Target)	STIP Target Payment (As a % of Target)	STIP Maximum Payment (As a % of Target)
Mark S. Chalmers Former CEO(1)	STIP	85%	0-50%	100%	150%
Ross R. Bhappu President and CEO(2)	STIP	85%	0-50%	100%	150%
David C. Frydenlund Executive VP and CLO	STIP	70%	0-50%	100%	150%
Nathan R. Bennett CFO	STIP	60%	0-50%	100%	150%
Timothy J. Carstens Executive VP, Heavy Mineral Sands(3)	STIP	50%	0-50%	100%	150%

Notes:

(1) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(2) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Long-Term Incentives - Equity Compensation

Under the 2024 Omnibus Equity Incentive Compensation Plan, as amended and restated on April 10, 2024, and as further amended on May 24, 2024 and April 21, 2025 (the "Omnibus Plan"), the Board may, in its discretion, grant from time to time Options, Stock Appreciation Rights ("SARs"), Restricted Stock and RSUs, Deferred Share Units, Performance Shares, Performance Units, and Full-Value Stock-Based Awards to employees, Directors, officers and consultants of the Company and its affiliates.

The equity award for the CEO for each fiscal year is approved by the Board, based on the overall financial performance of the Company, levels of equity awards provided by benchmark companies, any target equity award percentages of base salary set out in the CEO's employment agreement, and particularly the achievement of objective measures and individual performance of the CEO relative to pre-established long-term performance goals for the year in question. Generally, the target equity award amount is set at a competitive level relative to the equity awards granted within the current peer group as a percent of base salary, and the CEO's actual equity award is based on how well the CEO and the Company met the annual long-term performance goals set by the Board in the Company's LTIP as described under "Performance Goals," below. Ultimately, the equity award for the CEO is determined, in the sole discretion of the Board, based on recommendations from the Compensation Committee.

The equity awards for the NEOs, other than the CEO, for each fiscal year are approved by the Compensation Committee, based on the overall financial performance of the Company, levels of equity awards provided by benchmark companies, any target equity award percentages of base salary set out in the individual employment agreements, and particularly the achievement of objective measures and individual performance of the NEO, and based on recommendations and general input from the CEO. Generally, the target equity award amounts for the NEOs, other than the CEO, are set at competitive levels relative to equity awards granted within the current peer group as a percent of base salary, and each NEO's actual equity award is based on how well the NEOs and the Company collectively met the annual long-term performance goals set by the Board in the Company's LTIP as described under "Performance Goals," below.

Equity incentives granted to NEOs may be made subject to specific vesting requirements, which may include vesting over a particular period of time or in response to the achievement of other performance-based metrics. Generally, equity awards for a fiscal year are determined by the Board at its first meeting in January the following year. In addition, the Board may, from time to time, grant additional equity awards to one or more of the NEOs, in special circumstances, such as the successful completion of a major transaction or for succession planning/retention purposes.

Annual RSU Grants

In 2025, under the LTIP, the Company utilized performance-based RSUs to further align the NEOs' interests with shareholders.

Except as otherwise provided for in the NEOs' employment agreements, as they are revised from time to time, the RSUs granted in January 2026 for performance in 2025 will vest as to 50% on January 27, 2027, will vest as to an additional 25% on January 27, 2028 and as to the remaining 25% on January 27, 2029. Upon vesting, each RSU entitles the holder to receive one Common Share for the payment of no additional consideration.

The Company considers RSUs to be an excellent form of equity incentive, which allows the Company to achieve its performance-based incentive and retention goals. First, because the Company’s performance is heavily dependent on commodity prices, and traditional performance measures such as earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, etc. have not been meaningful in the past, share price performance is one of the main measures of long-term performance for the Company and is tightly linked to the creation of shareholder value. Because the RSUs vest over a three-year period, with the number of shares vesting each year set at the time of grant, the value of the shares at the time of vesting will be directly dependent on the Company’s share price at the time of vesting. If management is successful in increasing the Company’s share price over the three-year period, the value of the shares at each vesting date will have increased; however, if management is not successful in increasing share prices over that time period, the value of management’s vested shares may decrease. The Company therefore considers RSUs to provide a very effective long-term share-performance-based form of equity incentive. In addition, this helps the Company satisfy its retention objectives.

The RSUs granted to the NEOs in January 2026 for performance in 2025, in addition to the performance-based stock options granted (see below), were as follows:

NEO(1)	Value of RSUs Granted	Number of RSUs Granted
Mark S. Chalmers Former CEO(2)	$907,425	38,289
Ross R. Bhappu President and CEO(3)	$772,200	32,583
David C. Frydenlund Executive VP and CLO	$542,786	22,903
Nathan R. Bennett CFO	$258,863	10,922
Timothy J. Carstens Executive VP, Heavy Mineral Sands(4)	N/A	N/A

Notes:

(1) The RSUs were determined using the volume weighted average price ("VWAP") of the UUUU stock price over the five trading days ending at market close on January 26, 2026 (NYSE American) of $23.70/Common Share.

(2) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(4) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

A summary of the LTIP equity grant methodology in 2025 is below:

NEO	Equity Program Participation	Target as a % of Salary	LTIP Threshold Payment (As a % of Target)	LTIP Target Payment (As a % of Target)	LTIP Maximum Payment (As a % of Target)
Mark S. Chalmers Former CEO(1)	LTIP	120%	0-50%	100%	150%
Ross R. Bhappu President and CEO(2)	LTIP	120%	0-50%	100%	150%
David C. Frydenlund Executive VP and CLO	LTIP	100%	0-50%	100%	150%
Nathan R. Bennett CFO	LTIP	75%	0-50%	100%	150%
Timothy J. Carstens Executive VP, Heavy Mineral Sands(3)	LTIP	100%	0-50%	100%	150%

Notes:

(1) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(2) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Annual Stock Appreciation Right Grants

At its meeting on January 26, 2023, the Board approved an SAR Plan for the Company, which provided key parameters pursuant to which the Board, in its complete discretion, could make annual SAR grants to senior management personnel and others performing those roles. Prior to implementation of the SAR Plan in January 2023, the Board granted SARs on an ad hoc basis in 2019 and 2022. The SAR Plan provided an added level of equity performance awards intended to incentivize management to achieve the Company's strategic long-term goals over the specified term of the SARs, based on significant common share price growth objectives, and to reward management for achieving those growth objectives. Under the SAR Plan, when utilized, senior management personnel were generally granted SARs having a value equal to 50% of the target value of their RSU grants under the LTIP or otherwise. The term of each SAR grant awarded was five (5) years from the date of grant and vested in three separate tranches according to increasingly higher NYSE American LLC ("NYSE American") closing prices of the Company's Common Shares, known as "Vesting Trigger Prices." All SAR grants had a one (1)-year holding period from the date of grant during which any vested SARs may not be exercised. The SAR grants were discretionary, and the size of the grants and the terms and conditions of the grants were in the discretion of the Board.

No SARs were granted for performance in 2025 or 2024.

Annual Performance-Based Stock Options at a 10% Premium

Starting in January 2024, the Company transitioned away from SAR grants to performance-based stock options for the same designated recipients, entitling those recipients to purchase one Common Share of the Company at an exercise price (the "Performance-Based Options") set at a 10% premium to the higher of (i) the VWAP of the Common Shares of the Company on the NYSE American for the five trading days ending on the last trading day prior to the date of the meeting when granted, and (ii) the closing price of the Common Shares of the Company on the NYSE American on the last trading day prior to the date of such meeting.

In January 2025, the Company granted Performance-Based Stock Options to its NEOs and senior management equal in value to 50% of the target value of the RSUs to be granted under the Company's LTIP to each recipient. The Performance-Based Stock Options have an exercise price set at a 10% premium to the higher of (i) the VWAP of the Common Shares of the Company on the NYSE American for the five trading days ending on the last trading day prior to the date of the meeting when granted, and (ii) the closing price of the Common Shares of the Company on the NYSE American on the last trading day prior to the date of such meeting, which, as of January 28, 2025, was $5.56. The Performance-Based Options vest as to 50% on January 29, 2026 and as to the remaining 50% on January 29, 2027. The term of the Performance-Based Options is five years, ending on January 28, 2030.

In January 2026, the Company granted Performance-Based Stock Options to its NEOs and senior management equal in value to 50% of the target value of the RSUs to be granted under the Company's LTIP to each recipient. The Performance-Based Stock Options have an exercise price set at a 10% premium to the higher of (i) the VWAP of the Common Shares of the Company on the NYSE American for the five trading days ending on the last trading day prior to the date of grant, and (ii) the closing price of the Common Shares of the Company on the NYSE American on the last trading day prior to the date of grant, which, being January 26, 2026, was $23.70. The Performance-Based Options vest as to 50% on January 27, 2027 and as to the remaining 50% on January 27, 2028. The term of the Performance-Based Options is five years, ending on January 27, 2031.

The Performance-Based Stock Options granted to the NEOs in 2026 for performance in 2025, in addition to the RSUs granted, were as follows:

NEO(1)	Value of Performance-Based Stock Options Granted	Number of Performance-Based Stock Options Granted
Mark S. Chalmers Former CEO(2)	$387,789	37,663
Ross R. Bhappu President and CEO(3)	$330,000	32,050
David C. Frydenlund Executive VP and CLO	$231,960	22,528
Nathan R. Bennett CFO	$110,625	10,744
Timothy J. Carstens Executive VP, Heavy Mineral Sands(4)	Nil	Nil

Notes:

(1) The Performance-Based Stock Options were valued by the application of the Black-Scholes option pricing formula, resulting in a Fair Value of $10.30 per Performance-Based Stock Option.

(2) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(4) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Performance Goals

The Company is in industries that are heavily dependent on the prices of uranium, REEs, HMS and vanadium. When these commodity prices are high, development, extraction, production and related operations have the potential to be in full swing. However, when these commodity prices are low, operations and other development activities may be curtailed, and properties and facilities may be placed on standby or even shut down. In addition, many of the Company’s projects are in the development or permitting stage and are generating negative cash flows at this time. During periods of low commodity prices, which the Company has experienced in varying degrees over the last several years, and with projects in the development and permitting stages, industry participants may face negative cash flows and losses and are often tasked with minimizing those negative cash flows and losses, while at the same time maintaining their valuable assets in a state of readiness for a ramp-up when commodity prices recover and/or project development is complete. As a result, common performance metrics, such as net income, earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, etc. are not always meaningful to the Company.

To address this issue, the Company implemented the STIP in January 2016 and the LTIP in January 2018, which are intended to set out meaningful performance criteria tailored specifically to the Company. The STIP sets short-term performance goals each year that are tied primarily to the Company meeting its annual budget, as set by the Board, as well as the objectives over the year as set out in the Company’s long-term strategic plan. Cash bonuses for NEOs are awarded each year based on performance relative to the STIP performance goals for the year, as determined by the Board in January of the following year.

The LTIP sets long-term performance goals each year tailored specifically to the Company that have implications beyond the current year. Equity awards for NEOs are awarded for each year based on performance relative to the LTIP performance goals for the year, as determined by the Board in January of the following year. The equity awards are typically in the form of RSUs that vest over a three-year period. Although performance goals are not contained in the RSUs themselves, the number of RSUs awarded for any year is based on the success of management in meeting the year's long-term performance goals. Further, because the RSUs vest over a three-year period, the RSUs provide an additional performance incentive for management, because the better the Company performs over the long term, the better the Company's share performance will be, and the higher the value of the RSUs will be when they vest in the future.

In addition, as detailed above, the Company has in the past utilized performance-based SAR grants as well as, most recently, Performance-Based Option grants at a 10% premium. Both the SARs and Performance-Based Options provide an added level of equity performance awards that are intended to incentivize senior management to achieve the Company's strategic long-term goals over the specified terms of the grants, based on significant common share price growth objectives, and to reward management for achieving those growth objectives. Both SAR grants and Performance-Based Option grants are discretionary, and the size of the grants and the terms and conditions of the grants are in the discretion of the Board and may vary from the terms and conditions described above.

The Company has found that the STIP and LTIP have been very effective in setting meaningful goals specific to the Company that can be managed by the NEOs and objectively evaluated by the Board. The Company is very pleased with its executive incentive program, which continues to evolve as needed to adequately respond to Company needs and market feedback, and believes it encourages and recognizes strong levels of performance by linking the overall performance and contributions of each NEO to the corporate objective of maximizing value for the Company's shareholders.

STIP and LTIP Performance in 2025

Overriding Clawback Policy

The Company has in place an Equity Incentive-Based Compensation Clawback Policy (the "Clawback Policy") that complies with SEC rules and related NYSE American listing standards by mandating recovery of incentive-based compensation if it is determined that an accounting restatement is required due to material noncompliance with any financial reporting requirements under the federal securities laws. The Company will recoup incentive-based compensation received by Executive Officers and Senior Employees (each as defined in the Clawback Policy, and inclusive of all NEOs) during the three (3) fiscal years prior to such determination, to the extent those amounts would not have been received based on the restated financial statements.

Furthermore, the Clawback Policy requires recovery of some or all the incentive-based compensation if the Board determines in its sole discretion that an Executive Officer or Senior Employee engaged in gross negligence, intentional misconduct or fraud or caused or otherwise contributed to the need for an accounting restatement during the three fiscal years prior to such determination.

The Clawback Policy is administered by the Board with input from the Compensation Committee and will be reviewed and approved at least annually. The Company filed its Clawback Policy as Exhibit 97.1 to the Form 10-K.

2025 STIP Goals and Performance

The purpose of the STIP is to align short-term (generally one year or less) performance of NEOs with the Company's annual business plan and other specified criteria through awarding participants with cash bonuses that are a function of performance against STIP goals. How well NEOs perform at achieving STIP goals determines whether the NEOs' cash bonuses are at, above or below their target levels.

In January of each year, the Compensation Committee completes a STIP matrix including goals, metrics and weightings to serve as the basis for measuring short-term performance of the Company and the participants during and at the end of the year. The STIP matrix generally contains several objective criteria (such as criteria tied to successful implementation of the annual business plan for the year), as well as a subjective category. The objective performance goals generally apply equally to all NEOs, recognizing the need for all top executives to work as a team to achieve corporate goals. The objective criteria serve as the short-term performance goals for the CEO and the top management group.

The performance metrics for the STIP objective performance goals are generally structured so that, if the senior management team performs as expected, the mid-level (100% of target) will be achieved for each of the objective performance goals and the target cash bonus level will be achieved. If performance is lower than expected for an objective performance goal, then the lower level (generally expected to be set at approximately 0-50% of target) will apply, and likewise if performance is greater than expected for the criteria, the higher level (generally expected to be set at approximately 150% of target) will apply.

The subjective evaluation for each participant is performed by the Compensation Committee, upon the recommendations and input of the CEO, and may take into consideration individual contributions and achievements of participants, workloads, reaction to market conditions over which the participant has no control, leadership, relationship with the Board, and other elements specific to the participant that warrant attention during the year. The target weighting of the subjective category is generally applied equally across each STIP participant, recognizing the need for all top executives to focus primarily on working as a team to achieve the objective corporate goals set for the CEO and the senior management team. While the subjective category is only one of many factors taken into consideration annually and therefore generally does not exceed more than 20-30% of the total bonus amount for each participant, the Compensation Committee may take a higher target weighting into consideration in unique circumstances where the Company's performance has been especially noteworthy or important in that year, or if otherwise considered appropriate.

The Compensation Committee determines the target cash bonus level for each participant, generally to be set as a percentage of base salary at the same time it determines the STIP matrix, by referencing the cash bonuses awarded to those in comparable positions within the current peer group established by the Compensation Committee, which necessarily reflects the most recent year for which such data is publicly available. Those considerations must be considered in light of the target bonus percentages of base salary set out in the individual NEOs' employment agreements. The actual cash bonus award could be lower or higher than the target bonus level depending on the Compensation Committee's actual evaluation of the performance metrics for the year, as well as any information for industry trends, price level adjustments or other factors that indicate the data for the year in comparison would understate or overstate the expected cash bonuses for those with comparable positions in the peer group during the performance year.

For 2025, the STIP also contained an overriding health and safety factor, which would reduce or eliminate any cash bonuses otherwise payable if the Company failed to meet stipulated health and safety performance criteria. The Board also had the authority to vary from the STIP as it deemed fit.

In situations such as for 2025, where the Company was not generating sufficient revenues to result in earnings from operations, factors such as managing production, cash expenditures, overheads and working capital balances, maintaining valuable assets on standby and advancing other assets and initiatives, all as set out in the Company’s annual budget, were deemed more important for guiding management and judging management’s performance than broad corporate-level financial performance metrics. Cash bonuses earned in 2025 were based on management’s performance in 2025 relative to the 2025 STIP performance goals and were paid in February 2026.

For 2025, the STIP performance goals, which together comprise the 2025 total STIP weighting, are set forth in the table below, followed by additional summary details:

Metric(5)	Weight	Threshold Performance (50% of Plan)	Target Performance (100% of Plan)	Maximum Performance (150% of Plan)
ESG Goal - Environmental and Safety Performance	15%	Achieve any two of the following goals: (A) achieve all 2025 SMART Safety Goals;(1) (B) achieve all 2025 Environmental Performance Goals;(2) and (C) achieve a Company TRIR(3) for 2025 of less than or equal to 1.2 times the Company TRIR for the previous calendar year.	Achieve all the following goals: (A) achieve all 2025 SMART safety goals;(1) (B) achieve all 2025 Environmental Performance Goals;(2) and (C) achieve a Company TRIR(3) for 2025 within the range of 0.80 to 1.2 times the Company TRIR for the previous calendar year.	Achieve all the following goals: (A) achieve all 2025 SMART Safety Goals;(1) (B) achieve all 2025 Environmental Performance Goals;(2) and (C) achieve a Company TRIR(3) for 2025 of less than 0.8 times the Company TRIR for the previous calendar year.
Achieve Mining and Reclamation Objectives	10%	Achieve both the following objectives: (A) mine at least 28,000 tons of ore at the Pinyon Plain mine; and (B) complete by June 30, 2025 at least one of the June 30, 2025 milestones(4) for reclamation at Kwale in accordance with the Kwale Closure Plan and all applicable environmental commitments.	Achieve both the following objectives: (A) mine 35,000 tons (+/- 20%) of ore at the Pinyon Plain mine; and (B) complete by June 30, 2025 at least two of the June 30, 2025 milestones(4) for reclamation at Kwale in accordance with the Kwale Closure Plan and all applicable environmental commitments.	Achieve both the following objectives: (A) mine at least 42,000 tons of ore at the Pinyon Plain mine; and (B) complete by June 30, 2025 all three of the June 30, 2025 milestones(4) for reclamation at Kwale in accordance with the Kwale Closure Plan and all applicable environmental commitments.
Advance Rare Earth Element ("REE") Initiatives - Mill Phase II REE Separation Facility	12.5%	Achieve either one of the following goals: (A) substantially Complete Feasibility Study for the Circuit, with a reasonably expected completion date of no later than March 31, 2026; or (B) substantially complete license amendment application for the Circuit with a reasonably expected submission date to the Utah Department of Waste Management and Radiation Control ("DWMRC") of no later than March 31, 2026.	Achieve either one of the following goals: (A) Complete Feasibility Study for the Phase II REE Separation Circuit (the "Circuit"); or (B) submit license amendment application for the Circuit to DWMRC by December 31, 2025.	Achieve either of the following goals: (A) complete both of the following (i) and (ii): (i) Complete Feasibility Study for the Circuit; and (ii) Submit license amendment application for the Circuit to DWMRC on or before December 31, 2025; or (B) submit a license amendment application for the Circuit to DWMRC by June 30, 2025.
Advance REE Initiatives - Donald Project	10%	Achieve any one of the following goals: (A) Complete updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support a final investment decision ("FID") for the Donald Project; (B) obtain all permitting required to construct the Donald Project (including obtaining final approval of the Work Plan for the Donald Project); or (C) purchase or secure purchase rights or options on all land required to operate the Donald Project for the life of the Work Plan.	Achieve any two of the following goals: (A) Complete updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Donald Project; (B) obtain all permitting required to construct the Donald Project (including obtaining final approval of the Work Plan for the Donald Project); or (C) purchase or secure purchase rights or options on all land required to operate the Donald Project for the life of the Work Plan.	Achieve either of the following goals (A) or (B): (A) make a positive FID for the Donald Project; or (B) achieve all of the following (i)-(iii): (i) Complete updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Donald Project; (ii) obtain all permitting required to construct the Donald Project (including obtaining final approval of the Work Plan for the Donald Project); and (iii) purchase or secure purchase rights or options on all land required to operate the Donald Project for the life of the Work Plan.

Metric(5)	Weight	Threshold Performance (50% of Plan)	Target Performance (100% of Plan)	Maximum Performance (150% of Plan)
Advance REE Initiatives - Vara Mada (f/k/a Toliara) Project	12.5%	Achieve any one of the following goals: (A) agree on amended Law on Large-Scale Mining Investments ("LGIM") and investment agreement or the equivalent (if required) with the Malagasy Government for submission to the Malagasy Parliament for approval or determine that the Malagasy Government is not prepared to advance the LGIM amendment and investment agreement process to completion during 2025 in accordance with the MOU signed by the Malagasy Government in December 2024; (B) substantially Complete an updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Vara Mada Project, with a completion date reasonably expected to be on or before March 31, 2026; or (C) enter into an offtake agreement with a third party, with a significant financing component ($50 million or more).	Achieve any one of the following goals: (A) Complete LGIM Amendment process with the Malagasy Government and enter into an Investment Agreement with the Malagasy Government, if applicable, and obtain all approvals required for such an Investment Agreement; (B) Complete updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Vara Mada Project; or (C) enter into an offtake agreement with a third party, with a significant Vara Mada Project financing component ($50 million or more).	Achieve all the following goals: (A) Receive LGIM Certification or the equivalent under the amended LGIM and; (B) enter into an Investment Agreement with the Malagasy Government, if applicable, and obtain all approvals required for such an Investment Agreement; and; (C) Complete an updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Vara Mada Project.
Advance TAT initiatives	10%	Achieve either of the following goals: (A) produce at least 1 mg of on-spec Ra-226; or (B) perform test work and engineering sufficient to determine that it is not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions and that further evaluations as to the feasibility of the program are required.	Achieve all the following goals: (A) produce at least 1 mg of on-spec Ra-226; (B) advance the Ra-226 production flow sheet in a manner sufficient to support construction of the Ra-226 R&D facility; (C) retain a third-party engineering firm to commence engineering of a commercial Ra-226 production facility at the Mill; and (D) commence preparation of an application for a Mill License Amendment or a request for confirmation that a Mill License Amendment is not required for the commercial Ra-226 production facility at the Mill (i.e., that such a facility can be approved by the Mill under its Safety and Environmental Review Policy ("SERP")).	Achieve either of the following goals: (A) produce at least 30 mg of on-spec Ra-226; or (B) submit an application to DWMRC for a Mill License Amendment or an application for confirmation that a Mill License Amendment is not required for the commercial Ra-226 production facility at the Mill (i.e., that the commercial production facility can be approved by the Mill under its SERP).
Corporate Financing	10%	Raise at least $195 million in equity and/or convertible debt.	Raise at least $231.5 million in equity and/or convertible debt in order to meet the Company's desired minimum liquid working capital balance at December 31, 2025.	Raise at least $395 million in equity and/or convertible debt in order to meet the Company's budget expectation for financing in 2025.
Subjective Component	20%	Subjective evaluation specific to the NEOs' particularized roles and responsibilities within the Company.

Notes:

(1)  The 2025 SMART Safety Goals were:

• The Company has documented at least one management (and/or independent contractor) health and safety walk-through audit per year (each walk through to be separated by at least 60 days) at each of: the Mill; the Nichols Ranch facility; each U.S. mine that is not on standby; the Kwale HMS wet concentration plant ("WCP"); the Kwale Mineral Separations Plant ("MSP"); the Kwale reclamation operations; any exploration or development activity at the Vara Mada (f/k/a Toliara) Project; and any exploration or development area at the Bahia Project. For the purposes of this goal, each walk through audit shall be documented by identifying the date and time of the walk through, the management personnel (and/or independent contractor) conducting the walk through, the areas or functions audited, any findings or corrective actions identified, and with the signed approval of the person in charge of health and safety for the site: a root cause analysis for each finding or corrective action identified, the manner of correction or abatement identified (or reason why correction or abatement is not required) and the time frames during which the findings or corrective actions are required to be addressed or abated. Each such record of walk-through audit shall be reviewed and signed off by the Safety Manager of the Company.

• The Company has documented that: (A) each health and safety regulatory violation has been abated within the period of time as originally fixed in the violation or as may have been extended by the applicable regulatory authority; and (B) all findings or corrective actions identified in walk through audits at the Company's facilities and mines that are required to have been corrected or abated during the year have been corrected or abated substantially within the time frames during which the findings or corrective actions are required to have been addressed or abated, or such other time frame as may have been approved by the Company's Safety Manager.

• The Company has documented that appropriate safety training has been performed for all employees and contractor employees within the time frames required by applicable laws, regulations, licenses and permits, but in any event at least annually or within 30-days of hire for new employees or contractor employees.

• There has been no radiation or other regulated substance exposure to a worker or contractor employee at the Mill, another uranium processing facility, other processing facility or mine that exceeds applicable regulatory standards.

(2) The 2025 Environmental Performance Goals were:

• There has been no unauthorized release of effluents or pollutants to the environment that results in a violation and penalty in excess of $10,000 from a regulatory authority during the year.

• There has been no radiation or other regulated substance exposure to a member of the public during the year that exceeds applicable regulatory standards.

(3) Total Recordable Incident Rate or TRIR = ((number of reportable medical aids and lost time accidents)/worker-hours worked) x 200,000. The Company TRIR will be calculated for all Company facilities (mining and processing) for the year. To the extent practicable, the Company TRIR will be calculated for the facilities in each country on a basis comparable to the manner of calculation of TRIR by the U.S. Mine Safety and Health Administration ("MSHA") for U.S. facilities, as if they were located in the U.S. and subject to MSHA, but in any event calculated on a consistent basis from year to year. For purposes of this determination, Nichols Ranch will be treated as a metal milling facility, and a recordable incident will be treated as a reportable medical aid. The Company TRIR for the year will be calculated and reported as a weighted average of the TRIR calculated for the facilities in each country, weighted by the number of recordable employee and contractor employee hours (including office workers) over the year in each country. Hours for office workers to be included in calculating TRIR will be as per MSHA definitions and interpretations.

(4) The June 30, 2025 milestones for reclamation at Kwale were:

• final shaping and planting of the South Dune, North Dune and Central Dune is completed in accordance with the Kwale Closure Plan;

• asset decommissioning: demolition completed and mobile assets disposed of or transferred in whole or in part to or to the direction of the Kenyan government; and

• workforce demobilization completed, and requisite ongoing organization established to complete the work required to achieve a final handover of the Kwale site to Government.

(5) ESG is short for Environmental, Social and Governance and represents core corporate governance values actively being integrated into the Company's business and more transparently and meaningfully disclosed where already in place.

a) ESG Goal - Environmental and Safety Performance

To achieve 50% of Plan, this performance goal required the Company to have achieved any two of the following goals: (A) achieve all 2025 specific, measurable, achievable, realistic and time-bound ("SMART") Safety Goals set out in Note 1 above; (B) achieve all 2025 Environmental Performance Goals set out in Note 2 above; and (C) achieve a Company Total Recordable Incident Rate ("TRIR") for 2025 of less than or equal to 1.03 being 1.2 times the Company TRIR for the previous calendar year of 0.86, pursuant to Note 3 above.

The Company achieved all 2025 Environmental Performance Goals, as there were no unauthorized releases of effluents or pollutants to the environment during the year, and there were no radiation or other regulated substance exposures to a member of the public during the year that exceeded applicable regulatory standards. During 2025 the Company's TRIR was 0.89, which was less than or equal to 1.03, being 1.2 times the Company's TRIR for 2024.

However, the Company did not achieve all 2025 SMART Safety Goals because two employees failed to complete their MSHA annual refresher training as required during 2025, resulting in the issuance of two Section 104(g)(1) orders. Under these orders, the employees were withdrawn from their worksites until such time as they received the proper training. As a result, the Company was not able to document that appropriate safety training had been performed in 2025 for all employees and contractor employees within the time frames required by applicable laws, regulations, licenses and permits, but in any event at least annually or within 30-days of hire for new employees or contractor employees.

As the Company achieved two of the three objectives specified in this performance goal, 50% of Plan was achieved, resulting in a weighting for this Performance Goal of 7.50%.

b) Achieve Mining and Reclamation Objectives

To achieve 150% of Plan, this performance goal required the Company to have achieved both the following objectives: (A) mine at least 42,000 tons of ore at the Pinyon Plain mine; and (B) complete, by June 30, 2025, all three of the June 30, 2025 milestones for reclamation at Kwale in accordance with the Kwale Closure Plan and all applicable environmental commitments as detailed in Note 4 above.

During 2025, the Company mined a total of approximately 47,500 tons of ore at the Pinyon Plain mine, which is significantly greater than the 42,000 tons of ore contemplated by the performance goal. The average grade of the ore mined of 1.62 % U3O8 over the year far exceeded the expected average grade of 0.95% U3O8, thereby resulting in a greater number of contained pounds of U3O8 mined compared to budget expectations.

As reported to the Board mid-2025, while rehabilitation physical works at the Kwale Project were proceeding well with most area dunes on track to be shaped by June 30, 2025, management made the decision  to phase the remaining shaping and planting over the balance of 2025 for the most efficient outcome in light of wet season forecasts. As a result, management proposed, and the Compensation Committee agreed, that the June 30, 2025 deadline set for the above Kwale milestone was appropriately changed to December 31, 2025, as the decision was made in order to incentivize the best outcome for the Company in light of the forecasted weather conditions.

As, the Company mined a total of approximately 47,500 tons of ore at the Pinyon Plain mine during 2025, which is greater than the 42,000 tons of ore contemplated by the performance goal, and the Company satisfied all three milestones for reclamation at Kwale as of December 31, 2025, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 15%.

c) Advance REE Initiatives - Mill Phase II REE Separation Facility

To achieve 150% of Plan, this performance goal required the Company to have achieved either of the following goals: (A) complete both of the following (i) and (ii): (i) Complete Feasibility Study for the Phase 2 Circuit at the Mill; and (ii) Submit license amendment application for the Circuit to the Utah Division of Waste Management and Radiation Control ("DWMRC")on or before December 31, 2025; or (B) submit a license amendment application for the Circuit to DWMRC by June 30, 2025.

The Company submitted its license amendment application for the Phase 2 Circuit at the Mill on November 17, 2025, and completed its Feasibility Study for the Phase 2 Circuit at the Mill prior to December 31, 2025, which was filed in early 2026.

As the Company completed both goals set forth in (A) above, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 18.75%.

d) Advance REE Initiatives - Donald Project

To achieve 150% of Plan, this performance goal required the Company to have achieved either of the following goals (A) or (B): (A) make a positive FID for the Donald Project; or (B) achieve all of the following (i)-(iii): (i) Complete updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Donald Project; (ii) obtain all permitting required to construct the Donald Project (including obtaining final approval of the Work Plan for the Donald Project); and (iii) purchase or secure purchase rights or options on all land required to operate the Donald Project for the life of the Work Plan.

On June 25, 2025, the Company announced that the Government of Victoria, Australia had approved the Work Plan for the construction and operation of the Donald Project, being the final major regulatory approval required to construct and operate the Donald Project. The approval of the Work Plan enables the finalization of critical activities, including arrangements for debt and equity financing, before a final investment decision ("FID") can be made.

During 2025, the Donald Project Joint Venture spent a total of AUD$12 million ($8 million) to purchase or secure purchase rights or options on all land required to operate the Donald Project for the life of the Work Plan.

The Company completed an updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Donald Project (given satisfactory floor price offtake agreements) prior to December 31, 2025, which was filed in February 2026.

As the Company achieved all three goals set forth in (B) above, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 15%.

e) Advance REE Initiatives - Vara Mada Project (f/k/a Toliara)

To achieve 100% of Plan, this performance goal required the Company to have achieved any one of the following goals: (A) Complete the Law on Large Scale Mining Investments ("LGIM") Amendment process with the Malagasy Government and enter into an Investment Agreement with the Malagasy Government, if applicable, and obtain all approvals required for such an Investment Agreement; (B) Complete an updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Vara Mada Project; or (C) enter into an offtake agreement with a third party, with a significant Vara Mada Project financing component ($50 million or more).

The Company completed an updated S-K 1300/NI 43-101 compliant Feasibility Study sufficient to support an FID for the Vara Mada Project (given satisfactory floor price offtake agreements) prior to December 31, 2025, which was filed in early January 2026.

As the Company completed goal (B) above, 100% of Plan was achieved, resulting in a weighting for this Performance Goal of 12.5%.

f) Advance TAT initiatives

To achieve 50% of Plan, this performance goal required the Company to have achieved either of the following goals: (A) produce at least 1 mg of on-spec Ra-226; or (B) perform test work and engineering sufficient to determine that it is not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions and that further evaluations as to the feasibility of the program are required.

Test and engineering work were ongoing throughout 2025, which were sufficient to determine that it was not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions and that further evaluations as to the feasibility of the program are required to be performed. As the Company met goal (B) above, 50% of Plan was achieved, resulting in a weighting for this Performance Goal of 5%.

g) Corporate Financing

To achieve 150% of Plan, this performance goal required the Company to have raised at least $395 million in equity and/or convertible debt in order to meet the Company's budget expectation for financing in 2025.

During 2025, the Company raised net proceeds of approximately $272 million on its at-the-market public offering program ("ATM") and net proceeds of $675 million from its convertible note offering of $700 million, of which $54 million was used to purchase capped calls with option counterparties intended to reduce potential dilution to the Company's common shares upon conversion of the note. Net proceeds from financing after the purchase of the capped calls was $893 million.

As the Company met the above corporate financing goal, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 15%.

h) Subjective Evaluation, to be Specific to each Participant

Under this performance goal, each NEO is given a subjective evaluation specific to the NEO's particularized roles and responsibilities within the Company (20% of the Total STIP weighting at 100% of target), taking into consideration any recommendations from the Company's President and Chief Executive Officer.

With respect to the subjective component, 135% of target was achieved by the Company, which resulted in a weighting of 27% for this performance goal, applied equally to all NEOs.

Given the following factors, the President and then-Chief Executive Officer of the Company were of the view that each officer's performance during the year has significantly exceeded Plan expectations as a result of the following "2025 Subjective Factors" (discussed in further detail below):

i) the strong share price performance of the Company compared to its peers, ranking 5th out of 23 companies over the last three-year period and 3rd out of 23 companies over the last year (with the Company's share price increasing by approximately 194% in 2025, beating out all of its uranium peers for 2025);

ii) the development and mining activities at the Pinyon Plain, La Sal and Pandora mines in 2025, including exceeding production guidance based on tons mined and significantly exceeding pounds contained;

iii) very significant achievements on the REE side of the business, including qualifying the Company's NdPr for metal making, the first production of dysprosium ("Dy") oxides, the qualification of the Company's Dy oxides for metal making, the submission of a license amendment application for the Phase 2 Circuit at the Mill, the completion of a feasibility study for the Phase 2 Circuit at the Mill, and ongoing evaluations in furtherance of the Company's potential future REE metal making and alloy making activities;

iv) the development of a financing plan for the Company's projects and the raising of a total of approximately $893 million in convertible debt and equity on very favorable terms in furtherance of the Company's financing plan;

v) the continued advancement of the Company's TAT radioisotope program;

vi) the strategic reviews performed by the Company's financial advisor and by Company management through a facilitated strategic planning session, which confirmed the Company's existing Board-approved strategic plan and long-term business model;

vii) the continued strong balance sheet; and

viii) other significant accomplishments.

Share price performance outperformed

The Company’s total shareholder return (“TSR”) during the three-year period ending December 31, 2025 ranks 5th out of 23 companies and thereby falls within the first quartile of the below-referenced companies. In addition, the Company’s TSR ranks 3rd out of 23 peers over the 2025 calendar year, as indicated in the table below:

1-year TSR (2025 Calendar Year)

Company (Co.)	Pays a Dividend	Currency	12/31/24 Share Price	12/31/25 Share Price	Total Payable Dividend	TSR	Co. Rank	% Rank (of 23)	Quartile
Ucore Rare Metals Inc.	N	CAD	0.75	5.45	-	626.7%	1	95.8%	1
MP Materials Corp.	N	USD	15.60	50.52	-	223.8%	2	91.7%
Energy Fuels Inc.	N	USD	5.13	14.54	-	183.4%	3	87.5%
Texas Mineral Resources Corp.	N	USD	0.25	0.61	-	144.0%	4	83.3%
Arafura Rare Earths Ltd.	N	AUD	0.12	0.27	-	134.8%	5	79.2%
Rare Element Resources Ltd.	N	USD	0.35	0.71	-	102.9%	6	75.0%
Neo Performance Materials Inc.	Y	CAD	7.99	15.56	0.40	99.7%	7	70.8%	2
Lynas Rare Earths Ltd.	N	AUD	6.43	12.44	-	93.5%	8	66.7%
Cameco Corp.	Y	USD	51.39	91.49	0.17	78.4%	9	62.5%
Uranium Energy Corp.	N	USD	6.69	11.68	-	74.6%	10	58.3%
Deep Yellow Ltd.	N	AUD	1.13	1.84	-	63.6%	11	54.2%
Denison Mines Corp.	N	USD	1.80	2.66	-	47.8%	12	50.0%
NexGen Energy Ltd.	N	USD	6.60	9.20	-	39.4%	13	45.8%	3
Paladin Energy Ltd.	N	AUD	7.56	9.59	-	26.9%	14	41.7%
Ur-Energy Inc.	N	USD	1.15	1.39	-	20.9%	15	37.5%
Iluka Resources Ltd.	Y	AUD	5.05	5.79	0.06	15.8%	16	33.3%
Eramet SA	Y	EUR	54.15	57.65	1.51	9.3%	17	29.2%
Kenmare Resources PLC.	Y	GBP	318.00	251.50	20.06	(14.6)%	18	25.0%
The Chemours Company	Y	USD	16.90	11.79	0.51	(27.2)%	19	20.8%	4
Image Resources NL.	Y	AUD	0.09	0.06	-	(39.8)%	20	16.7%
Boss Energy Ltd.	N	AUD	2.43	1.46	-	(40.1)%	21	12.5%
Peninsula Energy Ltd.	N	AUD	1.26	0.65	-	(48.8)%	22	8.3%
Tronox Holdings PLC.	Y	USD	10.07	4.17	0.35	(55.1)%	23	4.2%

During 2025, the TSR for the Company's shares was 183.4%, resulting in an increase in the Company's market capitalization by approximately $2.43 billion from approximately $1.02 billion at December 31, 2024 to approximately $3.45 billion at December 31, 2025 (as of January 9, 2026, the Company's market capitalization was $4.32 billion). The Company's TSR for 2025 ranks third only to MP Materials and Ucore Rare Metals Inc., outperforming all the Company's uranium peers over the year (the next best performing uranium company in 2025 was Cameco with a TSR of 78.4%, or less than half the Company's TSR for 2025).

Health and Safety Advancements

During 2025, the Company ramped up mining at its Pinyon Plain mine, which the Company believes is one of the highest-grade uranium mines in U.S. history.

With this high grade comes higher radiation and the risk of higher exposures to the mine's workers. The Company successfully mined these high-grade ores in compliance with all applicable regulatory standards and without any radiation overexposures. In so doing, the Company voluntarily implemented the "sum" rule under which the Company calculates the total dose to its workers from radiation exposure from radon, gamma and air particulate (dust), which is the international standard for radiation protection in underground uranium mines and is also the U.S. standard for radiation protection in uranium mills and uranium ISR facilities. The U.S. rules for conventional miners have a 5,000 millirem ("mrem")/yr. standard for radon, a separate 5,000 mrem/yr. standard for gamma exposure and no standard for air particulate. Under current rules, a U.S. conventional miner could therefore be exposed to a total of 10,000 mrem/yr. from radon and gamma combined plus an unknown exposure level from air particulate. In contrast, a worker at the Mill cannot exceed 5,000 mrem/yr. from radon, gamma and air particulate combined. The international standard for conventional uranium miners is similar to the Mill standard with the additional requirement that the total exposure from all sources cannot exceed 5,000 mrem in any one year or an average of 2,000 mrem/yr. over any five-year period.

During 2025, the average exposure to miners at the Pinyon Plain mine from all sources (radon, gamma and air particulate) was approximately 2,000 mrem with the maximum exposures to any one miner less than 5,000 mrem.    Successfully managing the radiation exposures and implementing the sum rule at the Pinyon Plain mine involved the implementation of additional monitoring at the mine and the institution of ALARA (as low as reasonably achievable) committee meetings for conventional mines, which were held approximately every two weeks during the year. These additional monitoring protocols and the implementation of the sum rule were also initiated at the Company's La Sal mines complex during 2025 with similar results.

Navajo Agreement

On January 29, 2025, the Company and the Navajo Nation, the largest indigenous tribe in the U.S., jointly announced the signing of a landmark agreement governing the transport of uranium ore along federal and state highways crossing the Navajo Nation. Following this announcement, ore transport from Energy Fuels' Pinyon Plain mine to the Mill, which had been voluntarily suspended by the Company since mid-2024, resumed in February 2025.

Under the agreement, Energy Fuels agreed to add additional protections and accommodations over and above the existing U.S. Department of Transportation requirements to ensure that uranium ore transportation through the Navajo Nation is done safely and respectfully.

Additionally, the Company committed to accepting and transporting, at no cost to the Navajo Nation, up to 10,000 tons of uranium-bearing cleanup materials from abandoned uranium mines within the Navajo Nation. The Company also committed to make further contributions to support the Nation's transportation safety programs, education, the environment, public health and welfare, and local economic development on the Navajo Nation relating to uranium matters.

Advanced REE and HMS Initiatives

During 2025, the Company made significant strides in advancing its REE and HMS initiatives, including the following:

i) MOU with POSCO

On March 17, 2025, the Company announced the signing of a strategic Memorandum of Understanding ("MOU") with South Korea-based POSCO International Corporation ("POSCO") that set out the principal terms of a collaboration that, if successful, has the potential to create a new ex-China (at the exclusion of Chinese involvement and influence) REE supply chain for EV and hybrid EV drivetrains for U.S., European Union, Japanese and South Korean auto-makers.

On September 9, 2025, the Company announced that high-purity NdPr oxide produced at the Mill had been manufactured into commercial scale rare earth permanent magnets (“REPMs”) pursuant to the MOU and had passed all quality assurance and quality control (“QA/QC”) benchmarks for use in EV drive unit motors sold to major automotive manufacturers. This included the successful manufacture of Energy Fuels’ NdPr oxide into NdPr metal, neodymium-iron-boron (NdFeB) alloy sintered blocks (45H grade), and high-performance, high-temperature NdFeB REPMs.

ii) Strategic Alliance with Chemours

On March 18, 2025, the Company and The Chemours Company announced they were forming a strategic alliance to expand the companies’ existing relationship to enhance U.S. domestic rare earth and critical mineral supply chains to meet increasing demand. The alliance is intended to capitalize on the complementary geographic and operational synergies of both organizations.

iii) MOU with Vulcan

On August 26, 2025, the Company and Vulcan Elements, a U.S. manufacturer of rare earth permanent magnets, announced that the companies had signed an MOU to collaborate on creating a resilient domestic supply chain for rare earth magnets independent of China.

iv) Developed Technical Ability to produce all Heavy REEs

On April 17, 2025, the Company announced that it had successfully developed the technical ability it believes is required to commercially produce samarium, gadolinium, dysprosium, terbium, lutetium, yttrium, and other oxides at scale through expansion of its existing REE production capability in Utah.

v) Commenced Production of Heavy REEs

On July 17, 2025, the Company announced it had commenced producing heavy rare earth element oxides at its Mill at pilot scale to support potential future production of separated heavy rare earth oxides on a commercial scale, thereby providing much-needed U.S.-produced heavy rare earth oxides.

vi) Successful Production of First Kg of Dy

On Aug. 21, 2025, the Company announced it had successfully completed production of its first kilogram of Dy oxide at pilot scale at the White Mesa Mill. The Company achieved a purity of 99.9% Dy, which is in excess of the 99.5% commercial specification. Energy Fuels believes it is the first U.S. company to both produce high-purity Dy oxide and publicly disclose actual production volumes and purities. Due to the ongoing success of this “heavy“ REE pilot project, the Company announced its intention to construct and commission commercial-scale Dy, Tb, and potentially other “heavy“ REE separation capacity at the Mill.

vii) Dy qualified by Major South Korean Auto Manufacturer and Japanese Downstream Manufacturer

On December 19, 2025, the Company announced that its high purity Dy oxide had passed all initial purity and QA/QC benchmarks of a major South Korean automotive manufacturer for downstream REPM production. Production of Dy oxide that meets stringent magnet specifications is yet another key milestone in the Company's critical materials strategy. On December 23, 2025, the Company's Dy oxide also passed initial qualification from a downstream manufacturer in Japan for Dy oxide to be used for production of DyFe (molten salt electrolysis).

viii) Advanced Phase 2 Circuit at Mill

The Company submitted its license amendment application for the Phase 2 Circuit at the Mill on November 17, 2025 and completed its Feasibility Study for the Phase 2, Circuit l in December 2025, which was filed in early January 2026.

ix) Advanced Donald Project

On June 25, 2025, the Company announced that the Government of Victoria, Australia had approved the Work Plan for the construction and operation of the Donald Project, which is the final major regulatory approval required to construct and operate the Donald Project. The approval of the Work Plan enables the finalization of critical activities, including arrangements for debt and equity financing, before a FID can be made.

x) Advanced Bahia

All applications associated with exploration drilling at the Bahia project were submitted during Q1 2025. The Company received the drilling permit to perform required drilling in the Southern Area of the project on October 25, 2025. Drilling commenced in December 2025 and is ongoing at this time. The Company also advanced its bulk sample test work in Florida and Australia, which is expected to continue into 2026.

xi) Other Project Evaluations

During the year, the Company evaluated, remains in the process of evaluating or was approached to evaluate a number of potential acquisition and other business opportunities.

xii) Activities Regarding Downstream Metals and Alloys

After significant due diligence, the Company made an offer to ASM to acquire 100% of its outstanding shares. After negotiation, that offer was accepted effective December 31, 2025, and an exclusivity agreement was entered into on that date. The Company and ASM have since entered into a Scheme Implementation Deed dated January 21, 2026, as amended on March 13, 2026, with an expected closing date of the proposed transaction to occur in the second half of 2026.

xiii) Advanced Discussions with Commercial Offtakers

The Company advanced discussions with a number of potential commercial REE offtakers and continues to consider how such discussions fit into the Company's broader business strategy.

Conventional Uranium Mining Achievements

i) High Grade at Pinyon and Juniper Exploration Results

On May 1, 2025, the Company announced that uranium mining rates at its Pinyon Plain mine reached record levels in April 2025 while the ongoing underground drill program at the mine delivered strong new results.

In addition to the increase in production, the Company announced strong results from its 2024-2025 underground drill program in another area of mineralization at the Pinyon Plain mine called the “Juniper Zone.”

ii) Exceeded Uranium Production Guidance

On December 29, 2025, the Company announced it had exceeded previously disclosed guidance for finished uranium production and mined uranium ore production for 2025. The Company mined a total of approximately 47,500 tons of ore at the Pinyon Plain mine during 2025, which is significantly greater than the 42,000 tons of ore contemplated by the performance goal at the 150% of Plan level. The average grade of the ore mined of 1.77% U3O8 over the year, far exceeded the expected average grade of 0.95% U3O8, thereby resulting in a far greater number of contained pounds of U3O8 mined compared to budget expectations (1,533,714 lbs. of contained U3O8 mined vs. 665,000 lbs. of contained U3O8 budgeted).

iii) Exceeded Uranium Sales Guidance

On December 29, 2025, the Company also announced it had exceeded previously disclosed guidance for uranium concentrate sales for 2025 in that it expected to sell a total of 360,000 pounds of U3O8 in Q4-2025, which represents an increase of 50% over the 240,000 pounds of U3O8 sold by the Company in Q3-2025. Total uranium revenue for Q4 2025 was $27.0 million with a weighted average sales price of $75.04 per pound.

Energy Fuels also announced that it had entered into two new long-term uranium sales contracts with U.S. nuclear power generating companies, adding to its U3O8 deliveries for the years 2027 to 2032. Both contracts retain exposure to uranium market upside by utilizing hybrid pricing whereby a portion of the final sales price is calculated on a base escalated price with the other portion based on the spot price at the time of delivery, subject to floors and ceilings.

With the addition of these contracts, Energy Fuels expects to complete sales totaling about 780,000 to 880,000 pounds of U3O8 into its portfolio of long-term contracts in 2026, along with the potential for additional sales on the spot and term markets, subject to continued strong uranium markets and production. For 2027 to 2032, Energy Fuels' current portfolio of six long-term contracts has delivery quantities that total 2.41 to 4.41 million pounds of U3O8, which is expected to leave significant additional uncommitted low-cost uranium for sale above those quantities.

iv) Inventories

As of December 31, 2025, the Company had approximately 810,000 pounds of finished uranium inventories located at the Mill and conversion facilities in North America. Additionally, the Company had approximately 1,370,000 pounds of U3O8 contained in stockpiled mineralized material at the Mill or nearby mine sites, Alternate Feed Materials and  work-in-process at the Mill that can potentially be processed and recovered expediently in the future, as market conditions and contract requirements may warrant. These quantities were significantly greater than the inventories as at December 31, 2024 (393,000 pounds of finished U3O8 and 725,000 pounds of U3O8 contained in mineralized material inventory).

As of December 31, 2025, the Company held approximately 905,000 pounds of finished V2O5 in inventory, and there remained an estimated 1.0 to 3.0 million pounds of additional solubilized recoverable V2O5 in tailings solutions at the Mill awaiting future recovery, as market conditions warrant.

The Company also had approximately 34 tonnes of separated NdPr in inventory intended to be sold into existing  contractual arrangements and/or to various REE metal makers for testing and qualification for REE metal making. The Company also had approximately 26 tonnes of NdPr plus approximately four tonnes of Sm+ RE Carbonate in solution in its Phase 1 separation circuit. Additionally, the Company had approximately 29 kg of Dy oxide, intended to be sold to various REE metal makers for testing and qualification for REE metal making.

v) Development Activities

During 2025, the Company continued to prepare two other mines (Nichols Ranch and Whirlwind) for commencement of mining within an estimated one-year of a “go” decision on each mine, and advanced engineering at two of its pipeline projects to provide the detail required for advancing permitting of those projects.

Permitting advancement

During 2025, the Company advanced is permitting activities, including the notable approval of the 20-year license renewal for the Nichols Ranch ISR Project.

Development and Advancement of Financing Plan

i) Retention of Financing Specialist and Development of Financing Plan for the Company’s Projects

During 2025, the Company retained a project financing specialist, with whom the Company has developed a financing plan for the Vara Mada Project, the Donald Project, the Bahia Project, the Phase II separation circuit at the Mill, a commercial radium recovery circuit at the Mill and any downstream REE opportunities, as applicable.

ii) Advancement of Financing Plan

On October 25, 2025, the Company and Astron Limited announced that they had received a non-binding and conditional Letter of Support from Export Finance Australia ("EFA") for up to AUD$80 million in respect of senior debt project financing for the development of the Donald Project. EFA is Australia's export credit agency, providing commercial finance for export trade and overseas infrastructure development. The EFA Letter of Support is subject to satisfactory completion of due diligence, including financial, technical, environmental, and social assessments, as is customary for facilities of this nature, credit, risk and legal approvals, and compliance with applicable laws and regulations. The letter represents a key milestone in progressing the Donald Project's debt financing plan and complements the joint venture partners' broader funding initiatives, including the Donald Project Joint Venture equity funding.

iii) Closing of Convertible Debenture Offering

On October 3, 2025, the Company announced the closing of its previously announced upsized offering of 0.75% Convertible Senior Notes due 2031 (the "Notes") for an aggregate principal amount of $700.0 million (the "Note Offering"), including the exercise in full by the initial purchasers of their option to purchase an additional $100.0 million of Notes. As a result of a "capped call" feature, the Notes are convertible into Common Shares of the Company at an effective conversion price of $30.70 per share. Net proceeds from the Note Offering were approximately $621 million.

iv) Raised Approximately $272 million on ATM

During 2025, the Company raised net proceeds of approximately $272 million on its ATM in accordance with the Financing Plan. With the net proceeds from the Note offering, the Company raised total net proceeds of approximately $893 million during the 2025 year.

v) Maintained Strong Working Capital Position

The Company continues to maintain a strong working capital position, ending 2025 with approximately $300 million in working capital (excluding the approximately $621 million net proceeds from the Note, which would add significantly to this working capital balance).

Strategic Planning Initiatives

In December 2025, the Board approved the Company’s 2026 Strategic Plan. The Strategic Plan had been honed by management and the Board over the previous five years, as the Company expanded into the critical materials space with the development of its monazite and REE processing capacity at the Mill and the acquisition of its interests in the Bahia, Donald and Vara Mada Projects, supported by the Company’s continued role as the leading U.S. producer of uranium.

The 2025 Strategic Plan was initially reviewed in detail by the Company's financial advisor, which included detailed reviews of:

i) Energy Fuels in Perspective

• Macro Considerations (including geopolitical dynamics);

• Review of key trends in uranium, rare earths, and HMS;

• Overview of uranium, rare earths, and HMS peers;

• Energy Fuels' current positioning in the market;

• Comparison to selected peers; and

• Share price performance, growth profile, valuation, and shareholder base;

• Broker perspectives on Energy Fuels; and

• Overview of decision-making framework for evaluating strategic alternatives;

ii) Review of Current Business Plan

• Summary observations on current Business Plan;

• Review of Energy Fuel's financial projections;

• Summary of Energy Fuel's key growth projects;

• Equity & debt financing alternatives for Energy Fuels; and

• Potential portfolio enhancements for Energy Fuels;

iii) Overview of Strategic Alternatives for Energy Fuels

• Maintain current strategy;

• Potential portfolio enhancements;

• Acquisitions;

• Sale of non-core assets; and

• Other potential alternatives.

This analysis included a review of the Company's financial model in detail and confirmed the model. The Company's long-term strategic plan was also modeled based on the Company's assets and prospects. The Company's top management personnel then participated in a facilitated strategic planning workshop. The result of the workshop was the development of the 2026 Strategic Pan, based on a consensus of the entire management team, which proved consistent with the 2025 Strategic Plan in all material respects, showing year-over-year alignment with the Company's long-term business strategy.

Base Resources Transition Advancement

During 2025, the Company continued with the transition and integration of the Base Resources team. The integration process to date has been successful and remains ongoing.

New Additions to Senior Management Team

During 2025, the Company expanded its American workforce to 252 employees and its overseas workforce to approximately 1,445 employees (which was later reduced to 817 employees, as the Kwale Project in Kenya went into reclamation), resulting in a total of approximately 1,069 employees with the Company as of the 2025 year-end.

This resulted in the addition of a number of key management personnel, including Ross Bhappu as President (now President and CEO), Michiel van Akkooi as Senior Vice President, Global External Affairs, and Oscar German as Vice President, Global Human Resources (now Senior Vice President, Global Human Resources).

Succession Planning

During the year, the Company made significant progress in its succession planning initiatives:

• President and Chief Executive Officer: The Company hired Ross Bhappu as President with the intent that he fill the role of President and Chief Executive Officer of the Company when then-Chief Executive Officer Mark Chalmers retired, scheduled for April 2026 (as anticipated, the CEO transition occurred effective April 15, 2026 and Mr. Bhappu is now President and CEO of the Company.).

• Vice President, Human Resources and Administration: The Company hired Oscar German as Vice President, Global Human Resources to fill the senior human resources role of the Company upon the retirement of the former Vice President, Human Resources and Administration of the Company in August 2025 (Mr. German was subsequently promoted to Senior Vice President, Global Human Resources).

• Corporate Secretary: The Company promoted the Assistant Corporate Secretary to the role of Corporate Secretary in December 2025 in anticipation of the existing Executive Vice President, Chief Legal Officer and former Corporate Secretary's retirement, expected in October 2026.

Community Relations

i) San Juan County Clean Energy Foundation

On September 16, 2021, the Company announced its establishment of the San Juan County Clean Energy Foundation (the "Foundation"), a fund specifically designed to contribute to the communities surrounding the Mill in southeastern Utah. Energy Fuels deposited an initial $1 million into the Foundation at the time of formation and now provides ongoing funding equal to 1% of the Mill's revenues, thereby providing an ongoing source of funding to support local priorities. The Foundation focuses on supporting education, the environment, health/wellness and local economic development in the City of Blanding, San Juan County, the White Mesa Ute Community, the Navajo Nation and other area communities. An Advisory Board, comprised of local citizens from San Juan County, evaluates grant applications on a quarterly basis and makes recommendations to the Foundation's Managers for final review and approval. As of December 31, 2025, the Foundation had awarded 45 grants totaling $0.8 million, of which $0.2 million was committed to American Indian initiatives.

ii) Navajo Nation

The Company also contributed $1.2 million to a Navajo trust to be applied by the Navajo Nation on environmental protection and community initiatives in the Navajo Nation and has committed to contribute to that fund in the amount of $0.50 per pound of recovered uranium transported across the Navajo Nation.

Additional Subjective Performance Goals Applicable to the Chief Executive Officer

With respect to the subjective evaluation for the then-Chief Executive Officer Mark Chalmers, the Board took into account progress made by the Company in (a) the Base Resources acquisition transition; (b) succession planning for key management positions; and (c) implementation of a strategic planning process, each as discussed above.

The Compensation Committee concluded that both the CEO and the President had satisfied the additional subjective performance goals applicable to the CEO to a level that exceeded expectations for the year. As a result, they were considered to have satisfied the subjective performance goal to the same level as all other officers and to have earned the same subjective performance goal performance rating as all other senior management personnel.

No health and safety factors were applied to reduce the STIP performance determinations for 2025.

Based on the above analysis, the combined STIP performance weighting for 2025 was 115.75%. Accordingly, the cash bonuses awarded to NEOs for their performance in 2025 were determined by the Compensation Committee at its January 2026 meeting to be 115.75% of each NEO's target cash bonus amount. The following table shows the resulting cash bonuses earned in 2025 by the NEOs:

NEO	Salary as of December 31, 2025	Target Cash Bonus Percentage	Target Cash Bonus	STIP Performance Weighting	Actual Cash Bonus Earned in 2025
Mark S. Chalmers Former CEO	$ 646,314	85%	$ 549,367	116%	$ 635,892
Ross R. Bhappu(1) President and CEO	$ 550,000	85%	$ 467,500	116%	$ 220,900
David C. Frydenlund Executive VP and CLO	$ 463,920	70%	$ 324,744	116%	$ 375,891
Nathan R. Bennett CFO	$ 295,000	60%	$ 177,000	116%	$ 204,878
Timothy J. Carstens Executive VP, Heavy Mineral Sands(2)(3)	$ 486,580	60%	$ 291,948	NA	NA

Notes:

(1)  Mr. Bhappu joined the Company as its President effective August 4, 2025 and his actual bonus earned was pro-rated based on his days employed with the Company in 2025.

(2) Mr. Carstens was appointed to serve as the Company's Executive VP, Heavy Mineral Sands, effective as of the Company's completion of its acquisition of Base Resources on October 2, 2024. Prior thereto, he served as the Managing Director of Base Resources (a function he continues to perform in his current role). Mr. Carstens was not paid a cash bonus for performance in 2025.

(3) Mr. Carstens' salary is paid in AUD$, which has been converted to U.S. based on the AUD$/USD exchange rate at December 31, 2025 of 0.67.

LTIP Goals and Performance

The purpose of the LTIP is to align performance of NEOs with the Company's long-term (generally in excess of one year) goals and other specified criteria through awarding participants with equity awards in the form of RSUs that are a function of performance against LTIP goals. How well NEOs perform at achieving LTIP goals determines whether the NEOs' equity awards are at, above or below their target levels.

In January of each year, the Compensation Committee approves an LTIP matrix including goals, metrics and weightings to serve as the basis for measuring long-term performance of the Company and the participants during and at the end of the year. As with the STIP, the LTIP matrix generally contains several objective criteria, as well as a subjective category. The objective performance goals generally apply equally to all NEOs, recognizing the need for all top executives to work as a team to achieve corporate goals. The objective criteria serve as the long-term performance goals for the CEO and the top management group.

The performance metrics for the LTIP objective performance goals are generally structured so that, if the senior management team performs as expected, the mid-level (100% of target) will be achieved for each of the objective performance goals and the target equity award level will be achieved. If performance is lower than expected for an objective performance goal, then the lower level (generally expected to be set at approximately 0-50% of target) will apply, and likewise, if performance is greater than expected for the criteria, the higher level (generally expected to be set at approximately 150% of target, subject to any adjustments deemed appropriate by the Compensation Committee) will apply.

The subjective evaluation for each participant is performed by the Compensation Committee, upon the recommendations of the CEO, and may take into consideration individual contributions and achievements of participants, workloads, reaction to market conditions over which the participant has no control, leadership, relationship with the Board, and other elements specific to the participant that warrant attention during the year. The shared target weighting of the subjective category is meant to align all top executives in their primary focus of working as a team to achieve the long-term corporate objectives of the Company, as furthered by their delineated LTIP goals, and is balanced against the respective importance of each specified performance criterion in a given year. While the target weighting of the subjective category is intended to guide the senior management team in its level of focus on unexpected and more entrepreneurial pursuits, the Compensation Committee may take a higher weighting into consideration in unique circumstances where the Company's performance has been especially noteworthy or important in that year, or if otherwise considered appropriate.

The Compensation Committee determines the target equity award level for each participant; generally, to be set as a percentage of base salary at the same time it determines the LTIP matrix. Generally, the Compensation Committee sets the target equity award percent for each participant for the year by reference to the equity amounts awarded to comparable positions in the current peer group established by the Compensation Committee for the most recent year for which data is publicly available, consistent with any target equity award percentages of base salary that may be set out in the individual NEO employment agreements. The actual value of equity awarded could be lower or higher than the target equity award level depending on the Compensation Committee's actual evaluation of the long-term performance metrics for the year, as well as any information for industry trends, price level adjustments etc. that would indicate that data for the comparison year would understate or overstate the expected equity awards for comparable positions in the peer group during the year.

For 2025, the LTIP also applied an overriding health and safety factor, which served to reduce or eliminate any equity awards otherwise payable if the Company failed to meet stipulated health and safety performance criteria. The Board also had the authority to vary from the LTIP as it deemed fit, taking into account additional factors, such as severity of an incident.

The Company believes shareholder value is primarily driven by results, both in terms of financial strength and operating measures such as production, production capability, advancement of long-term initiatives and mineral reserve and resource growth, as well as protection of public health, safety and the environment and good corporate governance. Each NEO's performance is also evaluated against expectations for fulfilling the NEO's individual responsibilities and goals within his or her particular employment functions and areas of expertise, which also reflects on the executive's contribution to the Company's success in meeting its long-term objectives.

2025 LTIP Goals and Performance

As stated above, performance goals based on broad corporate-level financial performance metrics, such as earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), are not meaningful to the Company's performance at this time. Instead, the Company sets long-term performance goals each year tailored specifically to the long-term objectives set by the Company each year. For example, total shareholder return ("TSR") over a three-year period is considered to be a good long-term indicator for the Company because it reflects genuine Company performance relative to our industry peers over a period sufficiently long to standardize for short-term commodity price fluctuations, thereby giving investors meaningful metrics to utilize in determining how to value us going forward.

The 2025 LTIP directed that performance goals and performance objectives be adjusted, as required, to reflect any Board-approved Budgeted items or Budget changes or Board directives during the Plan year. When evaluating performance, the Compensation Committee had the ability to interpolate within ranges (e.g., when a goal is 100 +/- 20%, the Committee could award an outcome such as 95 or 110) or between performance categories (e.g., award 125% of Plan) if it deemed such an interpolation to be the most appropriate outcome in the circumstances.

Equity awards earned in 2025 were based on management's performance in 2025 relative to the 2025 STIP performance goals and were paid in February 2026.

For 2025, the LTIP performance goals, which together comprise the 2025 total LTIP weighting, are set forth in the table below, followed by additional summary details:

Metric	Weight	Threshold Performance	Target Performance	Maximum Performance
Total Shareholder Return ("TSR") during the three-year period ending December 31, 2025 relative to other publicly traded uranium, REE and HMS Companies with Comparable Market Caps(1)	20%	TSR during the three year-period ending December 31, 2025 that is within 75% and up to 50% of publicly traded uranium, REE and HMS companies with comparable market caps.	TSR during the three-year period ending December 31, 2025 that is within 50% and up to 25% of publicly traded uranium, REE and HMS companies with comparable market caps.	TSR during the three- year period ending December 31, 2025 that is within the top 25% of publicly traded uranium, REE and HMS companies with comparable market caps.
Secure REE Offtake	10%	Achieve both of the following goals: (A) Commence qualification process for NdPr oxide (from Mill-produced NdPr oxide or oxalate) with one or more REE metal/alloy/magnet makers; and (B) enter into negotiations with one or more third parties towards securing REE offtake agreements with such third parties.	Achieve one of the following goals: (A) Qualify NdPr oxide (from Mill-produced NdPr oxide or oxalate) with one or more REE metal/alloy/magnet makers; or (B) secure(2) offtake agreements with one or more REE offtakers.	Achieve both of the following goals: (A) Qualify NdPr oxide (from Mill-produced NdPr oxide or oxalate) with one or more REE metal/alloy/magnet makers; and (B) secure offtake agreements with one or more REE offtakers.

Metric	Weight	Threshold Performance	Target Performance	Maximum Performance
Advance REE Downstream Production Opportunities (Metals/Alloys/Magnets)	10%	Achieve any one of the following performance goals: (A) evaluate acquisition, joint venture, exclusivity or other opportunities with at least one downstream REE company.	Evaluate acquisition, joint venture, exclusivity or other opportunities with at least three downstream REE companies.	Secure(2) an agreement to acquire a significant interest in, or enter into a joint venture, exclusivity or comparable arrangement with, one or more downstream REE companies.
Advance Bahia Project	10%	Achieve both of the following performance goals: (A) Complete bulk sample test-work sufficient to support a revised updated scoping study for one or more process plants; and (B) submit applications for drilling permit(s) to perform required drilling in the Southern Area of the project.	Achieve either of the following performance goals: (A) use bulk test-work data and existing drill data to complete a revised updated scoping study for one or more process plants; or (B) receive a drilling permit or permits to perform required drilling in the Southern Area of the project.	Achieve both of the following performance goals: (A) use bulk test-work data and existing drill data to complete a revised updated scoping study for one or more process plants; and (B) receive drilling permit or permits to perform required drilling in the Southern Area of the project.
Secure Ra-226 Offtake	10%	Achieve one of the following objectives (A) or (B): (A) achieve both (i) and (ii): (i) secure(2) a non-binding offtake agreement with at least one new-for-2025 Ra-226 offtaker; and (ii) enter into a definitive, binding, offtake agreement with at least one Ra-226 offtaker (either from new-for-2025 offtakers or offtakers who have entered into non-binding arrangements with the Company in previous years): or (B) perform test work and engineering sufficient to determine that it is not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions and that further evaluations as to the feasibility of the program are required.	Achieve both of the following objectives: (A) Secure(2) non-binding offtake agreements with at least three new-for-2025 Ra-226 offtakers; or (B) enter into definitive, binding, offtake agreements with at least two Ra-226 offtakers (either from new-for-2025 offtakers or offtakers who have entered into non-binding arrangements with the Company in previous years).	Secure(2) offtake agreements with one or more Ra-226 offtakers sufficient to justify construction of a commercial Ra-226 recovery circuit at the Mill.
Project Financing	10%	Achieve all the following performance goals: (A) retain a government affairs specialist (employee or contractor); (B) retain a project financing specialist (either employee or contractor); and (C) develop a plan for project financing for the Toliara Project, the Donald Project, the Bahia Project, the Phase II separation circuit at the Mill, a commercial radium recovery circuit at the Mill and any downstream REE opportunities as applicable.	Make all submissions to and initiate all contacts with project financing sources according to the project financing plan.	Achieve one of the following performance goals: (A) obtain one or more letters of intent, MOU or commitments from project financing sources according to the project financing plan; or (B) advance the project financing plan as much as reasonably achievable in 2025, given the development schedules for the various projects, as determined at the discretion of the Compensation Committee.
Scalability of Production	10%	Obtain any two (2) of the 15 specified target Permits or Milestones during the year.	Obtain any four (4) of the 15 specified target Permits or Milestones during the year.	Obtain any six or more (6+) of the specified 15 target Permits or Milestones during the year.
Subjective Component	20%	Subjective evaluation specific to the NEO's particularized roles and responsibilities within the Company.

Notes:

(1) Stock Price Performance will be determined by comparing the performance of the Company's total shareholder return (based on share price performance plus dividends declared) over the three-year period ending on December 31, 2025 to the performance of the following publicly listed companies over that time period:

• Arafura Rare Earths Ltd.

• Boss Energy Ltd.

• Cameco Corp.

• The Chemours Company

• Deep Yellow Limited

• Denison Mines Corp.

• Eramet S.A.

• Goviex Uranium Inc.

• Iluka Resources Limited

• Image Resources

• Kenmare Resources plc

• Lynas Rare Earth Ltd.

• MP Materials Corp.

• Neo Performance Materials

• NexGen Energy Ltd.

• Paladin Energy Limited

• Peninsula Energy Ltd.

• Rare Element Resources Ltd.

• Texas Mineral Resources Corp.

• Tronox Holdings Plc

• Ucore Rare Metals Inc.

• Uranium Energy Corp.

• Ur-Energy Inc.

which, as of the time of the 2025 LTIP's implementation, were considered to be publicly traded uranium, REE and HMS companies with comparable market caps to the Company.

(2) For purposes of this performance goal "secure" means a signed term sheet, letter of intent ("LOI"), memorandum of understanding ("MOU"), exclusivity agreement, purchase order, bid award, definitive agreement or other evidence satisfactory to the Compensation Committee.

a) TSR During the Three-Year Period Ending December 31, 2025 Relative to Other Publicly Traded Uranium, REE and HMS Companies with Comparable Market Caps

To reach 150% of Plan on this performance goal, the Company must demonstrate that its total shareholder return ("TSR") during the three-year period ending December 31, 2025 is within the top 25% of the TSR of each of the above-listed publicly-traded uranium, REE and HMS companies.

Stock Price Performance was determined by comparing the performance of the Company's TSR (based on share price performance plus dividends declared) over the three-year period ending on December 31, 2025 to the TSR of each of the above-referenced publicly listed companies over the same period. The TSR for each company was adjusted to take into account applicable foreign exchange rate changes. This methodology allowed for the comparison to properly account for TSR to investors on an even basis for all companies in the group.

Of note, during 2025, Goviex was acquired by Trombador Iron Ltd. and ceased trading as Goviex. Following the acquisition, Trombador Iron Ltd. changed its name to Atomic Energy Ltd. Goviex was ultimately removed from the peer group for consideration, as it was not trading on December 31, 2025, its exclusion of which did not affect how the Company's three-year performance presented within the peer group, presented in the table on page 26.

Based on this analysis, the Company's TSR during the three-year period ending December 31, 2025 ranked 5th out of 23 companies, thereby falling within the first quartile of the above-referenced companies. As a result, based on this peer group comparison, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 30%.

b) Secure REE Offtake

To achieve 100% of Plan, this performance goal required the Company to achieve one of the following goals: (A) Qualify NdPr oxide (from Mill-produced NdPr oxide or oxalate) with one or more REE metal/alloy/magnet makers; or (B) secure offtake agreements with one or more REE offtakers.

On September 9, 2025, the Company announced that high-purity NdPr oxide produced at its White Mesa Mill in Utah had been manufactured into commercial scale rare earth permanent magnets ("REPMs") by South Korea's largest manufacturer of drive unit motor cores (POSCO), pursuant to a previously announced MOU, and has passed all QA/QC benchmarks for use in electric vehicle drive unit motors sold to major automotive manufacturers. This included the successful manufacture of Energy Fuels' NdPr oxide into NdPr metal, neodymium-iron-boron (NdFeB) alloy sintered blocks (45H grade), and high-performance, high-temperature NdFeB REPMs.

On December 19, 2025, the Company announced that its high purity Dy oxide had passed all initial purity and QA/QC benchmarks of a major South Korean automotive manufacturer for downstream REPM production. Production of Dy oxide that meets stringent magnet specifications is yet another key milestone in the Company's critical materials strategy. On December 23, 2025, the Company's Dy oxide also passed initial qualification from a downstream manufacturer in Japan for Dy oxide to be used for production of DyFe (molten salt electrolysis).

As the Company has qualified NdPr oxide (from Mill-produced NdPr oxide or oxalate) with one or more REE metal/alloy/magnet makers in 2025, 100% of Plan was achieved, resulting in a weighting for this Performance Goal of 10%.

c) Advance REE Downstream Production Opportunities (Metals/Alloys/Magnets)

To achieve 150% of Plan, this performance goal required the Company to secure an agreement to acquire a significant interest in, or enter into a joint venture, exclusivity or comparable arrangement with, one or more downstream REE companies. As set out in Note 2 above, for purposes of this goal, "securing" an agreement with a third party means a signed term sheet, LOI, MOU, exclusivity agreement, definitive agreement or other evidence satisfactory to the Compensation Committee.

After significant due diligence, the Company made an offer to Australian Strategic Materials ("ASM") to acquire 100% of its outstanding shares. After negotiation, that offer was accepted effective December 31, 2025, and an Exclusivity Agreement was entered into on that date.

As the Company secured an agreement to acquire a significant interest in, or enter into a joint venture, exclusivity or comparable arrangement with, one or more downstream REE companies, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 15%.

d) Advance Bahia Project

To achieve 100% of Plan, this performance goal required the Company to have achieved either of the following performance goals: (A) use bulk test-work data and existing drill data to complete a revised updated scoping study for one or more process plants; or (B) receive a drilling permit or permits to perform required drilling in the Southern Area of the project.

All applications associated with drilling were submitted during Q1 2025. The Company received the drilling permit to perform required drilling in the Southern Area of the project on October 25, 2025. Drilling commenced in December 2025.

All applications associated with exploration drilling at the Bahia project were submitted during Q1 2025. The Company received the drilling permit to perform required drilling in the Southern Area of the project on October 25, 2025. Drilling commenced in December 2025 and is ongoing at this time. The Company also advanced its bulk sample test work in Florida and Australia, which is expected to continue into mid-2026.

As the Company received a drilling permit or permits to perform the required drilling in the Southern Area of the project, 100% of Plan was achieved, resulting in a weighting for this Performance Goal of 10%.

e) Secure Ra-226 Offtake

To achieve 50% of Plan, this performance goal required the Company to have achieved one of the following objectives (A) or (B): (A) achieve both (i) and (ii): (i) secure a  non-binding offtake agreement with at least one new-for-2025 Ra-226 offtaker; and (ii) enter into a definitive, binding, offtake agreement with at least one Ra-226 offtaker (either from new-for-2025 offtakers or offtakers who have entered into non-binding arrangements with the Company in previous years): or (B) perform test work and engineering sufficient to determine that it is not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions and that further evaluations as to the feasibility of the program are required.

Test work has been ongoing throughout 2025. It was determined in early 2025 that the test work relying on MRT resins alone at that time was not adequate to separate the lead, strontium and barium from the Ra-226. The Company's technical team commenced evaluating the use of other resins and precipitation techniques to be used in conjunction with MRT resins and have had success to date in separating all the lead and strontium from the Ra-226 and believes it has a technical pathway to separate the barium from the radium, which is currently being tested.

As the Company performed test work and engineering sufficient to determine that it is not feasible to produce on-spec Ra-226 in 2025 utilizing current test work and technology and engineering assumptions (i.e., test work etc. as of January 2025) and that further evaluations as to the feasibility of the program are required, 50% of Plan was achieved, resulting in a weighting for this Performance Goal of 5%.

f) Project Financing

To achieve 150% of Plan, this performance goal requires the Company to have achieved one of the following performance goals: (A) obtain one or more letters of intent, memoranda of understanding or commitments from project finance source(s) in accordance with a project financing plan; or (B) advance the project financing plan as much as reasonably achievable in 2025, given the development schedules for the various projects, as determined at the discretion of the Compensation Committee.

During 2025, the Company retained a project financing specialist, with whom the Company has developed a financing plan for the Vara Mada Project, the Donald Project, the Bahia Project, the Phase II separation circuit at the Mill, a commercial radium recovery circuit at the Mill and any downstream REE opportunities, as applicable.

The Company made all submissions to and initiated all contacts with project finance sources in accordance with the project financing plan and otherwise advanced the project financing plan as much as reasonably achievable in 2025, given the development schedules for its various other projects.

Further, on October 25, 2025, the Company and Astron Limited announced that they had received a non-binding and conditional Letter of Support from Export Finance Australia dated October 21, 2025 for up to A$80 million in respect of senior debt project financing for the development of the Donald Project.

As the Company obtained one or more LOIs, MOUs or commitments from project finance sources in accordance with the project financing plan and met the other performance requirements set out above, 150% of Plan was achieved, resulting in a weighting for this Performance Goal of 15%.

g) Scalability of Production

In order to achieve 50% of Plan, this performance goal required that the Company demonstrate that it has obtained any two of 15 specified target permits or milestones during the year. During 2025, the Company achieved the following two permits or milestones:

• Submitted a draft Roca Honda National Pollutant Discharge Elimination System Permit application to the U.S. EPA; and

• Obtained approval of the radioactive materials license renewal for the Nichols Ranch ISR Project.

As the Company achieved two of its 15 specified target permits or milestones during the year, 50% of Plan was achieved, resulting in a weighting for this Performance Goal of 5%.

h) Subjective Component

Under this performance goal, each NEO was given a subjective evaluation specific to the NEO's particularized roles and responsibilities within the Company (20% of the total LTIP weighting at 100% of target).

With respect to the subjective component, 135% of target was achieved by the Company, which resulted in a weighting of 27% for this performance goal, applied equally to all NEOs. In making this conclusion, the Compensation Committee considered the same 2025 Subjective Factors described under 2025 STIP Goals and Performance, above.

As with the STIP, no health and safety factors were applied to reduce the LTIP performance determinations for 2025.

Based on this analysis, the combined LTIP performance weighting for 2025 was an adjusted 117%. Accordingly, the equity awards granted to NEOs for their performance in 2025 were determined by the Compensation Committee at its January 2026 meeting to be 117% of each NEO's target equity award amount. The following table shows the resulting equity awards (in the form of RSUs) to the NEOs for 2025 (these equity awards were granted in 2026 for performance in 2025 but are not included in NEO compensation for 2025 in this Proxy Statement because they were granted in 2026. They will be included in NEO compensation for 2026 in next year's Proxy Statement):

NEO	Salary as of December 31, 2025	Target Equity Award Percentage	Target Equity Award ($ value of RSU grants)	LTIP Performance Weighting	Actual Equity Awarded for 2025 ($ value of RSU grants)
Mark S. Chalmers Former CEO(1)	$646,314	120%	$775,577	117%	$907,425
Ross R. Bhappu President and CEO(2)	$550,000	120%	$660,000	117%	$772,200
David C. Frydenlund Executive VP and CLO	$463,920	100%	$463,920	117%	$542,786
Nathan R. Bennett CFO	$295,000	75%	$221,250	117%	$258,863
Timothy J. Carstens Executive VP, Heavy Mineral Sands(3)	$485,580	100%	Nil	NA	N/A

Notes:

(1) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(2) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.  Mr. Carstens' salary is paid in AUD$, which has been converted to USD based on the AUD$/USD exchange rate at December 31, 2025 of 0.67.

Consideration of Risks Associated with Compensation Policies

Compensation Policies and Practices

The Compensation Committee considers the implications of risks associated with compensation policies and practices by working closely with the CEO. The CEO is tasked with ensuring that: (i) fair and competitive practices are followed regarding employee compensation at all levels of the Company; (ii) the compensation practices do not encourage an NEO or individual at a principal business unit or division to take inappropriate or excessive risk or that are reasonably likely to have a material adverse effect on the Company; and (iii) compensation policies and practices include regulatory, environmental compliance and sustainability as part of the performance metrics used in determining compensation. The CEO's recommendations on these matters are taken into consideration by the Compensation Committee when reviewing and recommending to the Board the Company's compensation policies.

Restrictions on Hedging Transactions

The Company has in place an Insider Trading Policy, to be reviewed and approved by the Board annually, which includes a section on "Hedging Transactions" that restricts NEOs and Directors from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or Director.

Equity Incentive Awards

Prior to 2015, the Company used its 2013 stock option plan (the "2013 Option Plan") for the grant of stock options. The Omnibus Plan was adopted in January 2015 and amended and re-approved by shareholders in 2018, 2021, 2024 and most recently in 2025 and provides for the award of stock options, SARs, restricted stock and RSUs, deferred share units, performance shares, performance units, and stock-based units, at the discretion of the Board. The 2013 Option Plan was terminated upon adoption of the Omnibus Plan, and all stock options previously granted pursuant to the 2013 Option Plan that were then outstanding were incorporated into the Omnibus Plan and treated as Awards under the Omnibus Plan.

The Omnibus Plan describes all of the types of equity compensation that may be awarded by the Board and gives the Board broad discretion with respect to equity grants to all Directors, officers, employees and consultants of the Company.

In 2025, RSUs were granted to all Directors, NEOs, other officers and other senior management personnel, and stock options were granted to the Company's other salaried employees. In addition, Performance-Based Options were granted to all NEOs, other officers and certain other senior management personnel in 2025.

As discussed above, equity awards are granted in consideration of the level of responsibility of the executive, as well as such executive's impact or contribution to the longer-term operating performance of the Company. All equity grants are approved by the Board based on recommendations from the Compensation Committee. Generally, in determining the equity incentive awards to be granted to the NEOs, equity grants are set at competitive levels relative to equity awards granted by the peer group as a percent of base salary, consistent with any equity award targets that may be set out in the NEOs' employment agreements and recognizing the level of experience and seniority of the Company's senior management team, in order to provide incentive to improve the retention of executives. The Board may also account for the Compensation Committee's recommendation to the Board and the Board's assessment of the performance of the Company overall, the Company's specific projects and each NEO's individual contribution to that performance. Equity incentives granted to NEOs may be made subject to specific vesting requirements, which may include vesting over a particular period of time or in response to the achievement of performance-based metrics.

Summary Compensation Table

The following table shows the compensation earned by each of the Company's NEOs over the last three fiscal years. The compensation of the NEOs is paid and reported in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)(1)	Option- Based Awards(2)	Non-Equity Incentive Plan Compensation		Pension Value	All Other Compensation(4)	Total Compensation ($)
					Annual Incentive Plans(3)	Long- Term Incentive Plans
Mark S. Chalmers Former CEO(5)	2025 2024 2023	646,314 621,456 564,960	922,862 786,034 744,480	372,874 401,898 316,800	635,892 607,473 403,896	Nil Nil Nil	Nil Nil Nil	23,785 28,165 30,000	2,601,728 2,445,027 2,060,136
Ross R. Bhappu President and CEO(6)	2025	224,520	1,458,000	Nil	220,900	Nil	Nil	10,271	1,913,691
David C. Frydenlund Executive VP and CLO	2025 2024 2023	463,920 446,077 405,524	552,020 470,175 445,318	223,038 240,400 189,497	375,891 359,092 248,497	Nil Nil Nil	Nil Nil Nil	12,750 12,750 12,750	1,627,619 1,528,493 1,301,586
Nathan R. Bennett CFO	2025 2024 2023	295,000 263,120 228,800	146,525 105,702 44,000	59,202 52,851 22,000	204,878 90,776 57,200	Nil Nil Nil	Nil Nil Nil	13,800 11,132 9,769	719,405 523,581 361,769
Timothy J. Carstens Executive VP, HMS(7)	2025 2024	486,580 111,832	570,663 892,130	285,331 Nil	Nil 64,304	Nil Nil	Nil Nil	733,914 Nil	2,076,488 1,068,266

Notes:

(1) The share-based awards were comprised of RSUs, which were granted in 2023 for performance in 2022; in 2024 for performance in 2023; and in 2025 for performance in 2024. The fair value of each RSU award granted was calculated as the higher of (a) the closing trading price on the NYSE American on the last trading day prior to the date of grant of the RSU, and (b) the VWAP on the NYSE American for the five trading days ending on the last trading day prior to the date of grant of the RSU. RSUs granted in 2026 for performance in 2025 are not included in this table. See the "Equity Grants in 2025 for Performance in 2025" table below for RSUs granted in 2026 for performance in 2025.

(2) Option-based awards granted for 2023 were in the form of SARs granted in January 2023 for performance in 2022 (the "2023 SARs"). Each SAR granted in 2023 for performance in 2022 entitles the holder, on exercise, to a payment in cash or Common Shares (at the election of the Company) equal to the difference between the market price of the Common Shares at the time of exercise and the grant price of $7.36 (calculated as the greater of the closing price of the Common Shares on the NYSE American on the trading day prior to the date of grant and the VWAP on the NYSE American for the five trading days ending on the last trading day prior to the date of grant) over a five-year period, but vest only upon the achievement of the following performance goals: as to one-third of the SARs granted upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $12.00 for any continuous 90-calendar-day period; as to an additional one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $14.00 for any continuous 90-calendar-day period; and as to the final one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $16.00 for any 90-calendar-day period. Further, notwithstanding the foregoing vesting schedule, none of the SARs granted in 2023 could be exercised by the holder for an initial period of one year from the date of grant, the date first exercisable being January 26, 2024. All such performance goals have been met and all corresponding SARs granted have vested. The fair value of the SARs was determined in accordance with FASB ASC Topic 718 by a third-party valuation firm to be $3.45 per SAR, based on a Monte Carlo simulation. The amounts shown in the above table assume the probable outcome of the underlying performance conditions. At maximum performance, the grant date fair values of the awards are:

Name	2023 SARs Granted (#)	Maximum Fair Value ($)
Mark S. Chalmers	91,826	793,377
Ross R. Bhappu	Nil	Nil
David C. Frydenlund	54,926	474,561
Nathan R. Bennett	6,376	55,089
Timothy J. Carstens	Nil	Nil

In making the foregoing calculations, it was assumed that all of the 2023 SARs vested at the 90-calendar-day VWAP of the Common Shares on the NYSE American of $16.00, resulting in a value of $8.64 per SAR, being $16.00 less the grant price of $7.36 per SAR. The values shown have not been adjusted to reflect that these SARs are subject to forfeiture. No SARs were granted in 2024 for performance in 2023. However, the Performance-Based Options granted in 2026 for performance in 2025 are not included in this table. See the “Equity Grants in 2025 for Performance in 2024” table below for Performance-Based Options granted in 2025 for performance in 2024.

(3) Non-Omnibus Plan Compensation: Annual incentive plans are comprised of cash bonuses. Cash bonuses earned in a year by NEOs are based on the performance during that year in accordance with the Company's STIP, as determined and paid in the first quarter of the following year. The amounts reflected in this table are the cash bonuses earned in the year shown, notwithstanding that they were paid in January of the following year.

(4) These amounts include retirement savings benefits contributed by the Company under the Company's 401(k) plan, any accrued paid leave remitted upon a termination of employment, and compensation related to automotive vehicles provided to certain qualifying NEOs. These amounts include a severance payment made to Mr. Carstens of $0.7 million.

(5) Mr. Chalmers served as the Company's President and Chief Executive Officer through August 3, 2025. Effective August, 4, 2025 and concurrently with Mr. Bhappu's appointment to President, Mr. Chalmers continued as the Chief Executive Officer of the Company. Effective April 15, 2026, Mr. Chalmers retired and Mr. Bhappu was appointed to serve as the Company's President and CEO. This transition was consistent with the Company's previously announced succession plans.

(6) Mr. Bhappu joined the Company as its President effective August 4, 2025, and was appointed to serve as the President and Chief Executive Officer of the Company effective April 15, 2026, concurrently with Mr. Chalmers' retirement. This transition was consistent with the Company's previously announced succession plans. Mr. Bhappu’s base salary for 2025 is his annual base salary of $550,000 pro-rated based on his days of employment with the Company in 2025.

(7) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Pay Versus Performance

This section should be read in conjunction with the full Executive Compensation disclosure, which includes additional discussion of the objectives of the Company's executive compensation program and how it aligns with the Company's financial and operational performance.

Pay Versus Performance Table

The following table presents, for each of the five most recent fiscal years:

• total compensation, as calculated in the Summary Compensation Table, for the President and CEO (also referred to herein as the "Principal Executive Officer") and an average for the other NEOs;

• compensation actually paid ("CAP") to the NEOs, an SEC-prescribed calculation that adjusts total compensation for the items described below and does not equate to realized compensation;

• the Company's cumulative TSR since the last trading day before the earliest year presented;

• the Company's net income (loss); and

• net cash used in the Company's operating activities.

Year	Summary Compensation Table Total for Principal Executive Officer ($)(1)	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Other Named Executive Officers ($)(2)(3)	Average Compensation Actually Paid to Other Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($)	Net Cash Used in Operating Activities ($)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)
2025	2,601,728	9,092,731	1,584,301	4,181,340	341.31	220.73	(86,111)	89,480
2024	2,445,027	1,173,130	1,011,421	747,315	120.42	147.44	(47,841)	43,973
2023	2,060,136	1,056,571	1,175,670	891,365	168.78	174.83	99,756	15,409
2022	2,747,850	1,484,907	686,862	427,754	145.77	148.64	(59,944)	49,702
2021	1,252,750	5,793,092	421,088	1,275,744	179.11	180.61	1,448	29,294
2020					100.00	100.00

Notes:

(1) For the years 2025, 2024, 2023, 2022, and 2021, this is the total compensation, as depicted in the Summary Compensation Table below, for President and CEO, Mr. Chalmers.

(2)  For 2025, this is the average total compensation, as depicted in the Summary Compensation Table above, for the Company's NEOs other than Mr. Chalmers, being: Ross R. Bhappu, President and CEO, David C. Frydenlund, Executive VP and CLO, Nathan R. Bennett, CFO, and Timothy J. Carstens, Executive VP, Heavy Mineral Sands Operations. For 2024, this is the average total compensation, as depicted in the Summary Compensation Table above, for the Company's NEOs other than Mr. Chalmers, being: David C. Frydenlund, Executive VP, CLO and Corporate Secretary, Curtis H. Moore, Senior VP, Marketing and Corporate Development, Nathan R. Bennett, Chief Accounting Officer/Interim CFO and Timothy J. Carstens, Executive VP, Heavy Mineral Sands Operations.For 2023, this is the average total compensation, as depicted in the Summary Compensation Table above, for the Company's NEOs other than Mr. Chalmers, being: David C. Frydenlund, Executive VP, CLO and Corporate Secretary, Tom L. Brock, CFO through December 31, 2023, John L. Uhrie, Chief Operating Officer through July 14, 2023, Curtis H. Moore, Senior VP, Marketing and Corporate Development, and Scott A. Bakken, VP, Regulatory Affairs. For 2022, this represents the average total compensation for David C. Frydenlund, Executive VP, CLO and Corporate Secretary, Tom L. Brock, CFO, John L. Uhrie, Chief Operating Officer, and Curtis H. Moore, Senior VP, Marketing and Corporate Development. For 2021, this represents the average total compensation for David C. Frydenlund, CFO, General Counsel and Corporate Secretary, Curtis H. Moore, VP, Marketing and Corporate Development, Scott A. Bakken, VP, Regulatory Affairs, and Dee Ann Nazarenus, VP, Human Resources and Administration.

(3) For 2025, the average total compensation includes a severance payment made to Mr. Carstens of $0.7 million. For 2023, the average total compensation includes a severance payment made to Mr. Uhrie of $1.1 million and a severance payment made to Mr. Brock of $1.1 million.

(4)  The Company's TSR represents a cumulative total 5-year return based on an initial investment of $100 in Energy Fuels Common Shares beginning on December 31, 2020, as compared with a peer group consisting of Arafura Rare Earths Ltd, Boss Resources, Cameco, Deep Yellow Ltd., Denison Mines, Eramet S.A., GoviEx Uranium, Iluka Resources Limited, Image Resources, Kenmare Resources plc, Lynas Rare Earth Ltd., MP Materials Corp, Neo Performance Materials, NexGen Energy, Paladin Energy, Peninsula Energy, Rare Element Resources Ltd., Texas Mineral Resources Corp., Tronox Holdings Plc, Ucore Rare Metals Inc., Uranium Energy Corp, and Ur-Energy. The closing prices of Energy Fuels' Common Shares on December 31, 2025, 2024, 2023, 2022, and 2021 (or the last trading day prior thereto) were $14.54, $5.13, $7.19, $6.21 and $7.63, respectively.

To calculate CAP to the President and CEO and the average CAP to the other NEOs, the following amounts were deducted from and added to total compensation, as depicted in the Summary Compensation Table:

Year	Summary Compensation Total ($)	Deductions		Additions		Compensation Actually Paid ($)
		Amounts Reported in the Summary Compensation Table for Stock Awards ($)	Aggregate Change in Value of Accumulated Benefits Under Pension Plan and ESSRP ($)	Fair Value of Stock Awards as Determined in Accordance with the SEC's CAP Methodology ($)	Value of Service Cost and Prior Service Cost Attributable to the Executive Under the Pension Plan ($)
Principal Executive Officer(1)
2025	2,601,728	1,295,736	Nil	7,786,739	Nil	9,092,731
2024	2,445,027	1,187,933	Nil	(83,964)	Nil	1,173,130
2023	2,060,136	1,061,280	Nil	57,715	Nil	1,056,571
2022	2,747,850	1,894,000	Nil	631,057	Nil	1,484,907
2021	1,252,750	510,000	Nil	5,050,342	Nil	5,793,092
Average for other NEOs(2)
2025	1,584,301	823,695	Nil	3,420,734	Nil	4,181,340
2024	1,011,421	538,154	Nil	274,048	Nil	747,315
2023	1,175,670(3)	351,311	Nil	67,006	Nil	891,365(3)
2022	686,862	349,708	Nil	90,600	Nil	427,754
2021	421,088	123,521	Nil	978,177	Nil	1,275,744

Notes:

(1) For 2025, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the Principal Executive Officer was calculated as $3,330,660 for awards granted during the year that remain unvested, plus an increase of $4,452,002 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $4,077 for RSU awards that vested during the year due to an increase in the share price from $5.13 on December 31, 2024 to the vested share price of $5.17 on January 27, 2025, totaling a net increase for the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology during 2025 of $7,786,739. The CAP to the Principal Executive Officer in 2025 using the SEC’s CAP methodology was then calculated as the Principal Executive Officer’s Total Compensation for 2025 as set out in the Summary Compensation Table, less the amount reported in the Summary Compensation Table for Stock Awards made to the Principal Executive Officer, plus the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology. This resulted in CAP to the Principal Executive Officer in 2025 of $9,092,731. For 2024, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the Principal Executive Officer was calculated as $755,418 for awards granted during the year that remain unvested, less a decrease of $851,075 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $11,964 for RSU awards that vested during the year due to an increase in the share price from $5.13 on December 31, 2024 to the vested share price of $7.30 on January 27, 2024, totaling a net decrease amount for the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology during 2024 of $83,964. The CAP to the Principal Executive Officer in 2024 using the SEC’s CAP methodology was then calculated as the Principal Executive Officer’s Total Compensation for 2024 as set out in the Summary Compensation Table, less the amount reported in the Summary Compensation Table for Stock Awards made to the Principal Executive Officer, plus the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology. This resulted in CAP to the Principal Executive Officer in 2024 of $1,173,130. For 2023, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the Principal Executive Officer was calculated as $1,001,843 for awards granted during the year that remain unvested, less a decrease of $1,084,552 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $140,673 for RSU awards that vested during the year due to a decrease in the share price from $7.19 on December 31, 2023 to the vested share price of $7.54 on January 27, 2023, totaling a net amount for the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology during 2023 of $57,715. The CAP to the Principal Executive Officer in 2023 using the SEC’s CAP methodology was then calculated as the Principal Executive Officer’s Total Compensation for 2023 as set out in the Summary Compensation Table, less the amount reported in the Summary Compensation Table for Stock Awards made to the Principal Executive Officer, plus the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology. This resulted in Compensation Actually Paid to the Principal Executive Officer in 2023 of $1,056,571. For 2022, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the Principal Executive Officer was calculated as $1,840,035 for awards granted during the year that remain unvested, less a decrease of $936,552 for changes in the fair value for awards granted in prior years that remain unvested, less a decrease of $272,426 for RSU awards that vested during the year due to a decrease in the share price from $6.21 on December 31, 2022 to the vested share price of $5.65 on January 27, 2022, totaling a net amount for the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology during 2022 of $631,057. The CAP to the Principal Executive Officer in 2022 using the SEC’s CAP methodology was then calculated as the Principal Executive Officer’s Total Compensation for 2022 as set out in the Summary Compensation Table, less the amount reported in the Summary Compensation Table for Stock Awards made to the Principal Executive Officer, plus the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology. This resulted in CAP to the Principal Executive Officer in 2022 of $1,484,907. For 2021, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the Principal Executive Officer was calculated as $1,000,331 for awards granted during the year that remain unvested, plus an increase of $1,281,388 for changes in the fair value for awards granted in prior years that remain unvested, plus an addition of $2,768,623 for awards that vested during the year, nearly all of which were related to SARs with an exercise price of $2.92 whereby the share price was $7.14 on March 17, 2021 for the vesting of the first tranche and $9.77 on November 3, 2021 for the vesting of the second tranche, totaling $5,050,342, resulting in CAP to the Principal Executive Officer using this methodology of $5,793,092 for 2021.

(2) For 2025, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the average of other NEOs was calculated as $1,840,287 for awards granted during the year that remain unvested, less an increase of $1,113,346 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $467,102 for RSU awards that vested during the year. The increase was primarily due to Mr. Carstens' RSUs due to an increase in the share price from $5.13 on December 31, 2024 to the vested share price of $16.82 on October 2, 2025.  The total average increase in the Fair-Value of stock awards was $3,420,734, resulting in CAP to the average of other NEOs using this methodology of $4,181,340 for 2025.  For 2024, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the average of other NEOs was calculated as $408,092 for awards granted during the year that remain unvested, less a decrease of $136,228 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $2,185 for RSU awards that vested during the year due to an increase in the share price from $7.19 on December 31, 2023 to the vested share price of $7.30 on January 27, 2024, totaling $274,048, resulting in CAP to the average of other NEOs using this methodology of $747,315 for 2024. For 2023, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the average of other NEOs was calculated as $170,258 for awards granted during the year that remain unvested, less a decrease of $103,161 for changes in the fair value for awards granted in prior years that remain unvested, plus an increase of $31,600 for RSU awards that vested during the year due to an increase in the share price from $6.21 on December 31, 2022 to the vested share price of $7.54 on January 27, 2023, less $31,692 for awards granted in prior years that did not meet the applicable vesting conditions during the year, totaling $67,006, resulting in Compensation Actually Paid to the average of other NEOs using this methodology of $891,365 for 2023. For 2022, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the average of other NEOs was calculated as $344,901 for awards granted during the year that remain unvested, less a decrease of $201,080 for changes in the fair value for awards granted in prior years that remain unvested, less a decrease of $53,222 for RSU awards that vested during the year due to a decrease in the share price from $7.63 on December 31, 2021 to the vested share price of $5.65 on January 27, 2022, totaling $90,600, resulting in CAP to the average of other NEOs using this methodology of $427,754 for 2022. For 2021, the Fair-Value of Stock Awards as Determined in Accordance with the SEC’s CAP Methodology for the average of other NEOs was calculated as $242,273 for awards granted during the year that remain unvested, plus an increase of $404,704 for changes in the fair value for awards granted in prior years that remain unvested, plus an addition of $331,200 for awards that vested during the year , nearly all of which were related to SARs with an exercise price of $2.92 whereby the share price was $7.14 on March 17, 2021 for the vesting of the first tranche and $9.77 on November 3, 2021 for the vesting of the second tranche, totaling $978,177, resulting in CAP to the average of other NEOs using this methodology of $1,275,744 for 2021.

(3) This amount includes a severance payment made to Mr. Uhrie of $1,069,071 and a severance payment made to Mr. Brock of $1,077,828, each in connection with their terminations of employment, "without just cause" as defined in their Employment Agreements, in 2023.

The fair value of Common Share awards includes the value of RSU awards, performance-based SAR awards and Performance-Based Options granted as of December 31, 2025. The measurement date fair value of RSU awards was determined based on the higher of (i) the five-day VWAP of the Company's Common Shares on the NYSE American ending on the trading day immediately prior to the date of grant, and (ii) the market closing price of the Company's Common Shares on the NYSE American on the trading day immediately prior to the date of grant.

The SAR awards include three (3) tiered, market-based vesting components that require the sustained retention of set Common Share values, each over a 90-calendar-day period within the grant's five-year term. While market-based, the SARs are nonetheless viewed as performance-based instruments because they only vest upon the achievement of performance goals designed to significantly increase TSR, which the Company directly links to management's performance in developing, implementing and growing its initiatives, all while balancing compensation incentives with risk management. The measurement date fair value of the market-based component of the performance share awards was determined using a Monte Carlo fair value simulation model incorporating the assumptions outlined below.

Grant Year	2019
Measurement Date	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Risk-free interest rate	1.7%	0.2%	0.7%	4.7%	5.6%
Expected term (in years)	4.1	3.1	2.1	1.1	0.1
Expected volatility	65.0%	72.5%	85.0%	80.0%	57.5%
Dividend yield	0%	0%	0%	0%	0%

Grant Year	2022
Measurement Date	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Risk-free interest rate	4.1%	4.0%	4.3%	3.6%
Expected term (in years)	4.1	3.1	2.1	1.1
Expected volatility	82.5%	57.5%	62.5%	87.5%
Dividend yield	-%	-%	-%	-%

Grant Year	2023
Measurement Date	12/31/2023	12/31/2024	12/31/2025
Risk-free interest rate	4.0%	4.3%	3.5%
Expected term (in years)	3.1	2.1	2.1
Expected volatility	57.5%	62.5%	90.0%
Dividend yield	-%	-%	-%

The Performance-Based Option awards are set at a 10% premium to the higher of (i) the VWAP of the Common Shares of the Company on the NYSE American for the five trading days ending on the last trading day prior to the date of the meeting when granted, and (ii) the closing price of the Common Shares of the Company on the NYSE American on the last trading day prior to the date of such meeting.The measurement date fair value of the market-based component of the performance share awards was determined using a Black Scholes fair value simulation model incorporating the assumptions outlined below.

Grant Year	2024
Measurement Date	12/31/2024	12/31/2025
Risk-free interest rate	4.3%	3.5%
Expected term (in years)	2.5	1.7
Expected volatility	56.1%	75.3%
Dividend yield	-%	-%

Grant Year	2025
Measurement Date	12/31/2025
Risk-free interest rate	3.6%
Expected term (in years)	2.3
Expected volatility	68.3%
Dividend yield	-%

Compensation Actually Paid Versus Financial Performance Measures

The following disclosure summarizes the relationship between each of the financial performance measures in the pay versus performance table above and CAP to our President and CEO and, on average, to our other NEOs, for each of the five years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Relationship Between Executive Compensation Actually Paid and the Cumulative Total Shareholder Return Over the Last Five Years

Over the last five years spanning December 31, 2020 through December 31, 2025, the Company's increase in TSR was 241.31% (an increase from $100.00 to $341.31 over that time period) compared to an increase of 120.73% (an increase from $100.00 to $220.73) for the Company's uranium peers. The Company's stronger performance relative to the peers is particularly noteworthy due to the fact that during that time period the Company has not only focused on maintaining a strong position in the uranium market but has also diversified into other commodities (most particularly HMS and REEs) to provide more protection in down uranium markets. A 241.31% TSR over a five-year period with the added diversification into other commodities besides uranium, particularly compared to a lesser performance by the Company's peer group as a whole during the same period, is viewed by the Company as significantly positive and was therefore taken into account, along with other factors, in connection with the increases in total compensation paid to the Company's President and CEO and other NEOs in 2025 compared to 2024. Other factors that contributed to increases in compensation levels for the President and CEO and other NEOs of the Company over the last five years were: the increase in the market capitalization of the Company and an increase in the size of other companies in the Company's peer group used for compensation decisions; and the success of the Company in a number of its initiatives, as more particularly set forth in the 2025 Subjective Factors described under 2025 STIP Goals and Performance, above.

Relationship Between Executive Compensation Actually Paid and Net Income Over the Last Five Years

The Company is in industries that are heavily dependent on the prices of uranium, REEs, HMS and vanadium. When these commodity prices are high, development, extraction, production and related operations have the potential to be in full swing. However, when these commodity prices are low, operations and other development activities may be curtailed, and properties and facilities may be placed on standby or even shut down. In addition, many of the Company’s projects are in the development or permitting stage and are generating negative cash flows at this time. During periods of low commodity prices, which the Company has experienced in varying degrees over the last several years, and with projects in the development and permitting stages, industry participants may face negative cash flows and losses and are often tasked with minimizing those negative cash flows and losses, while at the same time maintaining their valuable assets in a state of readiness for a ramp-up when commodity prices recover and/or project development is complete, all while continuing to grow and diversify their asset bases. As a result of this heavy reliance on commodity prices and large fluctuations in cash flows and income and losses, common performance metrics, such as net income, earnings per share, revenue growth, and earnings before interest, taxes, depreciation and amortization, etc. are not always meaningful to the Company at this stage in its growth and development. Further, the Company’s share price and TSR are heavily impacted by commodity price changes and expectations of future commodity price changes, which are often unrelated to net income and other typical performance measures for companies whose operations are on standby or in a negative cash-flow growth/diversification mode. As a result, the CAP to the CEO and other NEOs can be heavily influenced by the impact of share price fluctuations on unvested securities, which can often outweigh any impacts that changes in net income and other typical performance metrics may have on CAP.

As a result, the Company’s STIP and LTIP contain performance criteria tailored specifically to the Company in light of the general inability to rely on more standard performance indicators. The STIP sets short-term performance goals each year that are tied primarily to the Company meeting its annual budget, as set by the Board, as well as the objectives over the year as set out in the Company’s long-term strategic plan. Cash bonuses for NEOs are awarded each year based on performance relative to the STIP performance goals for the year, as determined by the Board in January of the following year.

As also discussed in more detail above, the LTIP sets long-term performance goals each year tailored specifically to the Company that have implications beyond the current year. Equity awards for NEOs are awarded for each year based on performance relative to the LTIP performance goals for the year, as determined by the Board in January of the following year.

Relationship Between Executive Compensation Actually Paid and Net Cash Used in Operating Activities Over the Last Five Years

Although the Company does not rely on net cash used in operating activities, per se, in its compensation decisions, one of the performance goals in the Company’s STIP over the last several years has been related to how well management manages the Company’s annual cash flows within budget while achieving the budgeted initiatives. Accordingly, net cash used in operating activities is the most meaningful financial metric.

Performance Measures

The performance measures which we believe are most important and are used in our STIP and LTIP in determining compensation paid to each of our NEOs are generally applied equally across each NEO, recognizing the need for all top executives to focus primarily on working as a team to achieve the objective corporate goals set out for the Company in a given year and on a long-term basis. In 2025, Messrs. Chalmers, Bhappu, Frydenlund, Bennett and Carstens were considered NEOs of the Company. Only the NEOs and other officers of the Company were subject to the STIP and LTIP in 2025.

Included in the table below are the most important performance measures used to link CAP to Company performance, by NEO, for the year ended December 31, 2025.

NEO	Total Shareholder Return(1)	Total Recurring and Non- Recurring Cash Flow(2)	Working Capital(3)	Company satisfies specified milestones for advancement of REE initiative(4)	Company satisfies specified milestones for advancement of radioisotope initiative(5)	Company secures additional activities expected to result in Net Cash Increment to Company beyond 2025(6)	Company obtains specified permitting milestones(7)	Company satisfies specified milestones for Mining Activities(8)
Mark S. Chalmers	☑	☑	☑	☑	☑	☑	☑	☑
Ross R. Bhappu	☑	☑	☑	☑	☑	☑	☑	☑
David C. Frydenlund	☑	☑	☑	☑	☑	☑	☑	☑
Nathan R. Bennett	☑	☑	☑	☑	☑	☑	☑	☑
Timothy J. Carstens	☑	☑	☑	☑	☑	☑	☑	☑

Notes:

(1) For more on this performance measure, refer to the Performance Graph "Comparison of 5-Year Cumulative Total Return" and 2025 LTIP Goals and Performance, "Total Shareholder Return Performance," above.

(2) For more on this performance measure, refer to 2025 STIP Goals and Performance, "Total Recurring and Non-Recurring Cash Flow, plus Minimum Liquid Working Capital Balance," above.

(3) For more on this performance measure, refer to 2025 STIP Goals and Performance, "Total Recurring and Non-Recurring Cash Flow, plus Minimum Liquid Working Capital Balance," 2024 LTIP Goals and Performance, "Secure Additional Activities that are Expected to Result in a Net Cash Increment to the Company Beyond 2024," and the STIP and LTIP subjective component, "Strong Working Capital Position," above.

(4) For more on this performance measure, refer to 2025 STIP Goals and Performance, "ESG Goal: Advance REE Initiative" and "ESG Goal: Advance South Bahia Project," 2025 LTIP Goals and Performance, "ESG Goal: Advance Long Term REE Initiatives" and the STIP and LTIP subjective components, "M&A Activity," "Advancing Toliara," "Advancing Toward FIC for Donald Project," "REE Program Advancement" and "Expanded the Management Team," above.

(5) For more on this performance measure, refer to 2025 STIP Goals and Performance, "ESG Goal: Advance TAT Development and Permitting," and the STIP and LTIP subjective components, "M&A Activity," and "TAT Program" and "Expanded the Management Team," above.

(6) For more on this performance measure, refer to 2025 LTIP Goals and Performance, "Secure Additional Activities that are Expected to Result in a Net Cash Increment to the Company Beyond 2025" and the STIP and LTIP subjective component, "Uranium Sales," above.

(7) For more on this performance measure, refer to 2025 LTIP Goals and Performance, "Scalability of Production" and the STIP and LTIP subjective component, "Permitting," above.

(8) For more on this performance measure, refer to 2025 STIP Goals and Performance, "Uranium Mining and Production," "Advance Development at Nichols Ranch," 2025 LTIP Goals and Performance, "Expand Uranium Resource Base," and the STIP and LTIP subjective components, "Uranium and Uranium/Vanadium Mining," "Navajo Nation Discussions," "Development Activities" and "Permitting," above.

Equity Grants in 2026 for Performance in 2025

Under the Company's LTIP and standard corporate practices, equity awards were made in January 2026 for performance during 2025, based on satisfaction of the various performance goals set out in the LTIP for 2025 for the NEOs and applying established bonus and equity thresholds that correspond to the individuals' respective employment classifications, as discussed above, for any other NEOs and salaried Company employees. See "Long-Term Incentives - Equity Compensation" in the Company's Compensation Analysis and Discussion, above. The following share-based equity grants (made in RSUs) and option-based equity grants (made in Performance-Based Options) were made in January 2026 for performance in 2025 and are not included in the Summary Compensation Table, above, which includes only equity grants made during the relevant fiscal years.

Name and Principal Position	Share Based Awards(1)	Option Based Awards(2)
Mark S. Chalmers Former CEO	$907,425	$387,789
Ross R. Bhappu President and CEO	$772,200	$330,000
David C. Frydenlund Executive VP and CLO	$542,786	$231,960
Nathan R. Bennett CFO	$258,863	$110,625
Timothy J. Carstens(3) Executive VP, Heavy Mineral Sands	Nil	Nil

Notes:

(1) The share-based awards were comprised of RSUs, which were granted in 2026 for performance in 2025, and which will appear in the Summary Compensation Table in the Proxy Statement Filed in 2026 as compensation for 2025. The fair value of each RSU award granted was calculated as the higher of (a) the closing trading price of the Common Shares on the NYSE American on the last trading day prior to the date of grant of the RSU, or (b) the VWAP of the Common Shares on the NYSE American for the five trading days ending on the last trading day prior to the date of grant of the RSU.

(2) Option-based awards granted in 2026 were in the form of Performance-Based Options (i.e., having a strike price set at a 10% premium to the FMV at the time of grant) granted in January 2026 for performance in 2025, and which will appear in the Summary Compensation Table in the Proxy Statement filed in 2027 as compensation for 2026. Each Performance-Based Option granted in 2026 for performance in 2025, which has vested, entitles the holder, on exercise, to be issued a fully paid and non-assessable Common Share of the Company. The fair value of each Performance-Based Option award granted, being $10.30/Performance-Based Option, was calculated using the Black Scholes valuation model. The Performance Based Options granted in 2026 are subject to a term of five years and vest as to 50% one year from the date of grant and as to 50% two years from the date of grant.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

CEO Pay Ratio

We have prepared the ratio of annual total compensation of our CEO, to the median of the annual total compensation of all our employees, excluding the CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, the median of the annual total compensation (comprised of the 2025 base salary, 2025 equity granted, and 2025 cash bonus earned) of all employees of the Company and its consolidated subsidiaries (inclusive of all Company jurisdictions, including the U.S., Canada, Brazil, Australia, Kenya and Madagascar), excluding the CEO was $23,000. The annual total compensation of Mark Chalmers, the CEO, was $2,601,728 for 2025, which is the amount reported for Mr. Chalmers in the “Total Compensation” column of the Summary Compensation Table, above. As a result, for 2025, the ratio of annual total compensation of our CEO to the median of annual total compensation of all employees of the Company and its consolidated subsidiaries, other than the CEO, was approximately 113 to 1. For 2025, the median of the annual total compensation (comprised of the 2025 base salary, 2025 equity granted and 2025 cash bonus earned) of all of the Company’s U.S.-based employees was approximately $75,000. As a result, for 2025, the ratio of annual total compensation of our CEO, to the median of annual total compensation of all of the Company’s U.S.-based employees, other than the CEO, was approximately 35 to 1.

In calculating the median of the annual total compensation of all our employees, excluding the CEO, we identified the Company's "median employee" by reviewing the consistently applied compensation measure of annual cash base salary, per payroll records, for all our employees, including the Company's consolidated subsidiaries, as of December 31, 2025, which concluded the last pay period for the 2025 fiscal year. All the Company's full-time and part-time employees were included in the calculation and adjustments were made to annualize base salary for any permanent employees not employed by the Company for the entire fiscal year or any unpaid leave during the fiscal year. We used the annual cash base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all our employees each fiscal year. Once the median employee was identified, we then calculated the median employee's total compensation for 2025 in accordance with the rules for calculating total compensation for the Summary Compensation Table. The CEO was excluded from these calculations.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the Company's payroll and employment records and the methodology described above. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their pay ratio. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as reported above.

Incentive Plan Awards

The tables below show, as of December 31, 2025: (a) all grants of plan-based equity awards made to NEOs in 2025 (whether or not earned in that year); (b) the number of Options held by NEOs that were exercised in 2025 and the number of Common Share-based awards held by NEOs that vested in 2025; (c) the number of Options, Performance-Based Options and RSUs outstanding for each NEO and their value based on the closing price of Common Shares on the NYSE American on December 31, 2025; and (d) all grants of cash-based awards/bonuses earned by NEOs in 2025 (whether or not made in that year).

Grants of Plan-Based Awards(5)

Name	Grant Date	Award Type	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards (#/Sh)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
Mark S. Chalmers	1/29/2025 1/29/2025	Cash(1) RSU(2) Performance-Based Option(3)	- - -	549,367 - -	824,051 - -	- - -	- 775,577 -	- 1,163,366 -	- - -	- - 162,550	- - 6.11	- 922,862 372,874
Ross R. Bhappu	8/5/2025	Cash(1) RSU(2)	- -	467,500 -	701,250 -	- -	- 660,000	- 990,000	- -	- -	- -	- 1,458,000
David C. Frydenlund	1/29/2025 1/29/2025	Cash(1) RSU(2) Performance-Based Option(3)	- - -	324,744 - -	487,116 - -	- - -	- 463,920 -	- 695,880 -	- - -	- - 97,231	- - 6.11	- 522,020 223,038
Nathan R. Bennett	1/29/2025 1/29/2025	Cash(1) RSU(2) Performance-Based Option(3)	- - -	177,000 - -	265,500 - -	- - -	- 221,250 -	- 331,875 -	- - -	- - 25,808	- - 6.11	- 146,525 59,202
Timothy J. Carstens(4)	1/29/2025 1/29/2025	Cash(1) RSU(2) Performance-Based Option(3)	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - 124,386	- - 6.11	- 570,663 285,331

Notes:

(1) Annual Incentive Awards for Fiscal 2025 Performance: Cash, includes the potential range of 2025 annual incentive awards as described in the Compensation Discussion and Analysis. The actual amount earned for fiscal 2025 performance is reported under the "Non-Omnibus Plan Compensation" column in the Summary Compensation Table.

(2) Long-Term Incentive Awards: Restricted Stock Units, includes the potential range of number of RSUs granted in fiscal 2025, based on an RSU grant price of $5.56 per RSU and on 2024 performance, under the Company's LTIP as described in the Compensation Discussion and Analysis. The actual value of RSUs granted in fiscal 2025, based on 2024 performance, is reported under the Share Based Awards column in the Summary Compensation Table. RSUs granted in 2025 for performance in 2026 are reported under the Equity Grants in 2025 for Performance in the table, above. Mr. Bhappu's RSUs were granted effective August 5, 2025 and were based on an RSU grant price of $9.72 per share, being the greater of the volume-weighted average price of the Company's Common Shares on the NYSE.A for the five trading days ending on August 4, 2025 and the closing price of the Company's Common Shares on the NYSE.A on August 4, 2025.

(3) All other Option Awards: Performance-Based Options, discretionary and not subject to the Company's STIP or LTIP. Performance-Based Options granted in 2025 were for performance in 2024.

(4) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Option Exercises and Stock Vested

		Option Awards		Stock Awards
Name	Award Type	Number of shares acquired on exercise (#)	Value realized on exercise ($)(2)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Mark S. Chalmers	RSUs	-	-	101,918	526,916
David C. Frydenlund	RSUs	-	-	58,217	300,982
Nathan R. Bennett	RSUs	-	-	10,609	54,849
Timothy J. Carstens(3)	RSUs	-	-	159,594	2,684,371

Notes:

(1) The value realized on the vesting of RSUs is the number of RSUs vested multiplied by the closing market price of the underlying Common Shares on the vesting date, which for Messrs. Chalmers, Frydenlund, and Bennett was $5.17 and for Mr. Carstens was $16.82.

(2) Represents totals prior to applicable tax withholding adjustments.

(3) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Outstanding Share-Based Awards and Option-Based Awards

	Option-Based Awards					Share-Based Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price(1)	Option Expiration Date(1)	Number of Shares or Units of Shares that Have Not Vested (#)(2)	Market Value of Share- Based Awards that Have Not Vested(3)	Number of Unearned Share- Based Awards that Have Not Vested (#)	Market or Payout Value of Share- Based Awards that Have Not Vested
Mark S. Chalmers	Nil 10,985 47,059 91,826 361,111	Nil Nil Nil Nil Nil	162,550 10,985 47,059 Nil Nil	6.11 7.25 8.23 7.36 6.47	1/28/2030 12/11/2029 1/24/2029 1/25/2028 1/24/2027	245,008 - - - -	515,632 - - - -	Nil - - - -	Nil - - - -
Ross R. Bhappu	Nil	Nil	Nil	Nil	Nil	150,000	2,181,000	Nil	Nil
David C. Frydenlund	Nil 6,571 28,148 54,926 180,555	Nil Nil Nil Nil Nil	97,231 6,571 28,149 Nil Nil	6.11 7.25 8.23 7.36 6.47	1/28/2030 12/11/2029 1/24/2029 1/25/2028 1/24/2027	146,555 - - - -	2,130,910 - - - -	Nil - - - -	Nil - - - -
Nathan R. Bennett	Nil 5,232 3,176 6,376	Nil Nil Nil Nil	25,808 5,233 3,176 Nil	6.11 7.25 8.23 7.36	1/28/2030 12/11/2029 1/24/2029 1/25/2028	35,463 - - -	515,632 - - -	Nil - - -	Nil - - -
Timothy J. Carstens(5)	Nil	Nil	124,386	6.11	4/29/2026	102,673	1,492,865	Nil	Nil

Notes:

(1) The number of securities listed in column 2 is comprised of SARs granted on January 25, 2022 (the “2022 SARs”), the 2023 SARs and Performance-Based Options. Each 2022 SAR outstanding entitles the holder, on exercise, to a payment in cash or shares (at the election of the Company) equal to the difference between the market price of the Common Shares at the time of exercise and $6.47 (the market price at the time of grant) over a five-year period. Each 2023 SAR outstanding entitles the holder, on exercise, to a payment in cash or shares (at the election of the Company) equal to the difference between the market price of the Common Shares at the time of exercise and $7.36 (the market price at the time of grant) over a five-year period. Both the 2022 and 2023 SARs vested during the the year ended December 31, 2025. Each Performance-Based Option granted has an exercise price set to at a 10% premium to the higher of (i) the VWAP of the Common Shares of the Company on the NYSE American for the five trading days ending on the last trading day prior to the date of the meeting when granted, and (ii) the closing price of the Common Shares of the Company on the NYSE American on the last trading day prior to the date of such meeting. Performance-Based Options were granted on January 25, 2024 with an exercise price of $8.23, December 12, 2024 with an exercise price of $7.25, and January 29, 2025 with an exercise price of $6.11. As of December 31, 2025, 50% of the Performance-Based Options granted on January 25, 2024 and December 12, 2024 had vested.

(2) While the January 2026 grants of Performance-Based Options discussed above were earned in 2025, they had not yet been awarded as of December 31, 2025 and, as such, the 2026 Performance-Based Options are not reflected in the Number of Securities Underlying Unexercised Options as of December 31, 2025.

(3) The share-based awards as of December 31, 2025 were comprised of RSUs, which were granted during 2023, 2024 and 2025. One half of the RSUs vest on January 27th on or following the first anniversary of the date of grant, another 25% vest on January 27th on or following the second anniversary of the date of grant and the remaining 25% vest on January 27th on or following the third anniversary of the date of grant. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration.

(4) The Market or Payout Value of Share-Based Awards that Have Not Vested is determined as the number of unvested RSUs as of December 31, 2025 multiplied by the closing price of the Common Shares on the NYSE American as of December 31, 2025, which was $14.54.

(5) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Incentive Plan Awards - Value Vested or Earned

Name	Option-Based Awards - Value Vested During the Year(1)	Share-Based Awards - Value Vested During the Year(2)	Non-Equity Incentive Plan Compensation - Value Earned During the Year(3)
Mark S. Chalmers	$3,950,499	$526,916	$635,892
Ross R. Bhappu	Nil	Nil	$220,900
David C. Frydenlund	$2,076,964	$300,982	$375,891
Nathan R. Bennett	$103,962	$54,849	$204,878
Timothy J. Carstens(4)	Nil	$2,684,371	Nil

Notes:

(1) These values are calculated as the number of SARs and Performance-Based Options that vested in 2025 multiplied by the closing price of the Common Shares on the NYSE American as of December 31, 2025, being the last trading day of the year, of $14.54 per Common Share, less the cost of the SARs and Performance-Based Options, respectively.

(2) These values are calculated as the number of RSUs that vested in 2025 multiplied by the closing price of the Common Shares on the NYSE American as of December 31, 2025, being the last trading day of the year, of $14.54 per Common Share.

(3) These values constitute the cash bonuses earned in 2025 and paid in February 2026.

(4) Mr. Carstens' employment with the Company terminated on December 31, 2025. Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form was no longer required for genuine operational reasons. Mr. Carstens originally joined the Company by way of its acquisition of Base Resources on October 2, 2024.

Company Policies and Practices Relating to the Grant of Equity Awards

The Company maintains strict conformance with its Insider Trading Policy in all aspects of its business, and particularly in relation to its Insiders who are expected to model best practices for all others in the Company and to maintain the highest levels of ethical conduct and propriety at all times.

The Company's standard practice is for the President and CEO to put before the Compensation Committee all proposed equity awards, in accordance with the above-summarized compensation procedures and plans, at its mid-January meeting annually, for review and approval for recommendation to the Board. The Board then considers and, if deemed fit, approves all such equity awards at its late-January Board meeting, which is held annually to address routine corporate governance matters. For the vast majority of recipients, the January grant is their sole equity grant annually.

For new Directors or employees (including NEOs) who join the Company mid-year, equity grants are typically approved by the Board at its regularly scheduled meeting held closest to such individuals' effective dates of employment/retention, respectively. A set number of stock options, Performance-Based Options, RSUs or SARs, as the case may be, is typically approved by the Board where the individual's start date occurred prior to the Board meeting and the FMV of the award could be determined in advance, whereas a specific dollar amount worth of stock options, Performance-Based Options, RSUs or SARs, as the case may be, is typically approved where the individual's effective date of employment/retention is scheduled to commence after the Board meeting and the FMV of the award is not yet known. This standard practice does, at times, mean that new equity grants are made during a Board meeting at which the Board also approves its Annual Report on Form 10-K or its interim financial statements on Form 10-Q (typically held one business day prior to the applicable filing date). However, where the Company is ever in doubt as to the potential acceptability of a given equity grant or other action or inaction due to its possession of material non-public information, which it evaluates on an ongoing basis, the Company takes the most conservative approach in favor of its shareholders (e.g., delaying a proposed equity grant until such time when all material nonpublic information has been disclosed, followed by an acceptable waiting period) to ensure no conflicts arise and no known or anticipated benefits are inappropriately realized. Considerations may include, for instance, past market responses to similar information upon announcement, planned corporate reorganizations or collaborations, or matters of high public/political interest.

In addition, the Board may, at times where appropriate, award Directors, NEOs and/or certain other senior employees one-time extraordinary grants in connection with a notably significant achievement, such as the successful closing of a major business acquisition or merger. In such cases, management and the Board carefully evaluate whether they are then in possession of any material nonpublic information when determining the timing and terms of the proposed awards. Except in rare instances, the particular circumstances of which would be disclosed, extraordinary grants are not made while the Company possesses material nonpublic information.

There is no instance where the Board, the Compensation Committee or management may time the Company's disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During the last completed fiscal year, the Company did not award any stock options or Performance-Based Options (together, "Options") to any of its NEOs in any period beginning four business days prior to the filing of a periodic report on Form 10-Q, Form 10-K or current report on Form 8-K that discloses material nonpublic information, and ending one business day after the filing of such Form 10-Q, Form 10-K or Form 8-K, except for 150,000 RSUs granted to Mr. Bhappu as a sign-on equity award, effective as of August 5, 2025, and corresponding to his August 4, 2025 effective date of employment with the Company.

Pension Plan Benefits and Deferred Compensation Plans

The Company does not provide defined pension plan benefits or any other pension plans that provide for payments or benefits following or in connection with retirement to its Directors or officers.

The Company does not have any deferred compensation plans relating to its NEOs.

The Company has a 401(k) plan for the benefit of all its employees. Under the 401(k) plan, employees are entitled to contribute up to statutorily permitted amounts, and the Company matches 100% of contributions up to the first 3% of base salary and 50% of contributions up to the next 2% of base salary made by each employee into such employee's 401(k) plan.

Employment Agreements and Termination and Change of Control Benefits

The Company has employment agreements with each of its NEOs, which were negotiated on a case-by-case basis.

The events that trigger payment to an NEO on account of a termination, change of control or retirement are negotiated and documented in each employment contract. These benefits attempt to balance the protection of the employee upon the occurrence of such events with the preservation of the executive base in the event such a change of control occurs. As noted below, there are certain circumstances that trigger payment, vesting of stock options, SARs and/or RSUs, or the provision of other benefits to an NEO upon termination, change of control or retirement.

The specific terms of the NEOs' respective employment agreements are as follows:

Mark S. Chalmers

Mr. Chalmers retired from his position as CEO and a Director of the Company effective as of his "Planned Retirement Date" of April 15, 2026 (as of such date, the "Chalmers Retirement Date"). His retirement was in accordance with the Company's previously announced succession plans and as set forth in his amended employment agreement dated April 10, 2024 (the "Chalmers Agreement").

The Chalmers Agreement included a succession obligation, which required that Mr. Chalmers work toward securing a replacement CEO (the "Replacement CEO") in concert with, and acceptable to, the Board. The Replacement CEO was required to be employed by the Company in a transition capacity (e.g., as an executive vice president or as president) at least six (6) months prior to the date of retirement of Mr. Chalmers (or such lesser time as the Board approved) and was to be appointed as CEO of the Company upon Mr. Chalmers’s retirement. Mr. Chalmers successfully satisfied his succession obligation by way of the Board’s appointment of Mr. Bhappu as President of the Company effective August 4, 2025 and, as discussed further below, the Board’s April 15, 2026 appointment of Mr. Bhappu as the President and CEO, effective April 15, 2026, concurrently with Mr. Chalmers’ retirement on the Chalmers Retirement Date.

The Chalmers Agreement also specified that, upon his termination of employment, Mr. Chalmers and his dependents may be eligible for continuation coverage of health insurance under COBRA, in which case the Company would reimburse Mr. Chalmers for the full cost of the continuation rate charged for the coverage through the Company's Health and Welfare Plan, on a monthly basis, for a period that equates to just under a period of three years. The reimbursement is to be to Mr. Chalmers or his dependents directly and grossed up so that there is no negative tax impact to Mr. Chalmers or his dependents for coverage of the premiums charged by the insurance carriers for the COBRA continuation coverage for the current month of reimbursement. The Chalmers Agreement further provided that Mr. Chalmers and his dependents may, at their choosing, enroll in the COBRA continuation plan through the Company to the extent permitted under COBRA or enroll in a separate plan of their choosing, to be covered by the reimbursements.

Having satisfied the above succession obligation and having retired on his Planned Retirement Date, Mr. Chalmers has now received, or is in the process of receiving: (A) all Accrued Obligations, COBRA coverage as summarized above and other benefits consistent with the Company’s benefit plans extended to other employees of the Company with a similar position or of a similar level; (B) a $1,050,252 extension/retention bonus in cash on the Planned Retirement Date in consideration of his successful completion of an extended employment period past his normal retirement age; (C) an additional $1,050,252 succession bonus in cash on the Chalmers Retirement Date in consideration of his successful satisfaction of his succession obligation, as detailed above; (D) the ability to immediately exercise, and continue to exercise for a period of six (6) months after the later of (i) his date of retirement, and (ii) the date of termination of his consulting agreement, all of his previously granted, unvested and unexpired stock options, which automatically vested and became immediately exercisable as of the Chalmers Retirement Date; (E) 148,149 Common Shares of the Company in settlement of all of Mr. Chalmers’s previously granted, unvested RSUs, which automatically vested as of the Chalmers Retirement Date; (F) the continued ability to exercise all of Mr. Chalmers’s previously granted and available SARs, which are exercisable during the 270-calendar day period following the later of (i) the Chalmers Retirement Date and (ii) the date of termination of his consulting agreement (unless they earlier expire by their terms) without any change to the performance or vesting conditions, all of which had been met as of his retirement date; (G) a grant of $1,050,252 worth of RSUs on the Chalmers Retirement Date, which vest as to 50% one year after the Chalmers Retirement Date and the remainder two years after the Chalmers Retirement Date, in consideration of the non-competition provisions of the Chalmers Agreement and his consulting agreement, as detailed below; and (H) continued eligibility to receive the full STIP and LTIP awards granted in 2026, being the year of the Chalmers Retirement Date, in the ordinary course, with no proration for the duration of his employment in that year. The retirement elements discussed in (B), (C) and (G), above, were each subject to an inflation adjustment based on the Gross Domestic Product Implicit Price Deflator as published by the U.S. Department of Commerce from the effective date of the Chalmers Agreement.

Finally, as contemplated in the Chalmers Agreement, Mr. Chalmers and the Company have entered into an agreement for Mr. Chalmers to provide consulting services, effective as of April 16, 2026, making Mr. Chalmers available exclusively for two years to support, as required, Mr. Bhappu and others in the Company with current and future growth initiatives. Pursuant to the consulting agreement, Mr. Chalmers has agreed to be available for twenty (20) hours of work per week during the first twelve (12) months, and for fifteen (15) hours of work per week during the second twelve (12) months, of its two (2)-year term, unless otherwise extended by the parties, at a retainer fee of $1,250 per hour. The Company guarantees to pay Mr. Chalmers for a minimum of ten (10) hours of work per week during the term of the consulting agreement (the "Chalmers Minimum Guaranteed Fee"). In exchange, during the term of the consulting agreement, Mr. Chalmers is bound to a duty of loyalty to the Company prohibiting him from taking any step on behalf of himself or any other person or entity to compete with the Company, as well as by a fiduciary duty of care that prevents him from diverting business opportunities away from the Company and from co-opting the Company's business opportunities for personal profit or in order to benefit an unrelated entity during his affiliation with the Company under his consulting agreement. Mr. Chalmers is additionally bound by a non-solicitation period lasting the term and for 12 months following the date of termination of his consulting agreement, as well as by a non-competition period lasting the term of his consulting agreement in regard to all defined "competitive activities" for any competitive business anywhere within the world. Upon termination of the consulting agreement by the Company for just cause, or due to death or disability, or upon the planned expiration of the consulting agreement, the Company will pay to Mr. Chalmers all fees earned before such termination that have not yet been paid. Any RSUs held by Mr. Chalmers that have vested on or before the termination date will be paid (or shares issued), and any unvested RSUs will be immediately cancelled and forfeited to the Company on the termination date. Alternatively, upon termination of the consulting agreement by Mr. Chalmers due to the Company's breach of the consulting agreement, which has not been cured within 45 days' notice of the alleged breach, or for any other reason by the Company not covered above, then the Company will pay to Mr. Chalmers all fees earned before such termination that have not yet been paid, as well as the Chalmers Minimum Guaranteed Fee through the remainder of the current term (paid promptly upon termination), and any period of restriction on all RSUs shall lapse and shall be immediately settled and payable/issuable.

The total amount paid to Mr. Chalmers as of the Chalmers Retirement Date, in consideration of Mr. Chalmers’ commitments as described above, were cash payments totaling $2,100,503, an RSU grant having a value of $1,050,252, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Company of $3,111,129, totaling $6,261,884.

Ross R. Bhappu

The Bhappu Agreement (as defined below), including base salary and other material provisions, is in the process of being renegotiated between Mr. Bhappu and the Board in connection with Mr. Bhappu’s recent promotion to President and CEO and a Director of the Board, effective April 15, 2026.

As previously announced by the Company, on July 30, 2025, the Company entered into an employment agreement with Mr. Bhappu (the “Bhappu Agreement”) pursuant to which Mr. Bhappu commenced employment with the Company on August 4, 2025. Effective April 15, 2026, Mr. Bhappu was appointed by the Board to serve as the Company’s President and CEO and a Director, concurrent with Mr. Chalmers’ retirement as CEO and a Director of the Company, consistent with the Company’s previously announced succession plans and his employment agreement.

In conjunction with Mr. Bhappu’s appointment, The Bhappu Agreement has a term ending on the second anniversary of the Effective Date (the “Initial Expiration Date”). If neither the Company nor Mr. Bhappu provides written notice of intent not to renew the Bhappu Agreement by ninety (90) days prior to the Initial Expiration Date, the Bhappu Agreement will be automatically renewed for twelve (12) additional months, and if neither Company nor Mr. Bhappu provides written notice of intent not to renew the Bhappu Agreement prior to ninety (90) days before the end of such additional 12-month period, the Bhappu Agreement will continue to be automatically renewed for successive additional 12-month periods until such time as either the Company or Mr. Bhappu provides written notice of intent not to renew prior to ninety (90) days before the end of any such renewal period.

Mr. Bhappu is currently paid an annual base salary of $574,750 (the “Bhappu Base Salary”), subject to review and increase at the discretion of the Company. In addition, Mr. Bhappu has a cash bonus opportunity during each calendar year with a target equal to 85% of his base salary (the “Bhappu Target Cash Bonus”), and an equity award opportunity during each calendar year with a target value equal to 120% of his base salary (the “Bhappu Target Equity Award”). Mr. Bhappu is also entitled to receive benefits such as health insurance, vacation, use of a Company vehicle and other benefits consistent with the Company’s benefit plans to the same extent as other employees of the Company of a similar position or level.

Upon Mr. Bhappu’s effective employment with the Company on August 4, 2025, he was granted a sign-on equity award of 150,000 RSUs with a full value at the time of grant of $1,458,000, which will vest in equal installments on the first three anniversaries of the date of grant, subject to his continued employment with the Company through each applicable vesting date. This sign-on award was intended to create immediate alignment between Mr. Bhappu and the Company’s shareholders, as well as its other NEOs, while incentivizing retention.

Pursuant to the Bhappu Agreement, Mr. Bhappu will act as President of the Company and was to be considered for appointment to the role of CEO of the Company by no later than April 30, 2026, subject to approval by the Board and Mr. Bhappu’s satisfaction, as determined by the Board in its sole discretion, of performance targets established by the Board in consultation with Mr. Bhappu. The Board, having concluded that Mr. Bhappu satisfied all such performance targets set for him by the Compensation Committee, appointed Mr. Bhappu as President and CEO of the Company and as a Director of the Board effective April 15, 2026, concurrent with Mr. Chalmers’ retirement.

Mr. Bhappu is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Company’s benefit plans extended to other employees of the Company with a similar position or of a similar level. In addition, Mr. Bhappu has a cash bonus opportunity during each calendar year with a target equal to 85% (the “Bhappu Target Cash Bonus Percentage”) of his Base Salary (the “Bhappu Target Cash Bonus”), in accordance with the Company’s STIP, and an equity award opportunity during each calendar year with a target value equal to 120% (the “Bhappu Target Equity Award Percentage”) of his Base Salary (the “Bhappu Target Equity Award”), in accordance with the Company’s LTIP.

The Company may terminate the Bhappu Agreement for just cause, without just cause or in the event of disability. Mr. Bhappu may terminate his employment without “Good Reason” upon 30 days’ prior written notice given to the Company or for “good reason” upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Bhappu Base Salary; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested.

In the event Mr. Bhappu’s employment is terminated by the Company without Just Cause or upon a Disability, or Mr. Bhappu elects to resign for Good Reason, or upon his death, he or his estate will be entitled to severance pay equal to 2.99 times the sum of the Bhappu Base Salary and the Bhappu Target Cash Bonus for the full year in which the date of termination occurs, plus all Accrued Obligations, less required withholdings (as the case may be, the “Bhappu Severance Factor”). The estimated amount payable to Mr. Bhappu in the case of such a termination, assuming that the termination took place on December 31, 2025, would be a cash payment in the amount of $3,042,325.

If Mr. Bhappu’s employment is terminated without just cause or for a disability, or Mr. Bhappu elects to resign for good reason, or Mr. Bhappu dies, in any case whether before or after a change of control or in the absence of any change of control, then, in addition to the payment of the Bhappu Severance Amount (to be paid in full within thirty (30) calendar days after the termination date) and all Accrued Obligations (to be paid in full within five (5) working days after the termination date), Mr. Bhappu or his estate will (A) have up to the earlier of (i) 90 days from the date of termination for all cases other than death and twelve (12) months from the date of termination in the case of death, or (ii) the expiry date when the particular stock option expires, to exercise the stock options previously granted to Mr. Bhappu that have vested but have not yet been exercised; (B) be paid (or issued shares issuable thereunder) any RSUs that have vested and are unpaid as of the date of termination; and (C) receive any other rights available to him or his estate in respect of any SARs or other awards granted to Mr. Bhappu up to his date of termination. Any stock options and RSUs that are not vested on or before his date of termination will be immediately cancelled and forfeited to the Company. Upon such a termination, Mr. Bhappu and his dependents may be eligible for continuation coverage of health insurance under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), in which case the Company will reimburse Mr. Bhappu for the full cost of the continuation rate charged for the coverage through the Company’s Health and Welfare Plan, on a monthly basis, for a period of months equal to twelve (12) times the Bhappu Severance Factor (i.e., just under a period of three (3) years). The reimbursement will be to Mr. Bhappu or his dependents directly and will be grossed up so that there is no negative tax impact to Mr. Bhappu or his dependents for coverage of the premiums charged by the insurance carriers for the COBRA continuation coverage for the current month of reimbursement. Mr. Bhappu and his dependents may, at their choosing, enroll in the COBRA continuation plan through the Company to the extent permitted under COBRA or enroll in a separate plan of their choosing, to be covered by the reimbursements.

In the event of a change of control, Mr. Bhappu’s employment is terminated and/or the successor entity does not assume and agree to perform all of the Company’s obligations under the Bhappu Agreement (i.e., a double triggering event), then Mr. Bhappu’s employment will be deemed to have been terminated without just cause and Mr. Bhappu will be entitled to receive the same rights as described above for a termination without just cause under the normal course, except that, in addition, if Mr. Bhappu’s employment is deemed terminated without just cause or, within 12 months after a change of control, Mr. Bhappu’s employment is terminated without just cause or by reason of disability, or Mr. Bhappu elects to resign for good reason, then all of Mr. Bhappu’s unvested RSUs will automatically vest and be settled, all of Mr. Bhappu’s unvested, unexpired stock options will automatically vest and become exercisable, and will continue to be exercisable during the 90-calendar day period following termination, and any SARs acquired by Mr. Bhappu shall vest as set forth in the applicable award agreement. The estimated Severance Amount payable to Mr. Bhappu in the case of termination upon a change of control would be a cash payment in the amount of $3,042,325, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Company of $2,181,000, totaling $5,223,325, assuming that the triggering event took place on December 31, 2025 (pursuant to the current Bhappu Agreement but based on his base salary as of December 31, 2025 of $550,000).

The Bhappu Agreement also provides that if any Covered Payments constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any Excise Tax, then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Bhappu’s average annual compensation from the Company for the five years preceding the year of the change of control).

Mr. Bhappu is also subject to a Confidentiality and Non-Solicitation Agreement.

David C. Frydenlund

As disclosed in last year's Proxy Statement, after thoughtful and focused negotiations, during which the Company was represented by independent counsel and by its executive compensation consultant Zayla, on April 10, 2024, the Company entered into an amended employment agreement with Frydenlund (the "Frydenlund Agreement") under which he agreed to defer his retirement until a "Planned Retirement Date" of October 15, 2026, and committed to: identifying and transitioning a qualified successor to his position; entering into non-solicitation and non-compete provisions and committing to a post-retirement consulting arrangement with the Company to further ensure an adequate transition. The primary aim in renegotiating Mr. Frydenlund's employment agreements were the incentivization of retention beyond his planned retirement, the achievement of key succession milestones for his role and the arrangement of post-retirement consulting services on a guaranteed and globally exclusive basis so as to ensure, to the fullest extent possible, a seamless transition of this key executive role without the loss of Mr. Frydenlund's extensive institutional and industry knowledge, having reached retirement age with expertise attractive to others in the industry.

The Frydenlund Agreement has a term commencing on the effective date of the Frydenlund Agreement and terminating on his Planned Retirement Date of October 15, 2026, which may be extended to a later retirement date of Mr. Frydenlund’s choice by the mutual agreement of Mr. Frydenlund and the Company. Pursuant to the Frydenlund Agreement, Mr. Frydenlund is currently paid an annual salary of $484,796 (the “Frydenlund Base Salary”), subject to review and increase at the discretion of the Company. Pursuant to the Frydenlund Agreement, Mr. Frydenlund will act as Executive VP, CLO and Corporate Secretary of the Company (noting that Mr. Frydenlund ceased acting as Corporate Secretary in December 2025 as a part of his succession plan). Mr. Frydenlund is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Company’s benefit plans extended to other employees of the Company with a similar position or of a similar level. In addition, Mr. Frydenlund has a cash bonus opportunity during each calendar year with a target equal to 70% (the “Frydenlund Target Cash Bonus Percentage”) of his Base Salary (the “Frydenlund Target Cash Bonus”), in accordance with the Company’s STIP, and an equity award opportunity during each calendar year with a target value equal to 100% (the “Frydenlund Target Equity Award Percentage”) of his Base Salary (the “Frydenlund Target Equity Award”), in accordance with the Company’s LTIP.

The Company may terminate the Frydenlund Agreement for just cause, without just cause or in the event of disability. Mr. Frydenlund may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Frydenlund Base Salary, Frydenlund Target Cash Bonus Percentage or Frydenlund Target Equity Award Percentage or rights to participate in the Company's Stock Appreciation Rights Plan; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested after a change of control.

In the event Mr. Frydenlund’s employment is terminated by the Company without just cause or upon a disability, or Mr. Frydenlund elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay equal to 2.0 times (the “Frydenlund Severance Factor”) the sum of the Frydenlund Base Salary and the Frydenlund Target Cash Bonus for the full year in which the date of termination occurs (the “Frydenlund Severance Amount”), plus all accrued obligations, including outstanding Frydenlund Base Salary, Accrued Obligations, less required withholdings. The estimated amount payable to Mr. Frydenlund in the case of such a termination, assuming that the termination took place on December 31, 2025, would be a cash payment in the amount of the Frydenlund Severance Amount of $1,577,327 (pursuant to Mr. Frydenlund’s current employment agreement but assuming his base salary as of December 31, 2025 of $463,920).

If Mr. Frydenlund's employment is terminated without just cause or for a disability, or Mr. Frydenlund elects to resign for good reason, or Mr. Frydenlund dies, in any case whether before or after a change of control or in the absence of any change of control, then, in addition to the payment of the Frydenlund Severance Amount (to be paid in full within thirty (30) calendar days after the termination date) and all Accrued Obligations (to be paid in full within five (5) working days after the termination date), Mr. Frydenlund or his estate will (A) have up to the earlier of (i) 90 days from the date of termination for all cases other than death and twelve (12) months from the date of termination in the case of death, or (ii) the expiry date when the particular stock option expires, to exercise the stock options previously granted to Mr. Frydenlund that have vested but have not yet been exercised; (B) be paid (or issued shares issuable thereunder) any RSUs that have vested and are unpaid as of the date of termination; and (C) receive any other rights available to him or his estate in respect of any SARs or other awards granted to Mr. Frydenlund up to his date of termination. Any stock options and RSUs that are not vested on or before his date of termination will be immediately cancelled and forfeited to the Company. Upon such a termination, Mr. Frydenlund and his dependents may be eligible for continuation coverage of health insurance under COBRA, in which case the Company will reimburse Mr. Frydenlund for the full cost of the continuation rate charged for the coverage through the Company's Health and Welfare Plan, on a monthly basis, for a period of months equal to twelve (12) times the Frydenlund Severance Factor (i.e., a period of two (2) years). The reimbursement will be to Mr. Frydenlund or his dependents directly and will be grossed up so that there is no negative tax impact to Mr. Frydenlund or his dependents for coverage of the premiums charged by the insurance carriers for the COBRA continuation coverage for the current month of reimbursement. Mr. Frydenlund and his dependents may, at their choosing, enroll in the COBRA continuation plan through the Company to the extent permitted under COBRA or enroll in a separate plan of their choosing, to be covered by the reimbursements.

In the event of a change of control, Mr. Frydenlund’s employment is terminated and/or the successor entity does not assume and agree to perform all of the Company’s obligations under the Frydenlund Agreement (i.e., a double triggering event), then Mr. Frydenlund’s employment will be deemed to have been terminated without just cause and Mr. Frydenlund will be entitled to receive the same rights as described above for a termination without just cause under the normal course, except that, in addition, if Mr. Frydenlund’s employment is deemed terminated without just cause or, within 12 months after a change of control, Mr. Frydenlund’s employment is terminated without just cause or by reason of disability, or Mr. Frydenlund elects to resign for good reason, then all of Mr. Frydenlund’s unvested RSUs will automatically vest and be settled, all of Mr. Frydenlund’s unvested, unexpired stock options will automatically vest and become exercisable, and will continue to be exercisable during the 90-calendar day period following termination, and Mr. Frydenlund’s SARs will be exercisable during the 270-calendar day period following termination (unless they earlier expire by their terms) without any change to the performance or vesting conditions, which will still need to be met. The estimated Severance Amount payable to Mr. Frydenlund in the case of termination upon a change of control would be a cash payment in the amount of $1,577,327, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Company of $2,130,910, totaling $3,708,237, assuming that the triggering event took place on December 31, 2025 (pursuant to the current Frydenlund Agreement but assuming his base salary as of December 31, 2025 of $463,920).

The Frydenlund Agreement also provides that if any Covered Payments constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any Excise Tax, then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Frydenlund's average annual compensation from the Company for the five years preceding the year of the change of control).

The Frydenlund Agreement includes a succession obligation, which requires that Mr. Frydenlund work toward securing a replacement Chief Legal Officer (or General Counsel) and Corporate Secretary (the "Replacement CLO") in concert with, and acceptable to, the Board. The Replacement CLO must be employed by the Company in a transition capacity at least six (6) months prior to the date of retirement of Mr. Frydenlund (or such lesser time as the Board may approve) and will be appointed CLO (or General Counsel) and Corporate Secretary of the Company upon Mr. Frydenlund's retirement. Mr. Frydenlund will be considered to have satisfied his succession obligation if (a) the Board has appointed a Replacement CLO within the stipulated 6-month time period; or (b) Mr. Frydenlund has placed before the Board at least one willing, eligible reasonably suitable candidate for appointment as Replacement CLO within the stipulated 6-month time period and the candidate was not appointed as Replacement CLO due to the action or inaction on the part of the Board. It is also acknowledged that the Corporate Secretary function may be performed by a separate person, if so approved by the Board.

If Mr. Frydenlund retires from the Company on the Planned Retirement Date, provided he has satisfied the above succession obligation, then, as discussed above, upon retirement: (A) he will receive all Accrued Obligations, COBRA coverage as summarized above and other benefits consistent with the Company's benefit plans extended to other employees of the Company with a similar position or of a similar level; (B) he will receive a $500,000 extension/retention bonus in cash on the Planned Retirement Date in consideration of his successful completion of an extended employment period past his normal retirement age; (C) he will receive an additional $500,000 succession bonus in cash on the Planned Retirement Date in consideration of his successful satisfaction of his succession obligation, as detailed above; (D) all of Mr. Frydenlund's previously granted, unvested and unexpired stock options will automatically vest and become immediately exercisable, and will continue to be exercisable for a period of six (6) months after the later of (i) his date of retirement, and (ii) the date of termination of his consulting agreement, as discussed below; (E) all of Mr. Frydenlund's previously granted, unvested RSUs will automatically vest and be settled; (F) all of Mr. Frydenlund's previously granted SARs will be exercisable during the 270-calendar day period following the later of (i) his date of retirement and (ii) the date of termination of his consulting agreement (unless they earlier expire by their terms) without any change to the performance or vesting conditions, which will still need to be met; (G) Mr. Frydenlund will receive a grant of $500,000 worth of RSUs on his Planned Retirement Date, which vest as to 50% one year after the Planned Retirement Date and the remainder two years after the Planned Retirement Date, in consideration of the non-competition provisions of the Frydenlund Agreement and his consulting agreement, as detailed below; and (H) Mr. Frydenlund is eligible to receive the full STIP and LTIP awards granted in the year of Mr. Frydenlund's termination of employment, in the ordinary course, with no pro-ration for the duration of his employment in that year. The retirement elements discussed in (B), (C) and (G), above, are each subject to an inflation adjustment based on the Gross Domestic Product Implicit Price Deflator as published by the U.S. Department of Commerce from the effective date of the Frydenlund Agreement. In addition, while still an employee of the Company, Mr. Frydenlund will continue to have the benefit of any approved base salary increases and any increases in his Frydenlund Target Cash Bonus Percentage under the STIP and/or Frydenlund Target Equity Award Percentage under the LTIP, and will receive any approved extraordinary cash bonuses or equity grants based on his position, each in the same fashion as and commensurate with past practice and other executive officers of the Company, without regard to his pending retirement.

Finally, if Mr. Frydenlund retires on the Planned Retirement Date, he resigns for good reason, or the Company terminates his employment without just cause, then he and the Company will enter into an agreement for Mr. Frydenlund to provide consulting services, effective on the date immediately following the Planned Retirement Date, making Mr. Frydenlund available for a period of time to aid in the transition of his duties to the Replacement CEO and will involve his management of special projects and as otherwise required by the Company. Pursuant to the consulting agreement, if entered into, Mr. Frydenlund will agree to be available for twenty (20) hours of work per week during the first twelve (12) months and for fifteen (15) hours of work per week during the second twelve (12) months of its two (2)-year term, unless otherwise extended by the parties, at a retainer fee of $800 per hour. The Company will guarantee to pay Mr. Frydenlund for a minimum of 10 hours of work per week during the term of the consulting agreement (the "Frydenlund Minimum Guaranteed Fee"). In exchange, during the term of the consulting agreement, Mr. Frydenlund will be bound to a duty of loyalty to the Company prohibiting him from taking any step on behalf of himself or any other person or entity to compete with the Company, as well as by a fiduciary duty of care that prevents him from diverting business opportunities away from the Company and from co-opting the Company's business opportunities for personal profit or in order to benefit an unrelated entity during his affiliation with the Company under his consulting agreement. Mr. Frydenlund will additionally be bound by a non-solicitation period lasting the term and for 12 months following the date of termination of his consulting agreement, as well as by a non-competition period lasting the term of his consulting agreement (which will generally be 24 months following the date of his Planned Retirement Date) in regard to all defined "competitive activities" for any competitive business anywhere within the world. Upon termination of the consulting agreement by the Company for just cause, or due to death or disability, or upon the planned expiration of the consulting agreement, the Company will pay to Mr. Frydenlund all fees earned before such termination that have not yet been paid. Any RSUs held by Mr. Frydenlund that have vested on or before the termination date will be paid (or shares issued), and any unvested RSUs will be immediately cancelled and forfeited to the Company on the termination date. Alternatively, upon termination of the consulting agreement by Mr. Frydenlund due to the Company's breach of the consulting agreement, which has not been cured within 45 days' notice of the alleged breach, or for any other reason by the Company not covered above, then the Company will pay to Mr. Frydenlund all fees earned before such termination that have not yet been paid, as well as the Frydenlund Minimum Guaranteed Fee through the remainder of the current term (paid promptly upon termination), and any period of restriction on all RSUs shall lapse and shall be immediately settled and payable/issuable.

The estimated total amount payable to Mr. Frydenlund in the case of retirement on his Planned Retirement Date, in consideration of Mr. Frydenlund’s commitments as described above, would be cash payments totaling $1,000,000, an RSU grant having a value of $500,000, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Company of $2,130,910, totaling $3,708,237, assuming that the retirement took place on December 31, 2025 (pursuant to the current Frydenlund Agreement). Mr. Frydenlund would also enter into his consulting agreement, as described above.

Mr. Frydenlund is also subject to a Confidentiality and Non-Solicitation Agreement.

Nathan R. Bennett

Mr. Bennett’s employment agreement (the “Bennett Agreement”), effective July 10, 2025, has a term of two years and will automatically renew for additional one-year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Pursuant to the Bennett Agreement, Mr. Bennett is currently paid an annual salary of $308,275 (the “Bennett Base Salary”), subject to review and increase at the discretion of the Company. Pursuant to the Bennett Agreement, Mr. Bennett will act as Chief Financial Officer of the Company.

Mr. Bennett is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the Company's benefit plans extended to other employees of the Company with a similar position or of a similar level. In addition, Mr. Bennett has a cash bonus opportunity during each calendar year with a target equal to 60% (the "Bennett Target Cash Bonus Percentage") of his Base Salary (the "Bennett Target Cash Bonus"), in accordance with the Company's STIP, and an equity award opportunity during each calendar year with a target value equal to 75% (the "Bennett Target Equity Award Percentage") of his Base Salary (the "Bennett Target Equity Award"), in accordance with the Company's LTIP.

The Company may terminate the Bennett Agreement for just cause, without just cause or in the event of disability. Mr. Bennett may terminate his employment for "good reason" upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in the Bennett Base Salary; or (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location at the time a move is requested.

In the event Mr. Bennett’s employment is terminated by the Company without just cause or upon a disability or by the Company giving a notice not to renew the Bennett Agreement, or Mr. Bennett elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the “Bennett Severance Amount”) equal to 2.0 (the “Bennett Severance Factor”) times the sum of the Bennett Base Salary for the full year in which the date of termination occurs and an amount equal to the greater of: (A) the Bennett Severance Factor multiplied by the highest total aggregate cash bonus paid to Mr. Bennett in any one of the last three years or the year in which Mr. Bennett’s termination occurs; or (B) fifteen percent of the Bennett Base Salary in effect at the time of such termination. The estimated Bennett Severance Amount payable to Mr. Bennett in the case of such a termination, assuming that the termination took place on December 31, 2025, would be a cash payment in the amount of $944,000 (pursuant to Mr. Bennett’s current employment agreement but assuming his base salary as of December 31, 2025 of $295,000).

Further, in the event of a change of control, Mr. Bennett’s employment is terminated and/or the successor entity does not assume and agree to perform all of the Company’s obligations under the Bennett Agreement, then Mr. Bennett’s employment will be deemed to have been terminated without just cause and Mr. Bennett will be entitled to receive the same Bennett Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Bennett’s employment is terminated without just cause or for a disability, or Mr. Bennett elects to resign for good reason, within 12 months after a change of control, then, in addition to the payment of the Bennett Severance Amount described above, all of Mr. Bennett’s unvested RSUs will automatically vest, all of Mr. Bennett’s unvested stock options will automatically vest and will be exercisable during the 90-calendar day period following termination, and Mr. Bennett’s SARs will be exercisable during the 270-calendar day period following termination (unless they earlier expire by their terms) without any change to the performance or vesting conditions which will still need to be met. The estimated Severance Amount payable to Mr. Bennett in the case of termination upon a change of control would be a cash payment in the amount of $944,000, plus the value attributable to the accelerated vesting of previously issued RSUs payable in Common Shares of the Company of $515,632, totaling $1,459,632, assuming that the triggering event took place on December 31, 2025 (pursuant to the current Bennett Agreement, but assuming his base salary as of December 31, 2025 of $295,000).

The Bennett Agreement also provides that if any Covered Payments constitute "parachute payments" within the meaning of the Code and would otherwise be subject to the excise tax imposed under Section 4999 of the Code or any Excise Tax, then the Covered Payments will be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments does not exceed a specified threshold amount (generally an amount equal to three times Mr. Bennett's average annual compensation from the Company for the five years preceding the year of the change of control).

Mr. Bennett is subject to non-solicitation provisions during the term of the Bennett Agreement and for a period of 12-months after termination, under which Mr. Bennett may not solicit any business from any customer, client or business relation of the Company, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Company, except however, that Mr. Bennett may solicit any utility customer, trading partner, intermediary, broker, investor, strategic partner, joint venture partner, or other similar entity for new business that does not conflict with any active negotiations that were ongoing by the Company at the time of the termination.

Timothy J. Carstens

As previously announced, on August 27, 2025, the Company and its wholly owned subsidiary Base Resources entered into a Separation and Release Deed ("Separation Deed") with Timothy J. Carstens, former Executive Vice President, Heavy Mineral Sands Operations of the Company and former Managing Director of Base Resources, pursuant to which the parties agree that Mr. Carstens' employment with the Company would terminate on December 31, 2025 ("Separation").

Mr. Carstens made the decision to step down after determining, in consultation with the Company, that his role in its pre-acquisition form is no longer required for genuine operational reasons. Up to Separation, Mr. Carstens continued to receive his ordinary salary and to accrue annual leave and long service leave and remained subject to a number of ongoing obligations owed to the Company, including supporting a smooth transition, consistent with his fiduciary duties. The Separation Deed permitted the Company to limit Mr. Carstens' work and engagement on Company matters, as desired, and provided for earlier Separation in limited circumstances.

At Separation, Mr. Carstens was entitled to, and did thereafter receive, the following "Termination Entitlements," subject to tax withholding and superannuation fund obligations, including:

1. six (6) months' salary in lieu of notice;

2. twelve (12) weeks' salary as a redundancy payment;

3. any salary and superannuation contributions outstanding as at Separation;

4. an amount equal to the cash bonus that would have been received for performance in 2025 under the Company's STIP, calculated as his "target" of base salary, being 50% of his annual base salary for a total of A$363,120; and

5. a gross sum for any unused annual leave or long service leave accrued as at Separation.

Separation occurred, as planned, on December 31, 2025, at which time the amount paid to Mr. Carstens included a cash payment in the amount of A$1,095,395, or $733,915 calculated using an exchange rate of A$1.00 to US$0.67 as of December 31, 2025.

Also at Separation, and in accordance with the Company's Omnibus Equity Incentive Compensation Plan (the "Omnibus Plan"), all unvested RSUs and Performance-Based Options then held by Mr. Carstens did not terminate or expire on December 31, 2025, but instead had their termination or expiry dates waived and amended to January 31, 2026, allowing Mr. Carstens' existing RSU equity grants to vest as to 50% on January 27, 2026 and his existing Performance-Based Option grants to vest as to 50% on January 29, 2026 according to their original award agreement terms. On January 31, 2026, all remaining unvested RSUs and unvested Performance-Based Options held expired and were immediately forfeited to the Company. The post-Separation exercise period of three months applicable to Mr. Carstens' Performance-Based Options was amended to commence from January 29, 2026 (being the last applicable vesting date) and will expire on April 29, 2026 as of market close on the NYSE American.

Mr. Carstens was not be entitled to receive any new equity grants under the Company's LTIP in January 2026 or otherwise for performance in 2025.

COMPENSATION COMMITTEE REPORT

Based on the Compensation Committee's review of the Compensation Discussion and Analysis and discussions with the Board and the Company's management, the Compensation Committee recommended that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the members of the Compensation Committee of the Board:

Barbara A. Filas, Chair

J. Birks Bovaird

Dennis L. Higgs

Alexander G. Morrison

DIRECTOR COMPENSATION

Director Compensation Table

The Company's policy with respect to Directors' compensation was developed by the Board, on the recommendation of the Compensation Committee. The following table sets forth the compensation awarded, paid to or earned by the Directors of the Company during the most recently completed fiscal year. Directors of the Company who are also officers or employees of the Company are not compensated for service on the Board; therefore, no fees were payable to Mark S. Chalmers for his service as a Director of the Company in 2025.

Name(1)	Fees Earned(2)	Share- Based Awards(3)	Option- Based Awards	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Pension Value	All Other Compensation	Total
J. Birks Bovaird(6)	146,494	95,857	Nil	Nil	Nil	Nil	Nil	242,351
Benjamin Eshleman III(6)	120,000	73,326	Nil	Nil	Nil	Nil	Nil	193,326
Ivy V. Estabrooke(4)	62,160	655,498	Nil	Nil	Nil	Nil	Nil	717,658
Barbara A. Filas(6)	120,000	73,326	Nil	Nil	Nil	Nil	Nil	193,326
Bruce D. Hansen	105,489	67,401	Nil	Nil	Nil	Nil	Nil	172,890
Jaqueline Herrera	76,046	60,437	Nil	Nil	Nil	Nil	Nil	136,483
Dennis L. Higgs	72,255	67,453	Nil	Nil	Nil	Nil	Nil	139,708
Robert W. Kirkwood(5)	59,307	846,517	Nil	Nil	Nil	Nil	Nil	905,824
Alexander G. Morrison(6)	125,000	82,115	Nil	Nil	Nil	Nil	Nil	207,115
Michael H. Stirzaker	70,000	12,082	Nil	Nil	Nil	Nil	Nil	82,082

Notes:

(1) As then-CEO, Mr. Chalmers was not paid any fees for acting as a Director and is therefore not represented on the Director Compensation Table.

(2) All fees were calculated in U.S. dollars. Messrs. Bovaird and Higgs were then paid in Cdn$ equivalents based on rates at the time of payment.

(3) The share-based awards were comprised of RSUs, which were granted during 2025. One half of the RSUs issued in 2025 vested on January 27, 2026, another 25% will vest on January 27, 2027 and the remaining 25% will vest on January 27, 2028. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration.

(4) Ms. Estabrooke resigned from her position as a Director of the Company, effective as of October 29, 2025. Her compensation was therefore prorated up to, and including, her date of departure.

(5) Mr. Kirkwood resigned from his position as a Director of the Company on September 22, 2025, effective as of October 15, 2025. His compensation was therefore prorated up to, and including, his date of departure.

(6)  Ms. Filas and Messrs. Bovaird, Eshleman and Morrison served on the Board’s Special Committee on Succession Planning (the “Special Committee”) pertaining to CEO succession, which met regularly over a period of approximately two years and concluded its work in mid-2025. Zayla, at the request of the Compensation Committee, provided the Board with an independent opinion of reasonableness related to potential compensation for the members of the Board’s Special Committee. Based on its market analysis observations, Zayla concluded that a one-time cash retainer of $40,000 to each member and the chair of the Special Committee was reasonable. Accordingly, the Board paid each member a one-time Special Committee fee of $40,000 at the conclusion of their work.

Retainer and Meeting Fees

The Company's Director compensation program is designed to enable the Company to attract and retain highly qualified individuals to serve as Directors. Based on advice from Zayla to ensure that the compensation payable to the Company's Directors is in line with the peer group used for determining NEO compensation, and on recommendation of the Compensation Committee, during 2025, the compensation payable to Directors, which is paid only to non-employee Directors, was:

• annual retainer for Board member of $65,000;

• annual retainer for committee (other than Audit Committee) Chairs of $75,000;

• annual retainer for Audit Committee Chair of $80,000;

• annual retainer for Chair of the Board of $125,000;

• additional annual committee fee equal to $5,000 for each committee a Director serves on (together with a Director's applicable annual retainer, their "Total Annual Cash Fee");

• annual equity compensation valued at each Director's Total Annual Cash Fee divided by $70,000 then multiplied by $100,000;

• reimbursement of related travel and out-of-pocket expenses; and

• no additional fees for attendance at Board or committee meetings.

Incentive Plan Awards

The table below shows the number of stock options and RSUs outstanding for each Director (other than Mr. Chalmers) and their value as of December 31, 2025 based on the last trade of the Common Shares on the NYSE American prior to December 31, 2025 of $14.54.

Outstanding Share-Based Awards and Option-Based Awards as of December 31, 2025

Name(2)	Option-Based Awards					Share-Based Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable(3)	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(3)	Option Expiration Date	Number of Shares or Units of Shares that Have Not Vested	Market Value of Share- Based Awards that Have Not Vested(3)	Number of Unearned Share- Based Awards that Have Not Vested	Market or Payout Value of Unearned Share- Based Awards that Have Not Vested
J. Birks Bovaird (Former Chair)(4)	Nil	Nil	Nil	Nil	Nil	47,466	$690,156	Nil	Nil
Benjamin Eshleman III	Nil	Nil	Nil	Nil	Nil	31,002	$450,769	Nil	Nil
Ivy V. Estabrooke(5)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Barbara A. Filas	Nil	Nil	Nil	Nil	Nil	31,003	$450,784	Nil	Nil
Bruce D. Hansen (Chair)(6)	Nil	Nil	Nil	Nil	Nil	28,837	$419,290	Nil	Nil
Jaqueline Herrera	Nil	Nil	Nil	Nil	Nil	28,883	$419,959	Nil	Nil
Dennis L. Higgs	Nil	Nil	Nil	Nil	Nil	28,466	$413,896	Nil	Nil
Robert W. Kirkwood(7)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Alexander G. Morrison	Nil	Nil	Nil	Nil	Nil	34,653	$503,855	Nil	Nil
Michael H. Stirzaker	Nil	Nil	Nil	Nil	Nil	21,196	$308,190	Nil	Nil

Notes:

(1) The share-based awards were comprised of RSUs, which were granted during 2023, 2024 and 2025. One half of the RSUs vest on January 27th on or following the first anniversary of the date of grant, another 25% vest on January 27th on or following the second anniversary of the date of grant, and the remaining 25% vest on January 27th on or following the third anniversary of the date of grant. Upon vesting, each RSU entitles the holder thereof to one Common Share without the payment of any additional consideration.

(2) As President and CEO, Mr. Chalmers is not paid any fees or equity grants for acting as a Director.

(3) The Market Value of Share-Based Awards that Have Not Vested is determined as the number of unvested RSUs as of December 31, 2025 multiplied by the closing price of the Common Shares on the NYSE American as of December 31, 2025 $14.54.

(4) Mr. Bovaird's term as Chair of the Board concluded effective June 11, 2025.

(5) Ms. Estabrooke resigned from her position as a Director of the Company, effective as of October 29, 2025. In connection with her resignation, the Board accelerated vesting treatment for application to all unvested RSUs previously granted to Ms. Estabrooke as of October 29, 2025, which immediately vested and were settled through the issuance of Common Shares of the Company to Ms. Estabrooke.

(6) Mr. Hansen was elected by the Board to serve as its new Chair effective June 11, 2025.

(7) Mr. Kirkwood resigned from his position as a Director of the Company on September 22, 2025, effective as of October 15, 2025. In connection with his resignation, the Board accelerated vesting treatment for application to all unvested RSUs previously granted to Mr. Kirkwood as of October 15, 2025, which immediately vested and were settled through the issuance of Common Shares of the Company to Mr. Kirkwood.

Incentive Plan Awards - Value Vested or Earned During the 12-Month Period Ended December 31, 2025

Name(1)	Option-Based Awards - Value Vested During the Year	Share-Based Awards - Value Vested During the Year(2)	Non-Equity Incentive Plan Compensation - Value Earned During the Year
J. Birks Bovaird	Nil	$ 269,586	Nil
Benjamin Eshleman III	Nil	$ 206,221	Nil
Ivy V. Estabrooke(4)	Nil	$ 606,387	Nil
Barbara A. Filas	Nil	$ 206,221	Nil
Bruce D. Hansen	Nil	$ 189,558	Nil
Jaqueline Herrera	Nil	$ 169,973	Nil
Dennis L. Higgs	Nil	$ 189,703	Nil
Robert W. Kirkwood(5)	Nil	$ 656,088	Nil
Alexander G. Morrison	Nil	$ 230,939	Nil
Michael H. Stirzaker	Nil	$ 33,980	Nil

Notes:

(1) Mark S. Chalmers, the current President and CEO of the Company, was appointed to the Board on February 1, 2018. As President and CEO, Mr. Chalmers will not be paid any fees or equity grants for acting as a Director and is therefore not represented on the foregoing table.

(2) These values are calculated as the number of RSUs that vested in 2025 multiplied by the closing price of the Common Shares on the NYSE American as of December 31, 2025, being the last trading day of the year, of $14.54 per Common Share.

(3) The value of share-based awards vesting reported herein reflect previously granted RSUs that vested in 2025 and include the value of those shares withheld from issuance to cover the Directors' respective tax withholding obligations (with the exception of U.S. and Australian-based Directors, who are not considered employees of the Company for tax purposes and therefore are responsible for remitting their own taxes in connection with any vested RSUs).

(4) Ms. Estabrooke resigned from her position as a Director of the Company, effective as of October 29, 2025. In connection with her resignation, the Board accelerated vesting treatment for application to all unvested RSUs previously granted to Ms. Estabrooke as of October 29, 2025, which immediately vested and were settled through the issuance of Common Shares of the Company to Ms. Estabrooke.

(5) Mr. Kirkwood resigned from his position as a Director of the Company on September 22, 2025, effective as of October 15, 2025. In connection with his resignation, the Board accelerated vesting treatment for application to all unvested RSUs previously granted to Mr. Kirkwood as of October 15, 2025, which immediately vested and were settled through the issuance of Common Shares of the Company to Mr. Kirkwood.

Share Ownership Requirement

The Company maintains a share ownership requirement for all non-employee Directors serving on the Board. It provides that all Board members must own a requisite number of common shares by the later of five years from the commencement of their directorship or the date on which the common share ownership requirement was adopted. Under this requirement, non-employee Directors are required to own common shares with a value equal to twice the value of their annual Director retainers, before any Chair or Committee-related fees. The common shares are valued at the higher of the price they were acquired or the year-end closing price of the common shares on the NYSE American for the previous year. Further, until such time as a non-employee Director reaches his or her share ownership requirement, the non-employee Director is required to hold 50% of all common shares received upon the exercise of stock options or SARs (net of any common shares utilized to pay for the exercise price of the option and tax withholding) or upon the vesting of RSUs (net of any shares utilized to pay for tax withholding) and shall not otherwise sell or transfer any common shares.

Shares that count toward satisfaction of this share ownership requirement, referred to as the "Qualifying Shares,"include:

• Common shares purchased on the open market;

• Common shares obtained through stock option or SAR exercises pursuant to the Omnibus Plan;

• Common shares obtained upon the vesting of RSUs granted pursuant to the Omnibus Plan;

• Common shares owned by a company that is controlled by the non-employee Director; and

• Common shares owned by the spouse or a child of the non-employee Director.

This requirement does not apply to a nominee of a shareholder of the Company pursuant to a contractual right of the shareholder to nominate one or more Directors to the Board. In instances where the share ownership requirement is deemed inappropriate for, or would place a severe hardship on, a non-employee Director, the GN Committee may recommend to the Board that it exempt that non-employee Director from all or part of this requirement or, alternatively, that it develop an alternative share ownership requirement that reflects both the intention of the requirement and the personal circumstances of the non-employee Director. A non-employee Director who does not meet the share ownership requirements in the prescribed time period may be asked to resign from the Board and may not be re-nominated.

All Directors of the Company are currently in compliance with this policy.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2025 concerning stock options (including Performance-Based Options, if any), RSUs and SARs outstanding pursuant to the Omnibus Plan, as well as outstanding Uranerz Replacement Options (defined below, see "Uranerz Replacement Options"), which have been approved by shareholders:

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)(3)	Number of Common Shares remaining available for future issuance(1)
Equity compensation plans approved by security holders(7)	5,505,431(2)(4)(5)(6)	$6.51	9,968,893
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	5,505,431	$6.51	9,968,893

Notes:

(1) There are no warrants outstanding at this time.

(2) Includes 2,640,843 stock options and 1,861,338 RSUs. With a few exceptions, each RSU vests annually at approximately the following intervals: as to 50% on January 27th approximately one year after the date of grant, as to another 25% on January 27th approximately two years after the date of grant and as to the remaining 25% on January 27th approximately three years after the date of grant. Upon vesting, each RSU entitles the holder to receive one Common Share without any additional payment.

(3) 1,861,338 RSUs have been excluded from the weighted average exercise price because they have no exercise price.

(4) Includes 775,101 SARs granted in 2022 and earned in 2021 (excluding any SARs granted but since forfeited). Each SAR granted entitles the holder, on exercise, to a payment in cash or shares (at the election of the Company) equal to the difference between the market price of the Common Shares at the time of exercise and $6.47 (the market price at the time of grant) over a five-year period, but vest only upon the achievement of the following performance goals: as to one-third of the SARs granted upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $12.00 for any continuous 90-calendar-day period; as to an additional one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $14.00 for any continuous 90-calendar-day period; and as to the final one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $16.00 for any continuous 90-calendar-day period. Further, notwithstanding the foregoing vesting schedule, no SARs were able to be exercised by the holder for an initial period of one year from the date of grant; the date first exercisable being January 25, 2023. As of December 31, 2025, the market performance goals for the 2022 SAR grants had been achieved, and the underlying SARs vested in three tranches, with tranche one vested on October 8, 2025, tranche two vested on October 14, 2025, and tranche three vested on October 22, 2025.

(5) Includes 228,149 SARs granted in 2023 and earned in 2022 (excluding any SARs granted but since forfeited). Each SAR granted entitles the holder, on exercise, to a payment in cash or shares (at the election of the Company) equal to the difference between the market price of the Common Shares at the time of exercise and $7.36 (the market price at the time of grant) over a five-year period, but vest only upon the achievement of the following performance goals: as to one-third of the SARs granted upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $12.00 for any continuous 90-calendar-day period; as to an additional one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $14.00 for any continuous 90-calendar-day period; and as to the final one-third of the SARs granted, upon the 90-calendar-day VWAP of the Common Shares on the NYSE American equaling or exceeding $16.00 for any continuous 90-calendar-day period. Further, notwithstanding the foregoing vesting schedule, no SARs were able to be exercised by the holder for an initial period of one year from the date of grant; the date first exercisable being January 25, 2024. As of December 31, 2025, the market performance goals for the 2023 SAR grants had been achieved, and the underlying SARs vested in three tranches, with tranche one vested on October 8, 2025, tranche two vested on October 14, 2025, and tranche three vested on October 22, 2025.

(6) For purposes of this table, all equity is reported in the year granted, not necessarily earned.

(7) Represents a weighted average exercise price of stock options and SARs pursuant to the Omnibus Plan.

There are no compensation plans under which equity securities of the Company are authorized for issuance that were adopted without the approval of the Company's shareholders.

2025 Omnibus Equity Incentive Compensation Plan, as Amended on May 24, 2024 and April 21, 2025

Summary of Omnibus Plan

The summary of the principal terms of the Omnibus Plan, as provided in Proposal 3 - Amendment of the Omnibus Equity Incentive Compensation Plan to Increase Share Authorization Limits, above, is qualified in its entirety by reference to the text of the Omnibus Plan. The Board or a Committee is responsible for administering the Omnibus Plan.

The annual burn rate under the Omnibus Plan, as defined by Section 613(p) of the TSX Company Manual, is the number of securities granted under the arrangement during the applicable fiscal year divided by the weighted average number of securities outstanding for the applicable fiscal year, for the years ended December 31, 2025, 2024 and 2023, respectively, are as follows(1):

	2025	2024	2023
Weighted Average Number of Securities Outstanding	224,724,268	171,964,321	159,107,039
Options Granted	2,032,999	772,189	153,299(2)
RSUs Granted	1,645,261	879,699	450,232
SARs Granted	Nil	Nil	308,333
Total Securities Awarded under the Arrangement	3,678,260	1,651,888	911,864
Burn Rate	1.6%	1.0%	0.6%

Notes:

(1) For purposes of this table, all equity is reported in the year granted, not necessarily earned.

(2) While the January 2026 grants of Performance-Based Options discussed above were earned in 2025, they had not yet been awarded as of December 31, 2025 and, as such, the 2026 Performance-Based Options are not reflected in the Number of Options Granted in 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following tables set forth information as of April 14, 2026 regarding the ownership of our Common Shares by each NEO, each Director and all Directors and NEOs as a group, as well as certain other beneficial owners. Except as set out below, the Company is not aware of any person who owns more than 5% of our Common Shares.

The number of Common Shares beneficially owned, and the percentage of common shares beneficially owned, are based on a total of 248,233,278 Common Shares issued and outstanding as of April 14, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Common Shares subject to Options and SARs that are exercisable within 60 days following April 14, 2026 are deemed to be outstanding and beneficially owned by the optionee or holder for the purpose of computing share and percentage ownership of that optionee or holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. No RSUs vest within 60 days after April 14, 2026. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole or shared voting and investment power for all Common Shares shown as beneficially owned by them.

As of April 14, 2026, there were 248,233,278 Common Shares issued and outstanding as fully paid and non-assessable and carrying a right to one vote per share. The following table sets forth certain information regarding the direct ownership of Common Shares as of April 14, 2026, except where otherwise noted, by: (i) each of Energy Fuels’ Directors; (ii) each of Energy Fuels’ current NEOs; and (iii) all of Energy Fuels’ current NEOs and Directors as a group.

Beneficial Ownership

Security Ownership of Certain Beneficial Owners

Title of Class	Beneficial Owner	Beneficial Owner	Amount of Beneficial Ownership (Direct)	Amount of Beneficial Ownership (Indirect)	Total	Percent of Class(2)
Common Shares	Global X Management CO LLC(1)	605 3rd Avenue, 43rd Floor New York, NY 10158, USA	13,635,299	Nil	13,635,299	5.49%

Notes:

(1) The beneficial ownership reported for Global X Management CO LLC is based upon its Schedule 13G filings dated as of December 31, 2025.

(2) The ownership percentage set forth in this column is based upon the assumption that the owner continued to own the number of shares reflected in the table above as of the date of this Proxy Statement.

Security Ownership of NEOs and Directors (as of April 14, 2026)

Title of Class	Name of Beneficial Owner(1)	Amount of Beneficial Ownership (Direct)	Amount of Beneficial Ownership (Indirect)	Common Shares Acquirable Within 60 days(2)	Total	Percent of Class(3)
Common Shares	Mark S. Chalmers	761,172	Nil	Nil	761,172	0.31%
Common Shares	Ross R. Bhappu	-	Nil	Nil	-	-%
Common Shares	David C. Frydenlund	540,867	Nil	Nil	540,867	0.22%
Common Shares	Nathan Bennett	25,544	Nil	Nil	25,544	0.01%
Common Shares	Timothy J. Carstens(4)	Unknown	Unknown	Nil	-	-%
Common Shares	J. Birks Bovaird	157,229	Nil	Nil	157,229	0.06%
Common Shares	Benjamin Eshleman III(5)	193,462	4,000	Nil	197,462	0.08%
Common Shares	Barbara A. Filas	141,479	Nil	Nil	141,479	0.06%
Common Shares	Bruce D. Hansen	288,879	Nil	Nil	288,879	0.12%
Common Shares	Jaqueline Herrera	47,351	Nil	Nil	47,351	0.02%
Common Shares	Dennis L. Higgs	133,775	Nil	Nil	133,775	0.05%
Common Shares	Alexander G. Morrison	95,522	Nil	Nil	95,522	0.04%
Common Shares	Michael H. Stirzaker(6)	12,934	11,050	Nil	23,984	0.01%
TOTALS	NEOs and Current Directors (13 total)(7)	2,398,214	15,050	Nil	2,413,264	0.97%

Notes:

(1) Except as otherwise indicated, the address for each beneficial owner is 225 Union Blvd., Suite 600, Lakewood, Colorado 80228 USA.

(2) This column represents the right to acquire beneficial ownership of Common Shares through the exercise of any option, warrant or right, or through the conversion of a security, such as Restricted Stock Units, within 60 days of April 14, 2026.

(3) Based on 248,233,278 Common Shares outstanding on April 14, 2026.

(4) Mr. Carstens' employment with the Company terminated on December 31, 2025. As such, Mr. Carstens' current Beneficial Direct and Indirect Ownership in Energy Fuels is unknown by the Company.

(5) Benjamin Eshleman III has an indirect beneficial interest in the Katherine Kilpatrick Eshleman Revocable Trust and the Margaret Shinkle Eshleman Revocable Trust.

(6) Michael H. Stirzaker has an indirect beneficial interest in Stith Pty Ltd.

(7) The percent of class of Common Shares both directly and indirectly held by the current NEOs and Directors of the Company, excluding Common Shares acquirable within 60 days of April 14, 2026, is 0%.

INTEREST OF MANAGEMENT & OTHERS IN MATERIAL TRANSACTIONS

The Company reviews all known relationships and transactions in which the Company and its Directors and executive officers or their immediate family members are participants to determine whether they qualify for disclosure as a transaction with related persons under Item 404(d) of Regulation S-K of the Exchange Act. We screen for these relationships and transactions through the annual circulation of a D&O Questionnaire to each member of the Board and each of our officers who is a reporting person under Section 16 of the Exchange Act. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. The Company's Code of Business Conduct and Ethics requires that any situation that presents an actual or potential conflict between a Director, officer or employee's personal interest and the interests of the Company must be reported to the Company's Chief Legal Officer or, in the case of reports by Directors, to the Chair of the Company's Audit Committee. Generally, any related-party transaction that would require disclosure pursuant to Item 404 of Regulation S-K would require prior approval. Any waivers from these requirements that are granted for the benefit of the Company's Directors or executive officers must be granted by the Board.

Except as described in this Proxy Statement, no (i) officer, Director, promoter or affiliate of the Company, (ii) proposed Director of the Company, or (iii) associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction during the two fiscal years ended December 31, 2025 and 2024 or in any proposed transaction which has materially affected or would materially affect the Company or its subsidiaries.

Acquisition of RadTran

On August 16, 2024, the Company acquired RadTran to further the Company's plans for development and production of medical isotopes used in cancer treatments. RadTran's expertise includes intellectual property applicable to the separation of Ra-226 and Ra-228 from uranium and thorium process streams. This acquisition is expected to significantly enhance Energy Fuels' planned capabilities to address the global shortage of these essential isotopes used in emerging TAT for cancer treatment.

Under the Acquisition, the purchase price paid by Energy Fuels the owners of RadTran consisted of: (i) on closing, $1.50 million in cash, $1.50 million in Common Shares and the grant of a 2.00% royalty on future revenues from the sale of produced radium, as well as certain other contractual commitments; and up to an additional $14.00 million total in cash and Common Shares based on the satisfaction of a number of performance-based milestones, including (i) $1.00 million in cash and $1.00 million in Common Shares upon achieving initial production at research and development levels; (ii) $1.00 million in cash and $1.00 million in Common Shares upon securing suitable offtake agreements to justify commercial production; and (iii) $10.00 million in cash upon reaching commercial production. As of December 31, 2026, the Company believes it is probable it will achieve the milestone related to achieving initial production at research and development levels later in 2026.

As part of the Company's acquisition of RadTran, Saleem Drera, PhD, former President and Chief Executive Officer and 83% owner of RadTran, joined Energy Fuels as its Vice President of Radioisotopes, Radiological Systems and Intellectual Property. In this role, Dr. Drera leads Energy Fuels' efforts to integrate RadTran's proprietary technology, which includes a number of patents, pending patents, trade secrets and know-how relating to efficient separation of Ra-226 and Ra-228 from process streams, and drive innovation in the production of medical radioisotopes. As a former owner of RadTran, Dr. Drera is entitled to his 83% proportionate share of the 2% royalty on future revenues from the sale of produced radium, as well as certain other contractual commitments, and up to an additional $14.00 million total in cash and Common Shares based on the satisfaction of a number of performance-based milestones. As of December 31, 2025, the Company accrued contingent consideration of $1.72 million of which 83% is payable to Dr. Drera.

AUDIT COMMITTEE DISCLOSURE

Registrant Disclosure

The Company is a listed issuer, as defined in section 240.10A-3 of the Exchange Act. In addition, the Company is neither (i) a subsidiary of another listed issuer that is relying on the exemption in section 240.10A-3(c)(4) through (c)(7) of CFR Title 17, Chapter II, nor (ii) relying on any of the exemptions in section 240.10A-3(c)(4) through (c)(7) of CFR Title 17, Chapter II.

Audit Committee Disclosure

The Company has a separately designated standing audit committee (the "Audit Committee") that complies with Rule 10A-3 of the Exchange Act and the requirements of the NYSE.A Guide. The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Directors of the Company have determined that each member of the Audit Committee is considered to be "independent" and "financially literate" within the meaning of National Instrument 52-110 - Audit Committees ("NI 52-110"). The Board has further determined that at least one member of the Audit Committee qualifies as a financial expert (as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act), and that each member of the Audit Committee is financially sophisticated, as determined in accordance with Section 803B(2)(iii) of the NYSE.A Guide and is independent (as determined under Exchange Act Rule 10A-3 and section 803A and 803B of the NYSE.A Guide). The current members of the Company's Audit Committee are Benjamin Eshleman III, Alexander G. Morrison and Michael H. Stirzaker, all of whom are independent.

Financial Experts

Alexander G. Morrison is the Chair of the Audit Committee. Mr. Morrison's experience as a Certified Public Accountant, together with his vast financial expertise attained through his years of work in public accounting and through numerous management and executive positions, including Vice President and Chief Financial Officer of Franco-Nevada Company, Vice President and Chief Financial Officer of Novagold Resources Inc. and Vice President and Controller of Homestake Mining Company, qualifies him as a financial expert on the Company's Audit Committee.

Mr. Stirzaker is a financial expert, having previously served as CFO of Finders Resources Ltd, at the director-level in investment banking for mergers and acquisitions, and in a finance advisory capacity. Mr. Stirzaker also served as a partner in a natural resource equity fund that required financial literacy, and currently acts as the Audit Committee Chair for both Southern Palladium Ltd and Firestone Diamonds Ltd. He is a member of the Institute of Chartered Accountants in Australia and holds a Bachelor of Commerce degree.

Mr. Hansen, Chair of the Board, is also a financial expert, having served as CEO and a Director of General Moly Inc. from 2007 to November 2020, and additionally as its CFO from May 2017 to November 2020. Mr. Hansen was also CFO of Newmont Mining Company from 1999 to 2005. He holds a Master of Business Administration degree and a Bachelor of Science Degree in Mining Engineering.

Audit Committee Governance

The Board has adopted a Charter for the Audit Committee which sets out the Committee's mandate, organization, powers and responsibilities. A copy of the Audit Committee Charter can be found on the Company's website at www.energyfuels.com. The Audit Committee Charter complies with Rule 10A-3 and the requirements of the NYSE American, as well as applicable requirements of the SEC, the Ontario Securities Commission and the TSX.

The Audit Committee is a committee established and appointed by and among the Board members to assist the Board in fulfilling its oversight responsibilities with respect to the Company. In so doing, the Audit Committee provides an avenue of communication among the external auditor, management, and the Board. The Committee's purpose is to ensure the integrity of financial reporting and the audit process, and that sound risk management and internal control systems are developed and maintained. In pursuing these objectives, the Audit Committee oversees relations with the external auditor, reviews the effectiveness of the internal audit function, and oversees the accounting and financial reporting processes of the Company and audits of financial statements of the Company.

The Board has also delegated to the Audit Committee direct and primary oversight of the Company's cybersecurity risk exposures and the steps taken by management to monitor, mitigate and manage/respond to cybersecurity risks and incidents. See "Corporate Governance Disclosure - Cybersecurity," below.

No member of the Committee may earn fees from the Company or any of its subsidiaries, including any consulting, advisory or other compensatory fees, other than Directors' fees or committee member fees (which fees may include cash, options or other "in-kind" consideration ordinarily available to Directors).

Principal Accountant Fees and Services

The table below sets forth the aggregate fees and expenses provided to the Company by KPMG LLP (in thousands):

	Year Ended December 31,
	2025	2024
Audit(1)	$2,337	$1,876
Audit-related	-	-
Tax	-	-
All other	-	-
Total	$2,337	$1,876

Notes:

(1) Includes the audit of Energy Fuels' annual consolidated financial statements included in the Form 10-K and internal controls over financial reporting, review of Energy Fuels' quarterly financial statements included in Quarterly Reports on Form 10-Q and statutory audits required internationally.

Policy on Pre-Approval by our Audit Committee of Services Performed by Independent Auditors

Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees. All engagements and fees for the fiscal year ended December 31, 2025 were pre-approved by the Audit Committee.

The Company also has in place a "Policy for Hiring Members (or Former Members) of Independent Public Auditors." Such Policy mandates that the Company or its subsidiaries will not hire any person in a Financial Reporting Oversight Role, as defined therein, during a fiscal period unless the individual is not a Member of the Audit Engagement Team (defined as the lead partner, the concurring partner or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company during the relevant period) at any time during the fiscal period and had not been a Member of the Audit Engagement Team during the one-year period preceding the Initiation of the Audit (defined for a fiscal period as the day after the Form 10-K covering the previous fiscal period is filed with the SEC) for the fiscal period.

AUDIT COMMITTEE REPORT

In the course of providing its oversight responsibilities regarding the Company's financial statements for the year ended December 31, 2025, the Audit Committee reviewed and discussed the audited financial statements, which appear in our Form 10-K, with management and our independent auditors. The Audit Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements. Since the commencement of our most recently completed fiscal year, our Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as superseded by Statement of Auditing Standard 114 - the Auditor's Communication with those Charged with Governance.

The Audit Committee meets regularly with the independent auditors to discuss their audit plans, scope and timing on a regular basis, without management present in executive sessions. The Audit Committee met six times during the fiscal year ended December 31, 2025, with six in-camera sessions held, five of which were with the independent auditors first and then with the Audit Committee members only. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable standards for auditors of public companies.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Form 10-K. The Audit Committee and the Board have also recommended the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2026.

Submitted by the Audit Committee Members:

Benjamin Eshleman III
Alexander G. Morrison, Chair

Michael H. Stirzaker

CORPORATE GOVERNANCE DISCLOSURE

The Board is currently comprised of nine Directors, and seven are nominated for reelection as Directors of the Company at the Meeting (Messrs. Bovaird and Morrison having confirmed their intent not to stand for reelection).

The Board is responsible for determining whether or not each Director is independent. This assessment is made in accordance with standards set forth in Section 803 of the NYSE.A Guide, as well as NI 52-110, and the Company's corporate governance policies. Under NI 52-110, a Director is considered to be unrelated and independent by the Board if the Board determines that the Director has no direct or indirect material relationship with the Company. A material relationship is a relationship that could, in the view of the Board, be reasonably expected to interfere with the exercise of the Director's judgment independent of management. With the assistance of the GN Committee, the Board reviews each Director's independence annually and upon the appointment or election of a new Director. The Board last considered this matter at its meeting on April 15, 2026.

Eight of the nine existing Directors are considered by the Board to be independent within the meaning of NI 52-110 and Section 803A of the NYSE.A Guide. Ross R. Bhappu is not an independent Director, as he is the President and CEO of the Company. However, each of the remaining Directors, namely, J. Birks Bovaird, Benjamin Eshleman III, Barbara A. Filas, Bruce D. Hansen, Jaqueline Herrera, Dennis L. Higgs, Alexander G. Morrison and Michael H. Stirzaker, are independent Directors of the Company since none have been an executive officer or employee of the Company during the last three years, nor has a relationship that would interfere with the exercise of independent judgement in carrying out the responsibilities as a Director.

The Chair of the Board and the Chairs of all the Board's Committees are independent Directors.

A number of Directors of the Company are also Directors of other reporting issuers. See "Particulars of Matters to be Acted Upon at the Meeting - Election of Directors."

The Chair of the Board, Bruce D. Hansen, is not a member of management and is an unrelated and independent Director. One of his principal responsibilities is to oversee the Board processes so that it operates efficiently and effectively in carrying out its duties and to act as a liaison between the Board and management.

The independent Directors of the Board are encouraged by the Board to hold private sessions as such independent Directors deem necessary in the circumstances. In the year ended December 31, 2025, the independent Directors held separate in-camera sessions following 12 out of 14 total Board meetings and had informal discussions from time to time (in addition to several in-camera sessions held with the CEO and President in attendance).The four committees likewise hold in-camera sessions with their independent members on a frequent basis, as necessary for the effective governance of the Company.

The Board held a total of 14 meetings during the year ended December 31, 2025. The following table shows the number of Board meetings each Director attended during that period.

Name	Number of Board Meetings Held While a Director	Number of Board Meetings Attended as a Director
Mark S. Chalmers	14	14
Ross R. Bhappu(1)	0	0
J. Birks Bovaird	14	9
Benjamin Eshleman III	14	12
Ivy V. Estabrooke(2)	10	10
Barbara A. Filas	14	14
Bruce D. Hansen	14	14
Jaqueline Herrera	14	14
Dennis L. Higgs	14	14
Robert W. Kirkwood(3)	9	8
Alexander G. Morrison	14	13
Michael H. Stirzaker	14	12

Notes:

(1) Mr. Bhappu did not serve as a Director during the 2025 year, but was appointed to the Board effective April 15, 2026.

(2) Ms. Estabrooke resigned from her position as a Director of the Company, effective as of October 29, 2025.

(3) Mr. Kirkwood resigned from his position as a Director of the Company on September 22, 2025, effective as of October 15, 2025.

During 2025, the Directors collectively attended 92% of the Board meetings held and 100% of the committee meetings held, as applicable to the individual Directors. Overall, the combined Board and committee meeting attendance for the 2025 year was 95%.

Board Mandate

The Board's mandate is set out in the Company's Corporate Governance Manual, a copy of which can be found on our website at www.energyfuels.com, as approved by the Board, and reviewed on an annual basis. The Board is responsible, directly and through its committees, for the supervision of the management of the business and affairs of the Company. The Board seeks to ensure the viability and long-term financial strength of the Company and the creation of enduring shareholder value. In pursuing these objectives, the Board will have regard to the best interests of shareholders and the Company and to the needs of its other stakeholders, including the needs of the communities in which the Company conducts its business and the needs of its employees and suppliers.

To assist the Board in the implementation of its mandate, it delegates some of its responsibility to committees. The Board reviews and approves the structure, mandate and composition of its committees. It also receives and reviews periodic reports of the activities and findings of those committees.

The Board selects and appoints the Company's President and CEO and, through such person, other officers and senior management to whom the Board delegates certain of its power of management. The Board approves strategy, sets targets, performance standards and policies to guide them; monitors and advises management; sets their compensation and, if necessary, replaces them.

The Board reviews and approves, for release to shareholders, quarterly and annual reports on the performance of the Company, and certain other material public communications. The Board has implemented a Corporate Disclosure Policy, which it reviews annually, to ensure effective communication between the Company, its shareholders, prospective investors, the public and other stakeholders, including the dissemination of information on a regular and timely basis. The CEO has dedicated a portion of his time to communicate with shareholders and prospective investors. Through its officers, the Company responds to questions and provides information to individual shareholders, institutional investors, financial analysts and the media.

The Board ensures that mechanisms are in place to guide the organization in its activities. The Board reviews and approves a broad range of internal control and management systems, including expenditure approvals and financial controls. Management is required by the Board to comply with legal and regulatory requirements with respect to all of the Company's activities.

Position Descriptions

The Board has adopted a written position description for the CEO of the Company. The primary role of the CEO is to develop and recommend to the Board a long-term strategy and vision for the Company that leads to the creation of shareholder value, to develop and recommend to the Board annual business plans and budgets that support the Company's long-term strategy, and to ensure that the day-to-day business affairs of the Company are appropriately managed, including evaluation of the Company's operating performance and initiating appropriate action where required. In order to fulfill this role, the CEO is expected to ensure that the Company has an effective management team and to have an active plan for its development and succession, and to foster a corporate culture that promotes ethical practices, encourages individual integrity and fulfills social responsibility, including ensuring that the Company is in compliance with its Corporate Disclosure Policy, its Environment, Health, Safety and Sustainability ("EHSS") Policy and internal controls and procedures. Finally, the CEO is expected to ensure that the Company builds and maintains strong, positive relationships with its investors, employees and the corporate and public community.

The position description for the Chair of the Board is set out in the Company's Corporate Governance Manual. The primary role of the Chair is to provide leadership to the Board, to ensure that the Board can function independently of management and fully discharge its duties. This involves acting as a liaison between the Board and management, working with management to schedule Board meetings and with committee chairs to coordinate scheduling committee meetings, ensuring the appropriate agendas for meetings, ensuring the proper flow of information to the Board, and reviewing the adequacy and timing of documented material in support of management's proposals. The Chair of the Board also works with the GN Committee to ensure proper committee structure, including assignments of members and committee Chairs, as well as chairs all meetings of the Board, and when requested by the CEO, meetings of shareholders.

The Board has developed written position descriptions for the Chair of each committee. The primary responsibilities of the Chair of each committee are to: develop the agenda for each meeting of the committee; preside over committee meetings; oversee the committee's compliance with its Charter; work with management to develop the committee's annual work plan; together with management, identify, review and evaluate matters of concern to the committee; and report regularly to the Board.

Succession Plan

On an annual basis, management provides the Board with its "Succession Plan" identifying potential candidates for the Company's executive and other management roles. The Plan is presented in the form of a matrix sorted according to position, incumbent, incumbent age, potential successor and current title, whether internal, external or a consultant, the successor's age, the successor's current level of competency for the position, the period of time necessary for the successor to be ready to assume the role, and training needs. To the extent possible, the Company works to provide opportunities for career growth to its current employees within the Company, both for purposes of retention and motivation. The Plan provides all levels of decision-makers within the Company with a good understanding of its most crucial roles/positions, the expertise and training required for each to function adequately, and those potential candidates who show promise in the field so that current management knows where to focus any training efforts and promotional decisions.

In all aspects of succession planning, the Board and senior executive management work carefully together to ensure that all actions taken are, to the best of their ability, in the best interests of the Company's shareholders in both the short- and long-term.

Orientation and Continuing Education

New Directors are provided with a comprehensive information package on the Company and its management and are fully briefed by senior management on the corporate organization and key current issues. The information package includes contact information, the Company's organizational chart, the Articles and by-laws of the Company, the Company's Corporate Governance Manual and certain key documents and plans such as the Company's Omnibus Plan, Shareholder Rights Plan, Directors' and Officers' ("D&O") Insurance Policy and Indemnity Agreement. The Company's Corporate Governance Manual describes the roles, responsibilities and mandates of the Board, its committees, its Directors, the Chair of the Board, the Chairs of each committee and the CEO, and also includes, as appendices, the following key documents of the Company:

• Charter of the Audit Committee;

• Charter of the GN Committee;

• Charter of the Compensation Committee;

• Charter of the EHSS Committee;

• Clawback Policy;

• Cybersecurity Policy (maintained on a confidential basis due to sensitive content);

• EHSS Policy;

• Corporate Disclosure Policy;

• Insider Trading Policy;

• Whistleblower Standard, including a Divisional Standard for the Heavy Mineral Sands Division;

• Code of Business Conduct and Ethics;

• Anti-Bribery and Anti-Corruption Policy;

• Excerpts from National Policy 51-201 "Disclosure Standards" Regarding Materiality;

• Procedure for Hiring Outside Counsel or Consultants;

• Share Ownership Requirements for Directors;

• Policy Regarding Loans to Directors and Officers;

• Diversity Policy;

• Policy for Hiring Members (or Former Members) of Independent Public Auditors;

• Majority Voting Policy;

• Cash Investment Policy;

• Disclosure Controls and Procedures;

• Management's Limits of Authority;

• Climate Change Policy;

• Human Rights Policy; and

• Vendor Code of Conduct.

Notably, the Company's new Anti-Bribery and Anti-Corruption Policy, implemented in 2025, directly addresses matters designed to ensure that the Company and its directors, officers and employees, as well as all third-party intermediaries, business partners, contractors, consultants, agents and representatives who are authorized to act for or on behalf of the Company in any capacity, including those involved in international business outside of the United States, at all times act honestly, ethically and with the highest integrity by avoiding fraud and corruption in all forms and by striving to comply with the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act and other anti-bribery and anti-corruption laws and criminal codes applicable to our business in the jurisdictions in which the Company operates. The Company also has subsidiary-level policies in place that address site-specific needs and circumstances, as well as specific jurisdictional and regulatory requirements.

New Directors are also introduced to the Company's website, which includes the Company's most recent annual filings, proxy statements, press releases, material change reports, the Sustainability Report and other continuous and periodic disclosure documents, all of which provide the information necessary for a new Director to become familiar with the nature and operation of the Company's business. New Directors partake in a day-long orientation program at the Company's head office in Lakewood Colorado, during which they are instructed on all matters relevant to the Company's business, assets and risks, and their roles and duties as Directors. Management is also available to answer any questions from or to provide any additional orientation for new Directors that may be required. Visits to key operations may be arranged for new Directors.

A list of upcoming, relevant continuing education programming, memberships, certifications and literature is provided to the Board twice annually. Board members are also periodically provided with updates from the Company's legal counsel and other advisors, who report on developments affecting corporate and securities law matters and governance generally. Any material developments affecting the ability of Directors to meet their obligations as Directors are brought to the attention of the Chair of the Board and the GN Committee by management, and appropriate actions are taken by the GN Committee to ensure that Directors maintain the skill and knowledge necessary to meet their obligations.

The Board has a Policy on Continuing Education Requirements for Directors (the "Continuing Education Policy"), which applies to all non-employee Directors. Under the Continuing Education Policy, new Directors appointed to the Board (each, a "New Director") must take a minimum of fifteen hours of Qualifying Courses as defined in the Continuing Education Policy as soon as practicable after first joining the Board and, in any event, within three (3) years after joining the Board. For New Directors who are also first-time board members, the Qualifying Courses must address a broad range of relevant topics that serve as a solid foundation for the New Director going forward (e.g., governance essentials, board best practices, etc.), whereas, for New Directors who are seasoned board members from other companies, the Qualifying Courses may address either a range of relevant topics or more nuanced/narrowly defined topics, at that New Director's preference. Unless prohibited by the Qualifying Courses due to copyright distribution concerns, a copy of the presentation materials must be provided to the Corporate Secretary, who shall have discretion to circulate them to the full Board or certain Committees as appropriate so that the full Board may benefit from the continuing education experiences of others. The Continuing Education Policy sets out annual and biannual budgeted amounts that may be incurred by Directors in attending Qualifying Courses.

Cybersecurity

The Company maintains a Cybersecurity Risk Management Program ("CRMP") designed to identify, assess, manage, monitor, mitigate and report cybersecurity risks, which is integrated into the Company's enterprise risk management framework. The CRMP applies a layered security approach across prevention, detection and mitigation, informed by ongoing assessment of the threat landscape.

The Company operates an Information Security Management System ("ISMS") comprised of a coordinated set of IT security policies, standards and procedures designed to protect information assets and support effective management of cybersecurity risks. The ISMS includes IT-focused policies covering areas such as access control, change management, patch management and operation security, as well as user-focused policies addressing acceptable use, artificial intelligence usage and password guidelines.

These policies are reviewed periodically and updated as required to reflect changes in risk, technology and regulatory expectations. The Company's Cybersecurity Policy, which governs the ISMS and is maintained on a confidential basis, is reviewed and approved annually by the Audit Committee and the Board. Cybersecurity training is an integral component of the ISMS and focuses on educating employees on their obligations under these policies, reinforcing secure use of Company systems and data and supporting consistent policy compliance across the organization with training tailored to roles and responsibilities.

The underlying controls of the CRMP are aligned with internationally recognized best practices, standards and regulatory frameworks for cybersecurity, information security and data protection. These include, where applicable, the National Institute of Standards and Technology ("NIST") Cybersecurity Framework, the Center for Internet Security ("CIS") and Service Organization Controls ("SOC 1") issued by the American Institute of Certified Public Accountants. The CRMP is designed to support compliance with applicable global privacy and data protection obligations, including the Australian Privacy Act 1988 ("Privacy Act") and the EU General Data Protection Regulation ("GDPR"), and is expected to be scalable across all jurisdictions in which the Company operates, now and in the future. The Company's evaluation of, and integration efforts relating to, these existing frameworks have resulted in strongly aligned information security and risk management elements, methods and technologies. The Company continually scrutinizes and refines its cybersecurity and risk management programs to ensure they remain responsive to the evolving threat landscape and effectively address emerging risks across all areas of the business.

The Company has expanded its investment in IT and cybersecurity with the implementation of layered security controls, improved identification and protection of critical assets, and strengthened monitoring and alerting capabilities. As part of this approach, the Company has implemented a fully managed Detection and Response ("MDR") service that combines an advanced security platform spanning endpoint, identify and cloud environments with 24/7 monitoring by specialist security analysts. This service provides continuous threat hunting, investigation and response capabilities to proactively detect and contain cybersecurity threats.

The Company has appointed a Director Global IT to assess and analyze the Company's enterprise cybersecurity, governance, risk, and compliance ("GRC") operations and programs against the NIST Cybersecurity Framework and the CIS Critical Security Controls. In addition, the Company engages specialist independent third-party cybersecurity firms to conduct annual penetration testing (internal and external) to validate the effectiveness of technical controls and identify areas for improvement. These activities support the ongoing maturity of the Company's cybersecurity program and inform a rolling multi-year roadmap to further enhance the Company's cyber resilience and to protect stakeholders, systems and information assets.

The Company has established its interdisciplinary team to monitor and assess cybersecurity risks on an ongoing basis, which is led by the Company's CFO. It is a cross-departmental team that consists of legal, finance, internal audit and operations personnel, with all significant implementation efforts executed by the Director Global IT, who has more than 30 years of experience in IT, including extensive involvement in cybersecurity strategy, enterprise risk management and the oversight of IT environments spanning multiple sites and jurisdictions. The team is in charge of developing, maintaining and measuring compliance with CRMP and dedicates significant resources to cybersecurity and risk management processes to adapt to the ever-changing cybersecurity landscape and to respond to emerging threats in a timely and effective manner. Additionally, the team reviews enterprise-level cybersecurity risks at least annually, or more frequently as required, including risks arising from third-party service providers.

The Company maintains a structured cybersecurity incident management framework supported by continuous security monitoring, employee awareness and training and formally documented response procedures. Any cybersecurity incidents are identified through technical and internal reporting mechanisms and are managed in accordance with the Company's Incident Response Plan and Disaster Recovery Plan (together, the "Response Plans").

The Response Plans define the governance, escalation, containment, investigation, remediation, recovery and communications requirements for cybersecurity incidents, including executive and Board-level oversight where appropriate. The framework is designed to enable timely detection, effective response and orderly recovery from cybersecurity incidents while supporting regulatory and contractual reporting obligations and the safe restoration of normal business operations.

The Board has delegated primary oversight of the Company's cybersecurity risks and management's approach to monitoring, mitigating and responding to those risks to the Company's Audit Committee. Management, led by the CFO and supported by relevant cross-functional leaders, providing the Audit Committee with regular updates on the effectiveness of the CRMP at least quarterly, and more frequently as required. These updates cover material developments in the threat environment, emerging standards, vulnerability and risk assessments, third-party reviews and relevant technology and information security trends. Cybersecurity risks are also reviewed by the Board annually as part of the Company's enterprise risk management process. The Audit Committee receives timely notification of any cybersecurity incident that meets applicable regulatory or stock exchange reporting thresholds, along with ongoing updates until the incident is fully resolved.

Ethical Business Conduct

The Board has adopted a written Code of Business Conduct and Ethics (the "Code of Ethics") for Directors, officers, and employees of the Company, which is contained in the Company's Corporate Governance Manual. The Corporate Governance Manual is provided to each new Director, and a copy of the Code of Ethics is provided to each new employee. The Code of Ethics is also published on the Company's website at www.energyfuels.com. All the Directors and officers of the Company are required to affirm their compliance with the Code of Ethics in writing annually.

The Code of Ethics sets out in detail the core values and the principles by which the Company is governed, and addresses topics such as: conflicts of interest, including transactions and agreements in respect of which a Director or executive officer has a material interest; protection and proper use of corporate assets and opportunities; confidentiality of corporate information; fair dealing with the Company's security holders, customers, suppliers, competitors and employees; compliance with laws, rules and regulations, including (but not limited to) those applicable to insider trading and reporting of any illegal or unethical behavior. Under the Code of Ethics and applicable law, any Director or officer who has a material interest in a transaction or agreement is required to disclose that Director or officer's interest and refrain from voting or participating in any decision relating to the transaction or agreement.

The Company's management team is committed to fostering and maintaining a culture of high ethical standards and compliance that ensures a work environment that encourages employees to raise concerns to the attention of management and that promptly addresses any employee compliance concerns. Under the Code of Ethics, all Directors, officers, and employees must take all reasonable steps to prevent contraventions of the Code of Ethics, to identify and raise issues before they lead to problems, and to seek additional guidance when necessary. If breaches of the Code of Ethics occur, they must be reported promptly. The Company maintains appropriate records that evidence ongoing compliance with the Code of Ethics. It is ultimately the Board's responsibility for monitoring compliance with the Code of Ethics. The Board will review the Code of Ethics periodically and review management's monitoring of compliance with the Code of Ethics, and if necessary, consult with members of the Company's senior management team and Audit Committee, as appropriate, to resolve any reported violations of the Code of Ethics. Any waivers from the Code of Ethics that are granted for the benefit of the Company's Directors or executive officers shall be granted by the Board but shall not, in any case, be given where such a waiver would be in violation of applicable law. Violations of the Code of Ethics by a Director, officer or employee are grounds for disciplinary action, up to and including immediate termination and possible legal prosecution.

Where a material departure from the Code of Ethics by a Director or executive officer constitutes a material change, the Company will file a material change report disclosing the date of the departure, the parties involved in the departure, the reason why the Board has or has not sanctioned the departure, and any measures the Board has taken to address or remedy the departure. No "material change" reports have been filed and no waivers of the Code of Ethics have been made since the beginning of the year ended December 31, 2025 that pertain to any conduct of a Director or NEO that constitutes a departure from the Code of Ethics.

The Company expects all agents, consultants and contractors to comply with the Code of Ethics and also maintains a Vendor Code of Conduct, with similar provisions applicable to all suppliers, merchants and vendors and other persons doing business with the Company and their respective employees, agents, subcontractors and affiliates (collectively, "Vendors"). As a part of its standard vendor intake process, the Company's finance department provides to all Vendors a copy of the Vendor Code of Conduct to ensure they are made aware of the Company's expectations and standards.

Restriction on Hedging and Certain Transactions in Publicly Traded Options

The Company has in place an Insider Trading Policy, to be reviewed and approved by the Board annually, which includes a section on "Hedging Transactions" that, in order to ensure the effectiveness of share ownership policies aimed at aligning the interests of Insiders with shareholders, restricts Insiders (i.e., the Company's NEOs and Directors) from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or Director. These types of transactions allow a person to lock in much of the value of the person's share holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company's other shareholders. Therefore, the Company prohibits Insiders from engaging in such transactions.

Similarly, a transaction in publicly traded options is, in effect, a bet on the short-term movement of the Company's stock and may create the appearance that an Insider is trading based on inside information. Because transactions in publicly traded options may focus a person's attention on short-term performance at the expense of the Company's long-term objectives, transactions in puts, calls or other derivative securities by Insiders, on an exchange or in any other organized market, are prohibited by the Company's Insider Trading Policy.

Governance and Nominating Committee

The Board has a GN Committee, which is composed entirely of independent Directors, including its current Chair Benjamin Eshleman III, who is an independent Director. The GN Committee has the general responsibility for developing and monitoring the Company's approach to corporate governance issues and for identifying and recommending to the Board nominees for appointment or election as Directors. The GN Committee has a charter which can be found on the Company's website at www.energyfuels.com. The GN Committee's responsibilities include the following: assessing the effectiveness of the Board as a whole, the Chair of the Board, the committees of the Board and the contribution of individual Directors on a periodic basis; ensuring that, where necessary, appropriate structures and procedures are in place to ensure that the Board can function independently of management; periodically examining the size of the Board, with a view to determining the impact of the number of Directors upon effectiveness; considering the appropriateness of proposed appointments of Company directors to the boards of directors of other companies, including a determination of whether there is an actual, potential or perceived conflict of interest requiring further action or inaction by the eligible director; identifying individuals qualified to become new Board members and recommending to the Board all Director nominees for election or appointment to the Board; assessing Directors on an ongoing basis; and recommending to the Board the members to serve on the various committees. In addition, the GN Committee reviews the Company's disclosure of its corporate governance practices in the Company's Proxy Statement each year.

Nomination of Directors

During the year ended December 31, 2025, the GN Committee met six times, which included five in-camera sessions with the GN Committee members only and was responsible for proposing all candidates for Board nomination. In making its recommendations to the Board, the GN Committee considers what competencies and skills the Board as a whole should possess, the competencies and skills each existing Director possesses, and the competencies and skills each new nominee will bring to the boardroom, as well as increased representation through gender, ethnic and racial diversification. The GN Committee also considers whether or not each new nominee can devote sufficient time and resources to the nominee's duties as a Board member.

Age and Term Limits

It is proposed that each of the persons elected as a Director at the Meeting will serve until the close of the next annual meeting of the Company or until the Director's successor is elected or appointed. The Board has not adopted a term limit for Directors. The Board believes that the imposition of Director term limits on a board may discount the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members. The Board relies on an annual Director assessment procedure in evaluating Board members and believes that it can best strike the right balance between continuity and fresh perspectives without mandated term limits. While age and tenure of a Director will not be determinative, those factors may be considered in conjunction with the Director's overall expertise, competencies and skills (as they relate to the needs of the Board), contributions, independence, time and resources, and attendance, in addition to any other criteria deemed relevant by the GN Committee. Tenure considerations would generally be expected to weigh more heavily into the analysis if the average tenure of all Directors on the Board were to surpass 15 years or more. The Board has demonstrated the effectiveness of its approach, as seven of the nine current Directors, or nearly 78% of the Board, were appointed in 2015 or later.

Majority Voting Policy

On January 25, 2013, the Board adopted a majority voting policy. Pursuant to the majority voting policy, forms of proxy for meetings of the shareholders of the Company at which Directors are to be elected provide the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit a resignation to the Board, to take effect on acceptance by the Board. The GN Committee and the Compensation Committee will review any such resignation and make a recommendation to the Board regarding whether or not such resignation should be accepted. The Board will determine whether to accept the resignation within 90 days following the shareholders' meeting. If the resignation is accepted, subject to any corporate law restrictions, the Board may (i) leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Company, (ii) fill the vacancy by appointing a Director whom the Board considers to merit the confidence of the shareholders, or (iii) call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position. The majority voting policy applies only in the case of an uncontested shareholders' meeting.

Compensation Committee

The Company has a Compensation Committee, which is comprised entirely of independent Directors within the meaning of Section 805(c) of the NYSE.A Company Guide, including its current Chair Barbara A. Filas, who is an independent Director. The Board has delegated to the Compensation Committee the task of reviewing the Company's existing compensation policies on a periodic basis to ensure they remain current, competitive and consistent with the Company's overall goals and of recommending to the Board any new compensation policies that the Committee deems prudent and necessary. The Compensation Committee also has the authority and responsibility to review and approve corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those corporate goals and objectives, and making recommendations to the Board with respect to the CEO's compensation level (including salary incentive compensation plans and equity-based plans) based on this evaluation, as well as making recommendations to the Board with respect to any employment, severance or change of control agreements for the CEO. The ultimate decision relating to the CEO's compensation rests with the Board, taking into consideration the Compensation Committee's recommendations, corporate and individual performance, and industry standards. The Board has also delegated to the Compensation Committee the task of reviewing and approving for NEOs, other than the CEO, all compensation (including salary, incentive compensation plans and equity-based plans) and any employment, severance or change of control agreements, although the ultimate decision relating to any equity incentive-based compensation grants rests with the Board. The experience of Board and committee members who are also involved as management of, or board members or advisors to, other companies also factor into decisions concerning compensation. The Compensation Committee is governed by a charter, which can be found on the Company's website at www.energyfuels.com.

Where the roles of President and CEO are fulfilled by two different individuals, as was the case on portions of 2025 and 2026, the Compensation Committee has authority and responsibility over the compensation of both such individuals.

The Compensation Committee is also responsible for making recommendations to the Board with respect to the adequacy and form of compensation payable to and benefits of Directors in their capacity as Directors (including Board and committee retainers, meeting and committee fees, incentive compensation plans, and equity-based plans), so as to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective Director. Additional responsibilities of the Compensation Committee include: (i) considering the implications of the risks associated with the Company's compensation policies and practices and the steps that may be taken to mitigate any identified risks; (ii) reviewing executive compensation disclosure before the Company publicly discloses such information; and (iii) reviewing, and approving periodically management's succession plans for executive management, including specific development plans and career planning for potential successors, and recommending them to the Board.

During the year ended December 31, 2025, the Compensation Committee met five times, with five in-camera sessions held, and was responsible for administering the executive compensation program of the Company. For further information regarding how the Board determines the compensation for the Company's Directors and officers please see "Executive Compensation," above.

Clawback Policy

For a full discussion on the Company’s Clawback Policy, which both meets and exceeds applicable legal requirements, refer to page 36 above.

Share Ownership Requirement

For a full discussion on the Company’s Share Ownership Requirement for non-employee Directors, refer to page 87 above.

Environment, Health, Safety and Sustainability Committee

EHSS Committee Oversight

The energy and mining industries, by their very nature, can have impacts on the natural environment. As a result, environmental planning and compliance must play a very important part in the operations of any company engaged in these activities. The Company takes these issues very seriously and has established the EHSS Committee, which it considers a key committee to the responsible management of the Company, to assist the Board in fulfilling its oversight responsibilities for environmental, health, safety and sustainability matters. The mandate of the EHSS Committee is to oversee the development and implementation of policies and best practices relating to environmental, health, safety and sustainability issues in order to ensure compliance with applicable laws, regulations and policies in the jurisdictions in which the Company and its subsidiaries carry on business. Due to the complexity of uranium, REE, thorium, and steel alloy/vanadium exploration, mining, recovery and milling, as well as the recovery of radioisotopes for use in TAT cancer treatments, as expanded upon below, the Board determined that it was appropriate that a member of management sit on the EHSS Committee to ensure that technical expertise is properly brought before the EHSS Committee. The fact that all the members of the EHSS Committee are not always independent is balanced by the fact that a majority of the members of the EHSS Committee and the Chair of the EHSS Committee are, and that the key recommendations of the EHSS Committee are considered by the full Board. During 2025, the EHSS Committee met four times, with four in-camera sessions held.

The Board has delegated authority to the EHSS Committee to monitor the Company's development and implementation of the Company's core EHSS principles, including: maintaining radiation exposures not only within regulatory limits but as low as reasonably achievable ("ALARA") through an extensive internal audit program (with set ALARA targets at each of the sites, which are adjusted as necessary with the availability of improved technologies); and monitoring programs to identify and mitigate risks in ensuring the highest standards of environmental protection and health and safety across the Company's operations.

Commitment to Responsible Production

Energy Fuels us committed to producing critical materials responsibly, which means being good stewards of the environment and taking care of its people and the communities in which the Company operates. Energy Fuels is diligent in its efforts to minimize impacts to the safety of its employees, contractors and communities, the protection of the environment, and the principles of sustainable development, recognizing these as a core priority. Such priorities are anchored in the EHSS Policy, which sets forth the following principles to which Energy Fuels is firmly committed:

• it will build, operate and decommission its facilities and projects, and will reclaim their sites, in compliance with (and exceeding, where possible) all applicable laws and regulations of the jurisdictions in which it operates;

• it will adopt and adhere to standards that are protective of human health and the environment at all its facilities;

• it will consider environmental and social issues that may impact its stakeholders, including, without limitation, vulnerable populations, Indigenous Peoples, local landholders and the communities in which it operates;

• it will encourage the ongoing development of sound programs of sustainability, transparency and accountability in the communities in which it operates;

• it will keep radiation health and safety hazards and environmental risks as low as reasonably achievable; and

• it will always strive for, and be committed to, the very best outcomes possible in every situation faced.

In support of these principles, Energy Fuels does, and continues to:

• establish and maintain clearly defined environmental, health and safety management and sustainability programs to guide its operations in accordance with the foregoing principles;

• ensure that it has adequate resources and appropriate staffing to implement, manage and monitor its environmental, health and safety programs;

• ensure that its employees and contractors are properly trained in the implementation of its environmental, health and safety programs and in compliance with applicable laws and regulations;

• institute regular monitoring programs to identify risks to its workers, contractors, the public and the environment and to ensure compliance with regulatory requirements;

• set objectives and targets in an effort to continually improve its environmental, health and safety management and performance and to meet or better the expectations of its regulators;

• conduct regular audits of its operations, and identify and implement changes whenever necessary or appropriate in an effort to continually improve its environmental, health and safety management;

• ensure that it has adequate resources to meet its established sustainability goals and objectives;

• identify and reduce the potential for accidents and emergency situations, and implement emergency response plans that will protect the health and safety of its workers, contractors, the public and the environment;

• conduct regular reviews of its programs and activities to ensure compliance with this Policy;

• develop processes to prevent non-compliance with this Policy and adopt corrective actions; and

• require regular reporting to its Board of Directors regarding compliance with this Policy.

ESG-Focused Business Model

ESG considerations and initiatives are fully integrated into the Company's business model, with all capital investments and operations serving the dual purpose of working to (i) increase shareholder value while (ii) directly supporting and contributing to the reduction of CO2 emissions and to U.S. energy security and supply chain resilience by producing and advancing critical materials, including uranium, vanadium, REEs, HMS and potentially radioisotopes for use in targeted alpha therapy cancer treatments.

Products

Uranium - the Company's primary business - is the fuel for carbon-free, high-energy source nuclear power, which plays a critical role in supporting reliable, lower-carbon electricity systems and technologies aligned with global net-zero objectives, helping to maintain energy system reliability, long-term security and climate resilience, as it lessens the global reliance on coal and other fossil fuels and supports renewable energies not able to sustain baseload power on their own.

In addition, the Company recovers critical minerals from a diverse range of sources that would otherwise be byproducts of other processes. In addition to traditional mined ores, the Company: (i) processes "alternate feed materials," such as industrial byproducts, and other uranium-bearing materials known as "equivalent feeds" for the recovery of uranium; (ii) recycles tailings solutions for the recovery of uranium and vanadium; (iii) processes mine-site clean-up wastes for the recovery of uranium (including legacy site remediation, particularly from the Cold War Era predating Energy Fuels); (iv) recovers REEs and uranium from monazite sands; and (v) is evaluating the recovery of radium from the Mill's tailings streams for use in developing radioisotopes for targeted alpha therapy cancer treatments. These initiatives enhance resource efficiency and demonstrate how circular innovations are driving both environmental progress and economic resilience.

REEs comprise a group of 17 elements that are essential to permanent magnets used in wind turbines, electric and hybrid vehicle motors, as well as to technologies such as robotics, advanced electronics, catalysts, medical devices, and national defense systems. Monazite sands have, until recently, have been considered a radioactive byproduct of HMS operations. By processing monazite sands for uranium and other recoveries, Energy Fuels not only contributes to critical clean energy and infrastructure but also reduces byproduct generation, thereby limiting environmental impacts and fostering an adaptable and cost-effective production processes. By leveraging its research and development capabilities and existing processing infrastructure, the Company is able to expand some of its production without the need for a new or larger site, reducing additional environmental disturbances while strengthening domestic supply chains for critical minerals and materials.

Reclamation

Reclamation is a fundamental part of responsible contemporary mining practices and is a keystone to every one of the Company's existing mining operations plans. Energy Fuels applies a full lifecycle approach to reclamation and land management, integrating closure planning from the earliest stages of project development. The Company is committed to operating its facilities in compliance with (and exceeding, where possible) all applicable laws and regulations of the jurisdictions in which it operates.

Energy Fuels' approach is guided by:

• Compliance with applicable laws, regulations, and license and permit conditions;

• Progressive rehabilitation to reduce the footprint of disturbed land;

• Long-term landform stability and protection of soil and water resources;

• Use of locally appropriate and native vegetation, where feasible; and

• Ongoing monitoring, adaptive management, and transparent engagement with regulators and communities.

Before mining begins, the Company assesses environmental and biodiversity impacts, defines rehabilitation objectives and secures the financial surety required to meet estimated reclamation obligations, as reevaluated annually. The Company's reclamation and closure responsibilities span multiple jurisdictions, each with distinct regulatory requirements. Energy Fuels utilizes an approach grounded in transparency, long-term environmental protection, applicable regulations and meaningful collaboration with communities and regulators.

Community Impact

Energy Fuels' U.S. operations are located primarily in rural and underserved areas and support those local economies. Local economies are supported not only through the taxes paid by the Company to local authorities and the salaries and wages paid to its employees and third-party contractors, such as transportation companies, equipment rental companies, and vendors and service providers, but also indirectly through the "multiplier effect" to the communities as a whole. In other words, the Company's employees, service providers and vendors spend the money paid to them as wages or fees directly within their own communities, providing income to local businesses and wages to their employees, who in turn spend those funds locally and "spread the wealth." Indeed, as the largest private employer in San Juan County, Utah, the White Mesa Mill is a very significant factor in the local economy.

Energy Fuels' non-U.S. operations play an important role in delivering economic value to host countries and communities. In these regions, the Company's operations contribute not only through employment and procurement, but also through infrastructure development, foreign direct investment, export revenues and government payments in the form of taxes, royalties, and other statutory contributions. These investments frequently support broader economic diversification and capacity building.

San Juan County Clean Energy Foundation

On September 16, 2021, the Company announced its establishment of the San Juan County Clean Energy Foundation (the "Foundation"), a fund specifically designed to contribute to the communities surrounding the Mill in southeastern Utah. Energy Fuels deposited an initial $1 million into the Foundation at the time of formation and now provides ongoing funding equal to 1% of the Mill's revenues, thereby providing an ongoing source of funding to support local priorities. The Foundation focuses on supporting education, the environment, health/wellness, and local economic development in the City of Blanding, San Juan County, the White Mesa Ute Community, the Navajo Nation and other area communities. An Advisory Board comprised of local citizens from San Juan County evaluates grant applications on a quarterly basis and makes recommendations to the Foundation's Managers for final review and approval. As of December 31, 2025, the Foundation had awarded 45 grants totaling $0.79 million, of which $0.29 million were committed to American Indian initiatives.

The Foundation's website address is: https://sanjuancountycleanenergy.org/. The Foundation's website and the contents thereof should not be considered to be incorporated by reference into this Proxy Statement.

Throughout its initiatives, the Company works diligently to not only minimize any impacts to public health, safety and the environment, including any impacts to water, air, wildlife, soil, vegetation, cultural resources, the occupational health and safety of its workers and any impacts to other stakeholders, but also that its operations actively seek to improve the quality of life in the communities in which it operates, where possible.

For additional information on the Company's ESG governance, please refer to the Company's Whistleblower Standard, Climate Change Policy, Human Rights Policy, EHSS Policy, Code of Business Conduct and Ethics, Anti-Bribery and Anti-Corruption Policy, Vendor Code of Conduct and other publicly available policies, found here: https://www.energyfuels.com/governance.

Assessments

Annual Board Assessment

The GN Committee reviews the compiled, anonymized results of the Company's written Board effectiveness assessments each year. The assessments question members of the Board as to their level of satisfaction with the functioning of the Board, its interaction with management, and the performance of the standing committees of the Board. The assessments also include peer reviews of all other Directors and a self-assessment as to each Director's effectiveness and contribution as a Board member. After the assessments are reviewed, the GN Committee reports the results to the Board on an anonymous basis and makes any recommendations to the Board to improve the Company's corporate governance practices. This process occurs prior to the consideration by the GN Committee of nominations for Board member elections at the annual meeting of shareholders each year.

Annual Audit Committee Effectiveness Assessment

Per the terms of the Audit Committee Charter, the Audit Committee reviews, discusses and assesses on an annual basis its own performance, as well as its roles and responsibilities. To help accomplish this, each member of the Audit Committee is requested to evaluate the role and responsibilities of the Committee as set out in the Committee's Charter, the effectiveness of the Committee as a whole, the effectiveness of the Chair of the Committee, the contribution of individual members, the policies and procedures observed by the Committee, and the quality of the relationship between the Committee and the Company's external auditor for discussion during the January meeting of the Committee. To this end, each member of the Audit Committee completes an Annual Audit Committee Effectiveness Assessment Questionnaire each year.

After the completed Assessments are returned and reviewed on an anonymous basis, the Audit Committee reports the results to the Board and makes its recommendations to the Board to improve the Company's corporate governance practices.

Shareholder Engagement

The Board continues to welcome increased engagement between the Company's shareholders and Management and will continue to consider any feedback received from shareholders during the year.

SHAREHOLDER PROPOSALS

To be included in the proxy materials for our 2027 annual meeting of shareholders, proposals of shareholders must be received by us no later than January 8, 2027, which is 120 calendar days prior to the first anniversary of the expected mailing date of this Proxy Statement. To be included in the proxy materials for our 2027 annual meeting of shareholders, in accordance with our by-laws, Director nominations must be received by us not less than 35, nor more than 65, days prior to the date of our 2027 annual meeting of shareholders. Proposals to be included in our proxy materials must comply with the requirements established by the SEC for such proposals, which are set forth in Rule 14a-8 under the Exchange Act.

For contested Director elections, both the Company and dissident shareholders presenting their own nominees will distribute universal proxy cards that include all Director nominees. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than the Company's nominees must provide advance notice that sets forth the information required by Rule 14a-19 under the Exchange Act, to our principal office, at 225 Union Boulevard, Suite 600, Lakewood, Colorado 80228 USA, Attn: Corporate Secretary, no later than April 25, 2027.

PRINCIPAL EXECUTIVE OFFICE

Our principal executive office is located at 225 Union Boulevard, Suite 600, Lakewood, Colorado, 80228 USA.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the shareholders at the Meeting. If, however, any other business is properly brought before the Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

This Proxy Statement and the proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Okapi Partners LLC, who will help us solicit proxies, for a fee of $12,500 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Shares. In addition, certain of our Directors, officers and employees may solicit proxies by telephone and personal contact.

ENERGY FUELS INC.

Proxy for Annual Meeting of Shareholders on June 24, 2026

Solicited on Behalf of the Board of Directors

I/We, being holder(s) of Common Shares of Energy Fuels Inc. (the "Company"), hereby appoint: Ross R. Bhappu, President and Chief Executive Officer, or, failing him, David C. Frydenlund, Executive Vice President, or ______________________________________ (print the name of the person you are appointing if this person is someone other than the individuals listed above) as proxyholder of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxyholder sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Company (the "Meeting"). Further details regarding the Meeting, the matters to be voted on at the Meeting and how to vote can be found in the Proxy Statement of the Company dated April 17, 2026 (the "Proxy Statement").

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

ENERGY FUELS INC.

June 24, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting of Shareholders, Proxy Statement, Proxy Card, and "Glossy" Annual Report on Form 10-K are available at www.astproxyportal.com/ast/23865

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

062426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

		FOR	WITHHOLD
1.	Ross R. Bhappu	☐	☐
2.	Benjamin Eshleman III	☐	☐
3.	Barbara A. Filas	☐	☐
4.	Bruce D. Hansen	☐	☐
5.	Jaqueline Herrera	☐	☐
6.	Dennis L. Higgs	☐	☐
7.	Michael H. Stirzaker	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. Appointment of Auditors

FOR ☐ WITHHOLD ☐

3. Say-on-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve the Company's named executive officer compensation through an advisory resolution, commonly referred to as a "Say-on-Pay" vote.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Say-When-On-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve the frequency of future advisory votes on the compensation of the Company's named executive officers, commonly referred to as a "Say-When-On-Pay" vote.

ONE YEAR ☐ TWO YEARS ☐ THREE YEARS ☐ ABSTAIN ☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted "FOR" the election of each director in proposal 1, "FOR" proposals 2 and 3, and "ONE YEAR" in proposal 4 by management's appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting of Shareholders of

ENERGY FUELS INC.

to be held on June 24, 2026

at 10:00 a.m. Mountain Time

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 10, 2026.

Please visit www.astproxyportal.com/ast/23865, where the following materials are available to view:

- Notice of Meeting of Shareholders
- Proxy Statement
- Proxy Card
- "Glossy" Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 1-888-Proxy-NA** (1-888-776-9962) or **+1-201-299-6210** worldwide
E-MAIL: helpAST@equiniti.com
WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting.

VIRTUALLY AT THE MEETING: The Company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit edge.media-server.com/mmc/p/44hq3gvr (password: ef2026) and be sure to have your control number available.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:

NOMINEES:

1. Ross R. Bhappu
2. Benjamin Eshleman III
3. Barbara A. Filas
4. Bruce D. Hansen
5. Jaqueline Herrera
6. Dennis L. Higgs
7. Michael H. Stirzaker

Please note that you cannot use this notice to vote by mail.

2. Appointment of Auditors

3. Say-on-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve the Company's named executive officer compensation through an advisory resolution, commonly referred to as a "Say-on-Pay" vote.

4. Say-When-On-Pay Advisory Vote

Vote on a non-binding, advisory proposal to approve the frequency of future advisory votes on the compensation of the Company's named executive officers, commonly referred to as a "Say-When-On-Pay" vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" IN PROPOSAL 4.

ANNUAL MEETING OF SHAREHOLDERS OF

ENERGY FUELS INC.

June 24, 2026, at 10:00 a.m. Mountain Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The Company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit edge.media-server.com/mmc/p/44hq3gvr (password: ef2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting of Shareholders, Proxy Statement, Proxy Card, and "Glossy" Annual Report on Form 10-K are available at www.astproxyportal.com/ast/23865

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

062426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "ONE YEAR" IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

		FOR	WITHHOLD
1.	Ross R. Bhappu	☐	☐
2.	Benjamin Eshleman III	☐	☐
3.	Barbara A. Filas	☐	☐
4.	Bruce D. Hansen	☐	☐
5.	Jaqueline Herrera	☐	☐
6.	Dennis L. Higgs	☐	☐
7.	Michael H. Stirzaker	☐	☐

2. Appointment of Auditors

3. Say-on-Pay Advisory Vote

	FOR	AGAINST	ABSTAIN
Vote on a non-binding, advisory proposal to approve the Company's named executive officer compensation through an advisory resolution, commonly referred to as a "Say-on-Pay" vote.	☐	☐	☐

4. Say-When-On-Pay Advisory Vote

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
Vote on a non-binding, advisory proposal to approve the frequency of future advisory votes on the compensation of the Company's named executive officers, commonly referred to as a "Say-When-On-Pay" vote.	☐	☐	☐	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted "FOR" the election of each director in proposal 1, "FOR" proposals 2 and 3, and "ONE YEAR" in proposal 4 by management's appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.